   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 2, 1998

                                             REGISTRATION STATEMENT NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                          NE RESTAURANT COMPANY, INC.
                    AND THE GUARANTORS LISTED IN SCHEDULE A
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

     SEE SCHEDULE A             SEE SCHEDULE A            SEE SCHEDULE A
    (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION                INDUSTRIAL          IDENTIFICATION NUMBER)
  OF INCORPORATION OR        CLASSIFICATION CODE
     ORGANIZATION)                   NO.)

                                ---------------

                               80A TURNPIKE ROAD
                       WESTBOROUGH, MASSACHUSETTS 01581
                                (508) 870-9200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 DENNIS PEDRA
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          NE RESTAURANT COMPANY, INC.
                               80A TURNPIKE ROAD
                       WESTBOROUGH, MASSACHUSETTS 01581
                                (508) 870-9200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                WITH A COPY TO:

                            DAVID H. KAUFMAN, ESQ.
                         STROOCK & STROOCK & LAVAN LLP
                                180 MAIDEN LANE
                           NEW YORK, NEW YORK 10038

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE
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                                                        PROPOSED
                                          PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT       MAXIMUM      AGGREGATE    AMOUNT OF
    SECURITIES TO BE         TO BE     OFFERING PRICE   OFFERING   REGISTRATION
       REGISTERED          REGISTERED   PER UNIT(1)     PRICE(1)       FEE
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10 3/4% Senior Notes due
 2008...................  $100,000,000      100%      $100,000,000   $29,500
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Guarantees of the 10
 3/4% Senior Notes due
 2008...................  $100,000,000      N/A           N/A           (2)

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f).
(2) This Registration Statement covers the Guarantees to be issued under the 10 3/4% Senior Notes due 2008. Such Guarantees are to be issued for no additional consideration and therefore no registration fee is required.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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                                   SCHEDULE A

                         STATE OR OTHER JURISDICTION     PRIMARY STANDARD
                             OF INCORPORATION OR     INDUSTRIAL CLASSIFICATION    I.R.S. EMPLOYER
       REGISTRANT               ORGANIZATION                 CODE NO.          IDENTIFICATION NUMBER
       ----------        --------------------------- ------------------------- ---------------------
NE Restaurant Company,
 Inc....................        Delaware                       5812                 06-1311266
                         STATE OR OTHER JURISDICTION     PRIMARY STANDARD
                             OF INCORPORATION OR     INDUSTRIAL CLASSIFICATION    I.R.S. EMPLOYER
       GUARANTORS               ORGANIZATION                 CODE NO.          IDENTIFICATION NUMBER
       ----------        --------------------------- ------------------------- ---------------------
Bertucci's, Inc.........        Massachusetts                  5812                 04-2947209
Bertucci's Restaurant
 Corp...................        Massachusetts                  5812                 04-2844750
Bertucci's Securities
 Corporation............        Massachusetts                  6719                 04-3132772
Berestco, Inc...........        Massachusetts                  9999                 04-3173720
Sal & Vinnie's Sicilian
 Steakhouse, Inc........        Massachusetts                  5812                 04-3260622
Bertucci's of Anne
 Arundel County, Inc....        Maryland                       5812                 52-1854761
Bertucci's of Columbia,
 Inc....................        Maryland                       5812                 52-1854758
Bertucci's of Baltimore
 County, Inc............        Maryland                       5812                 52-1819001
Bertucci's of Bel Air,
 Inc....................        Maryland                       5812                 52-1854759
Bertucci's of White
 Marsh, Inc.............        Maryland                       5812                 52-1854760

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
                 SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                    REQUIRED BY ITEMS OF PART I OF FORM S-4

  REGISTRATION STATEMENT ITEM NUMBER AND
                 CAPTION                    CAPTION OR LOCATION IN PROSPECTUS
  --------------------------------------   ------------------------------------
  1. Forepart of Registration Statement
      and Outside Front Cover Page of
      Prospectus........................   Outside Front Cover Page
  2. Inside Front and Outside Back Cover
      Pages of Prospectus...............   Inside Front Cover Page; Outside
                                           Back Cover Page
  3. Risk Factors, Ratio of Earnings to
      Fixed Charges and Other              Prospectus Summary; Risk Factors;
      Information.......................   Unaudited Pro Forma Data; Selected
                                           Financial Data of the Company;
                                           Selected Financial Data of
                                           Bertucci's
  4. Terms of the Transaction...........   Outside Front Cover Page; Prospectus
                                           Summary; The Exchange Offer;
                                           Description of Exchange Notes;
                                           Certain U.S. Federal Income Tax
                                           Considerations
  5. Pro Forma Financial Information....   Unaudited Pro Forma Financial Data
  6. Material Contracts with the Company
      Being Acquired....................   Inapplicable
  7. Additional Information Required....   Inapplicable
  8. Interests of Named Experts and
      Counsel...........................   Legal Matters; Independent Auditors
  9. Disclosure of Commission Position
      on Indemnification for Securities
      Act Liabilities...................   Inapplicable
 10. Information with Respect to S-3
      Registrants.......................   Inapplicable
 11. Incorporation of Certain
      Information by Reference..........   Inapplicable
 12. Information with Respect to S-3 or
      S-2 Registrants...................   Inapplicable
 13. Incorporation of Certain
      Information by Reference..........   Inapplicable
 14. Information with Respect to
      Registrants other than S-3 or S-2    Outside Front Cover Page; Prospectus
      Registrants.......................   Summary; Risk Factors; Use of
                                           Proceeds; Capitalization; Unaudited
                                           Pro Forma Financial Data; Selected
                                           Financial Data of the Company;
                                           Selected Financial Data of
                                           Bertucci's; Management's Discussion
                                           and Analysis of Financial Condition
                                           and Results of Operations of the
                                           Company; Management's Discussion and
                                           Analysis of Financial Condition and
                                           Results of Operations of Bertucci's;
                                           Business; Management; Security
                                           Ownership of Certain Beneficial
                                           Owners and Management; Certain
                                           Transactions of the Company;
                                           Description of Other Indebtedness

  REGISTRATION STATEMENT ITEM NUMBER AND
                  CAPTION                   CAPTION OR LOCATION IN PROSPECTUS
  --------------------------------------   ------------------------------------
 15. Information with Respect to S-3
      Companies..........................  Inapplicable
 16. Information with Respect to S-3 or
      S-2 Companies......................  Inapplicable
 17. Information with Respect to
      Companies other than S-3 or S-2
      Companies..........................  Inapplicable
 18. Information if Proxies, Consents or
      Authorizations are to be
      Solicited..........................  Inapplicable
 19. Information if Proxies, Consents or
      Authorizations are not to be         Management; Security Ownership of
      Solicited or in an Exchange Offer..  Certain Beneficial Owners and
                                           Management; Certain Transactions of
                                           the Company

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE + +WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES +
+LAWS OF ANY SUCH JURISDICTION.                                                +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 1998

PRELIMINARY PROSPECTUS

                          NE RESTAURANT COMPANY, INC.
                               OFFER TO EXCHANGE
                         10 3/4% SENIOR NOTES DUE 2008
                          FOR ANY AND ALL OUTSTANDING
                         10 3/4% SENIOR NOTES DUE 2008

                                  -----------

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON      ,
 , 1998, UNLESS EXTENDED BY NE RESTAURANT COMPANY, INC. As more fully described herein under "The Exchange Offer--Expiration Date; Extensions; Amendments," the time the Exchange Offer expires (including extensions, if any, by NE Restaurant Company, Inc.) is referred to as the "Expiration Date."

  NE Restaurant Company, Inc., a Delaware corporation ("NERCO" or the "Company"), is hereby offering (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this prospectus (the "Prospectus") and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 10 3/4% Senior Notes due July 15, 2008 (the "Exchange Notes"), which exchange has been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part (the "Registration Statement"), for each $1,000 principal amount of its outstanding 10 3/4% Senior Notes due July 15, 2008 (the "Private Notes" and, collectively with the Exchange Notes, the "Notes"), of which $100,000,000 in aggregate principal amount was issued and sold on July 20, 1998 in a transaction exempt from registration under the Securities Act (the "Private Offering") and is outstanding on the date hereof.

  The form and terms of the Exchange Notes are substantially identical in all respects (including principal amount, interest rate, maturity and ranking) to the form and terms of the Private Notes, except that (i) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Private Notes under the Exchange and Registration Rights Agreement (as defined herein), which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined herein) governing the Private Notes. The Exchange Offer is being made to satisfy the obligations of the Company under the Exchange and Registration Rights Agreement relating to the Private Notes. See "The Exchange Offer" and "Description of Exchange Notes."

  The Exchange Notes will bear interest at the rate of 10 3/4% per annum, payable in cash semi-annually on January 15 and July 15 of each year, commencing on January 15, 1999. The Exchange Notes will mature on July 15,
2008. Except as described below, the Company may not redeem the Exchange Notes prior to July 15, 2003. On and after such date, the Company may redeem the Exchange Notes, in whole or in part, at any time at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the date of redemption. In addition, at any time and from time to time prior to July 15, 2001, the Company may, subject to certain requirements, redeem up to 35% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more Equity Offerings (as defined herein) at a redemption price equal to 110.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption. The Exchange Notes will not be subject to any sinking fund requirements. Upon the occurrence of a Change of Control (as defined herein), each holder of Exchange Notes will have the right to require the Company to repurchase all or any part of such holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See "Description of Exchange Notes."
                                                        (CONTINUED ON NEXT PAGE)
                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 21 HEREOF FOR CERTAIN FACTORS WHICH HOLDERS OF THE PRIVATE NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN  APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION NOR  HAS  THE
     SECURITIES   AND  EXCHANGE   COMMISSION  OR   ANY  STATE   SECURITIES
       COMMISSION  PASSED   UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS
         PROSPECTUS OR  THE LETTER OF  TRANSMITTAL. ANY REPRESENTATION
           TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   THE DATE OF THIS PROSPECTUS IS      , 1998

(CONTINUED FROM PREVIOUS PAGE)

  The Exchange Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all present and future senior indebtedness of the Company and senior in right of payment to any subordinated indebtedness of the Company. Substantially all of the assets of the Company are, or will be, pledged to lenders other than the holders of Exchange Notes. The Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the "Guarantees") by the Company's existing and future Restricted Subsidiaries (as defined herein) other than Restricted Subsidiaries that are, or will become, parties to the FFCA Loans (as defined herein) and other similar secured financings (such guarantors, collectively, the "Subsidiary Guarantors"). The Guarantees will be effectively subordinated in right of payment to all existing and future secured indebtedness of the Subsidiary Guarantors to the extent of the value of the assets securing such indebtedness. The Exchange Notes will be effectively subordinated to the Company's Senior Bank Facility (as defined herein) to the extent of the value of the assets securing such indebtedness and to any additional secured indebtedness of the Company permitted under the Indenture and the Exchange Notes will be structurally subordinated to indebtedness under the FFCA Loans and to other similar secured indebtedness of the Company permitted under the Indenture. As of the end of the First Six Months 1998 (as defined herein), on an adjusted basis after giving effect to the Transactions (as defined herein),
(i) the aggregate principal amount of senior indebtedness of the Company and the Restricted Subsidiaries would have been approximately $124.0 million (excluding unused revolving loan availability), of which $23.8 million would have been indebtedness in respect of the FFCA Loans, and (ii) the Company would have had no subordinated indebtedness outstanding. See "Description of Exchange Notes" and "Description of Other Indebtedness."

  The Private Notes were originally issued and sold in the Private Offering to "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIB's"), pursuant to Rule 144A of the Securities Act ("Rule 144A") and in offshore transactions to persons other than "U.S. persons," as defined in Regulation S under the Securities Act ("Non-U.S. Persons"), in reliance on Regulation S under the Securities Act. Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the holder is acquiring Exchange Notes in the ordinary course of its business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Exchange and Registration Rights Agreement, that such conditions have been met. The Company believes that none of the registered holders of the Private Notes is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company.

  Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed to make this Prospectus (as it may be amended or supplemented) available to any broker-dealer, upon request, for use in connection with any such resale, for a period of up to 180 days after the Registration Statement is declared effective by the Commission or until such earlier date on which all the Exchange Notes are freely tradable. However, any broker-dealer who acquired the Private Notes directly from the Company may not fulfill its prospectus delivery requirements with this Prospectus, but must comply with the registration and prospectus delivery requirements of the Securities Act. See "The Exchange Offer--Resale of the Exchange Notes" and "Plan of Distribution."

  The Company will not receive any proceeds from, and has agreed to bear the expenses of, the Exchange Offer. No underwriter is being used in connection with the Exchange Offer. See "The Exchange Offer--Resale of the Exchange Notes," "Use of Proceeds" and "Plan of Distribution."

  Prior to the Exchange Offer, there has been no public market for the Notes. The Company does not intend to apply for listing of the Exchange Notes on any national securities exchange or for their quotation on an automated dealer quotation system, but the Private Notes are eligible for trading by QIB's in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc. There can be no assurance that an active market for the Exchange Notes will develop. To the extent that a market for the Exchange Notes does develop, the market value of the Exchange Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition and certain other factors. Such conditions might cause the Exchange Notes, to the extent they are traded, to trade at a significant discount from face value. In addition, any Private Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that the Private Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, and tendered but unaccepted, Private Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Private Notes will continue to be subject to the existing restrictions on transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Private Notes except under certain limited circumstances. See "The Exchange Offer--Termination of Certain Rights."

  The Company will accept for exchange any and all validly tendered Private Notes not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned on any minimum aggregate principal amount of Private Notes being tendered or accepted for exchange; provided, however, Private Notes may be tendered only in integral multiples of $1,000. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer--Conditions.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF PRIVATE NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE INFORMATION CONTAINED HEREIN IS AS OF THE DATE HEREOF AND SUBJECT TO CHANGE, COMPLETION OR AMENDMENT WITHOUT NOTICE. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL AT ANY TIME NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

  UNTIL      , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER), ALL
DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

  IN MAKING AN INVESTMENT DECISION REGARDING THE SECURITIES OFFERED HEREBY, PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE EXCHANGE OFFER, INCLUDING THE MERITS AND RISKS INVOLVED. THE EXCHANGE OFFER IS BEING MADE ON THE BASIS OF THIS PROSPECTUS. ANY DECISION TO EXCHANGE PRIVATE NOTES IN THE EXCHANGE OFFER MUST BE BASED ON THE INFORMATION CONTAINED HEREIN.

  PROSPECTIVE INVESTORS IN THE EXCHANGE NOTES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE EXCHANGE NOTES. THE COMPANY IS NOT MAKING ANY REPRESENTATION TO ANY PROSPECTIVE INVESTOR IN THE EXCHANGE NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PERSON UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

  Except as described herein, the Exchange Notes will be represented by global Exchange Notes in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in such Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Exchange Notes will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds. See "The Exchange Offer--Book-Entry Transfer."

                          FORWARD-LOOKING STATEMENTS

  All statements other than statements of historical facts included in this Prospectus, including, without limitation, statements set forth under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Bertucci's" and "Business" regarding the Company's future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate" or "believe" or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to have been correct, it can give no assurance that such expectations will prove to have been correct. Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Important factors that could cause actual results to differ materially from the Company's expectations (the "Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus, including, without limitation, in conjunction with some of the forward-looking statements included in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the Cautionary Statements.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, annexes and schedules thereto, the "Registration Statement") pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the securities being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof and otherwise incorporated therein. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such materials can also be inspected on the Internet at http://www.sec.gov. Periodic reports, proxy statements and other documents filed by Bertucci's, Inc. with the Commission pursuant to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to which Bertucci's, Inc. was subject prior to its termination of registration under the Exchange Act in connection with the consummation of the Acquisition (as defined herein), may be inspected, and copies thereof obtained, at the places and in the manner set forth above.

  Upon consummation of the Exchange Offer, the Company will become subject to the informational reporting requirements of the Exchange Act, and in accordance therewith will file reports and other information with the Commission. Such materials filed by the Company with the Commission may be inspected, and copies thereof obtained, at the places, and in the manner, set forth above.

  In the event that the Company ceases to be subject to the informational reporting requirements of the Exchange Act, the Company has agreed that, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K as if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K as if the Company were required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

  NEITHER THE FRANCHISOR (AS DEFINED HEREIN) NOR ANY OF ITS SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ACCOUNTANTS OR ATTORNEYS ARE IN ANY WAY PARTICIPATING IN, APPROVING OR ENDORSING THE EXCHANGE OFFER, ANY OF THE SELLING OR ACCOUNTING PROCEDURES USED IN THE EXCHANGE OFFER, OR ANY REPRESENTATIONS MADE IN CONNECTION WITH THE EXCHANGE OFFER. THE GRANT BY THE FRANCHISOR OF ANY FRANCHISE OR OTHER RIGHTS TO THE COMPANY IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL, ENDORSEMENT OR ADOPTION OF ANY STATEMENT REGARDING FINANCIAL OR OTHER PERFORMANCE WHICH MAY BE CONTAINED IN THIS PROSPECTUS.

  ANY REVIEW BY THE FRANCHISOR OF THIS PROSPECTUS OR THE INFORMATION INCLUDED HEREIN HAS BEEN CONDUCTED SOLELY FOR THE BENEFIT OF THE FRANCHISOR TO DETERMINE CONFORMANCE WITH THE FRANCHISOR'S INTERNAL POLICIES, AND NOT TO BENEFIT OR PROTECT ANY OTHER PERSON. NO INVESTOR SHOULD INTERPRET SUCH REVIEW BY THE FRANCHISOR OR THE USE AND DISPLAY OF ANY FRANCHISOR LOGOS, TRADEMARKS OR SERVICEMARKS HEREIN AS APPROVAL, ENDORSEMENT, ACCEPTANCE OR ADOPTION OF ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED IN THE MATERIALS REVIEWED.

  THE ENFORCEMENT OR WAIVER OF ANY OBLIGATION OF THE COMPANY UNDER ANY AGREEMENT BETWEEN THE COMPANY AND THE FRANCHISOR OR FRANCHISOR'S AFFILIATES IS A MATTER OF THE FRANCHISOR'S OR THE FRANCHISOR'S AFFILIATES' SOLE DISCRETION. NO INVESTOR SHOULD RELY ON ANY REPRESENTATION, ASSUMPTION OR BELIEF THAT THE FRANCHISOR OR FRANCHISOR'S AFFILIATES WILL ENFORCE OR WAIVE PARTICULAR OBLIGATIONS OF THE COMPANY UNDER SUCH AGREEMENTS.

                              CERTAIN DEFINITIONS

  All references to "Fiscal 1991" refer to the 53-week period ended October 7, 1991 which was the final year of operations by an unaffiliated prior franchisee of the Company's initial 15 Chili's (as defined herein) restaurants. All historical references to the Company's "fiscal years" or "fiscal quarters" or "fiscal six months" refer to calendar years and calendar quarters and calendar six- month periods. For example, references to "fiscal 1997" shall mean the Company's fiscal year ended December 31, 1997 and to "first fiscal six months 1998" shall mean the Company's fiscal six-month period ended June 30, 1998. All historical references to "Bertucci's fiscal" year refer to the 52- or 53-week period ended on the last Saturday in December of any calendar year. For example, references to "Bertucci's fiscal 1997" shall mean Bertucci's fiscal year ended December 27, 1997. All historical references to "Bertucci's first fiscal six months" refer to the 28-week period following the end of the immediately preceding Bertucci's fiscal year. Bertucci's fiscal year has historically consisted of a 16-week first fiscal quarter followed by two 12-week fiscal quarters and a 12- or 13-week fourth fiscal quarter. For example, Bertucci's first fiscal quarter 1997, Bertucci's second fiscal quarter 1997, Bertucci's third fiscal quarter 1997 and Bertucci's fourth fiscal quarter 1997 shall mean Bertucci's fiscal quarters ended April 19, 1997, July 12, 1997, October 4, 1997 and December 27, 1997, respectively.

  For purposes of pro forma financial data, "Fiscal 1997" shall mean a combined fiscal year comprising the Company's fiscal year ended December 31, 1997 and Bertucci's fiscal year ended December 27, 1997, as adjusted for the Transactions (as defined herein). The "First Six Months 1997" shall mean a combination of the Company's fiscal six-month period ended June 30, 1997 and Bertucci's fiscal six-month period ended July 12, 1997, as adjusted for the Transactions. The "First Six Months 1998" shall mean a combination of the Company's fiscal six-month period ended June 30, 1998 and Bertucci's fiscal six-month period ended July 11, 1998, as adjusted for the Transactions. The "Last Twelve Months" shall mean a combined fiscal period ended with the end of the First Six Months 1998 comprising the last twelve months ended as of June 30, 1998 for the Company and the last twelve months ended as of July 11, 1998 for Bertucci's, as adjusted for the Transactions.

                               PROSPECTUS SUMMARY

  The following summary is intended to highlight certain information contained elsewhere in this Prospectus. This summary is not intended to be a complete statement of all material features of the Exchange Offer and is qualified in its entirety by the more detailed information, risk factors and consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise requires, all references herein (i) to the "Company" or "NERCO" refer to NE Restaurant Company, Inc., a Delaware corporation and its subsidiaries, including Bertucci's, and (ii) to "Bertucci's" refer to Bertucci's, Inc. and its subsidiaries. All references to the Company as the owner and operator of the Bertucci's and Sal and Vinnie's Sicilian Steakhouse ("Sal and Vinnie's") restaurants give pro forma effect to the Acquisition. Prior to consummation of the Acquisition, the Company did not own or operate any of the Bertucci's or Sal and Vinnie's restaurants.

                                  THE COMPANY

  The Company is a leading operator of full-service, casual dining restaurants in New England. The Company develops and operates two distinct restaurant franchises, Chili's Grill & Bar(R) ("Chili's") and On The Border Mexican Cafe ("On The Border") restaurants, under franchise agreements with Brinker International, Inc., a publicly-owned company ("Brinker" or the "Franchisor"), together with a proprietary restaurant concept under the name Bertucci's Brick Oven Pizzeria(R).

  The Company is the largest Chili's franchisee and has received numerous awards from the Franchisor, including being named Chili's "Franchisee of the Year" and "Developer of the Year." As of July 31, 1998, the Company operated 31 Chili's and two On The Border restaurants in five New England states. The Company is the successor to a series of limited partnerships formed in 1991 to acquire 15 Chili's restaurants from a prior franchisee. Upon its acquisition of the 15 Chili's restaurants in 1991, the Company recruited a new management team and undertook a series of steps to enhance operations, including reducing administrative overhead, coordinating a new advertising campaign, introducing new menu items, renovating restaurant facilities, installing new information systems and improving purchasing decisions. The Company has increased the average sales per restaurant of its Chili's restaurants from approximately $1.8 million for Fiscal 1991, the final year of ownership by the prior franchisee, to $2.5 million for fiscal 1997. In addition, since 1991, the Company has grown through the addition of 16 new Chili's and two On The Border restaurants in the New England market. The Company also has increased overall net sales and EBITDA (as defined herein) from approximately $27.5 million and $0.3 million, respectively, for Fiscal 1991 to $81.4 million and $9.0 million, respectively, for fiscal 1997.

  In July 1998, the Company completed its acquisition of Bertucci's, a publicly-owned restaurant company. As of July 31, 1998, the Company owned and operated 87 full-service, casual dining, Italian-style restaurants under the name Bertucci's Brick Oven Pizzeria(R) located primarily in the northeastern and Mid-Atlantic United States and one Sal and Vinnie's steakhouse located in Massachusetts. Management believes that Bertucci's is a proven value-based concept with strong brand recognition and that the Acquisition strengthens the Company's position as a leading operator of casual dining restaurants in the northeastern United States. As a result of the Acquisition, the Company offers its targeted customer base three distinct yet complementary casual dining menus--"American/southwestern" at Chili's, "Tex-Mex" at On The Border and Italian at Bertucci's. In addition, management expects to realize cost savings from the Acquisition primarily due to headcount reductions and, to a lesser extent, reduced administrative and overhead expenses, improved purchasing practices and greater economies of scale. After giving pro forma effect to the Transactions, for the Last Twelve Months, the Company had net sales of $230.8 million and Adjusted EBITDA (as defined herein) of $27.8 million.

CONCEPTS

  The Company's restaurants are full-service restaurants, featuring substantial portions of a variety of high quality foods at moderate prices accompanied by quick, efficient and friendly table service. The Company's restaurants are all casual dining concepts which are intended to fill a market niche between the fine-dining and fast-food segments of the restaurant industry. These restaurants are designed to appeal to a broad customer base of adults and families with children.

  Chili's. Chili's restaurants feature a variety of "All-American" foods with a southwestern emphasis. The Chili's concept was initiated in 1975 with the opening of the first Chili's restaurant in Dallas, Texas. As of July 31, 1998, the Chili's restaurant system in the United States consisted of 530 restaurants in 46 states, of which 411 were Franchisor-owned and 119 were franchised. During 1997, system-wide revenues from Chili's restaurants in the United States were approximately $1.2 billion. The Company holds the exclusive rights to operate up to an aggregate of 55 Chili's restaurants (including the 31 it currently operates) in all six New England states and in Westchester County, New York.

  On The Border. On The Border restaurants feature a Tex-Mex menu served in a distinctive dining atmosphere reminiscent of a Mexican cantina. The On The Border concept was initiated in 1982 with the opening of the first On The Border restaurant in Dallas, Texas. As of July 31, 1998, the On The Border restaurant system in the United States consisted of 62 restaurants in 19 states, of which 49 were Franchisor-owned and 13 were franchised. The Company holds the exclusive rights to operate up to an aggregate of 31 On The Border restaurants (including the two it currently operates) in all six New England states and in Westchester County and upstate New York.

  Bertucci's. Bertucci's restaurants feature Italian-style entrees made from original recipes, including gourmet pizza and specialty pasta dishes. Bertucci's endeavors to differentiate itself from other pizzerias by offering a variety of freshly prepared foods using high-quality ingredients and brick-oven baking techniques. Bertucci's also seeks to distinguish itself with its contemporary European-style, open-kitchen design. The first Bertucci's was opened in Somerville, Massachusetts in 1981. As a proprietary concept, Bertucci's provides the Company with significant flexibility to execute the concept as the Company may best determine.

COMPETITIVE STRENGTHS

  Proven Restaurant Concepts. The Chili's, On The Border and Bertucci's concepts have been in existence for 23, 16 and 17 years, respectively. Management believes that Chili's, with its high quality American/southwestern menu, On The Border, with its distinctive Tex-Mex menu, and Bertucci's, with its gourmet brick-oven pizza, have each proven popular with consumers over time. Management believes that the reputation of these restaurants for offering a distinctive selection of moderately priced, high quality food, combined with a high level of customer service, has created valuable operations with strong brand name recognition and customer loyalty. To maintain its strong brand awareness and promote its restaurants, the Company: (i) clusters restaurant locations; (ii) seeks to ensure an enjoyable guest experience; and (iii) implements strategic marketing and advertising initiatives.

  Innovative Operator. The Company has developed and implemented several strategies to enhance operations of the Chili's concept including: (i) tailoring the national menu with innovative and regional specialties such as "boneless buffalo wings," "fish & chips" and New England clam chowder; (ii) initiating a comprehensive management training program, elements of which have been adopted by the Franchisor; (iii) redesigning the restaurant facility from the standard Chili's prototype to a more efficient model, elements of which the Franchisor has begun to incorporate into its own restaurants; (iv) formulating media strategies and developing its own creative material to supplement advertising materials supplied by the Franchisor; and (v) implementing sophisticated management information systems, components of which have been incorporated by the Franchisor. The Company has received numerous awards from the Franchisor, including being named Chili's "Franchisee of the Year" and "Developer of the Year." In addition, the Company participates in the Franchisor's franchisee advisory council.

  Clustered Restaurant Locations. The Company believes that its strategy of building a critical mass of restaurants in specific cities in the New England market has enabled it to quickly respond to the needs of its guests, employees and markets. Clustering restaurant locations allows the Company to realize certain benefits including: (i) improved purchasing power; (ii) marketing efficiencies; and (iii) increased knowledge of the Company's customers, markets and future site locations. The Company believes that the Acquisition should yield further operational efficiencies as a substantial number of Bertucci's restaurants are located in the same markets as the Company's existing Chili's restaurants.

  Commitment to Personnel Training. The Company believes that an essential aspect of its continued success is the training of its personnel. The Company requires all of its Chili's and On The Border general and restaurant managers to complete a comprehensive 13-week management training program developed by the Company. The program instructs management trainees in detailed, concept-specific food preparation standards and procedures as well as administrative and human resource functions. The Company also requires each of its non-management employees to undergo extensive training administered by the managers. Each of these levels of training is designed to increase product quality, improve operational safety, increase overall productivity and guest satisfaction and promote the concept of "continuous improvement." Management expects to enhance the Bertucci's training program by increasing its length from eight to 13 weeks and centralizing administration of the program from its current regional administration.

  Management Structure and Experience. The Company believes that one of its greatest strengths is the operating philosophy of its highly experienced management team. The five most senior members of the Company's management team have an average of more than: (i) 20 years in the restaurant industry; (ii) 11 years in the casual dining segment of the industry; and (iii) six years with the Company. Since the Company's inception in 1991, this management team has significantly improved the operating performance of the Company's initial 15 Chili's restaurants and successfully developed an additional 18 new restaurants. Senior management closely monitors and actively supports the operations of each of the Company's restaurants and incentivizes restaurant-level managers, through hiring, training, motivational and reward practices, to operate individual restaurants in a proprietary manner by developing their own methods to improve operations and enhance the guest experience. The Company believes that the independent entrepreneurial spirit of its on-site personnel together with the guidance provided by senior management will continue to be a key factor in the Company's efforts to maximize revenue, control costs, engender employee satisfaction and build brand loyalty. Members of the Company's senior management team own approximately 12.1% of the common stock of the Company.

BUSINESS STRATEGY

  The Company's objective is to strengthen its position as a leading operator of full-service, casual dining restaurants, thereby increasing net sales and cash flow. In order to accomplish its goal, the Company intends to pursue the following strategies:

  Further Enhance the Guest Dining Experience. The Company continually evaluates new initiatives which will improve food presentation and customer service, and create a consistent enhanced brand image for each of its restaurants. This strategy recognizes that food quality, dining atmosphere and attentive service all contribute to customer satisfaction. The Company seeks to maintain a consistently high standard of food preparation and customer service through stringent operational controls and extensive employee training.

  Increase Market Penetration. The Company's development strategy is to increase market penetration of each of the Chili's, On The Border and Bertucci's concepts by continuing to cluster its restaurants. The Company believes that such clustering will enable it to expand brand awareness of the three concepts in under-penetrated markets and increase marketing, advertising, management, purchasing and administrative efficiencies.

  Increase Operating Efficiencies. The Company believes there are significant opportunities for improvement in margins and cash flow through intercompany cooperation among the three restaurant concepts, including: (i) realizing economies of scale from the combined purchasing power of a larger company;
(ii) achieving operating efficiencies through the implementation of a "best practices" program; and (iii) reducing headcount, certain professional fees and other selling, general and administrative expenses. Management estimates that the Company will realize at least $2.0 million of annual cost savings in connection with such increased operating efficiencies.

  Pursue Selective Restaurant Expansion. Management intends: (i) to continue to open new Chili's and On The Border restaurants in select New England, Westchester County and additionally, in the case of On The Border, upstate New York markets pursuant to its Area Development Agreements (as defined herein) with the Franchisor; and (ii) as a result of the Acquisition, to expand in select additional markets through new Bertucci's restaurant openings in the New England, Mid-Atlantic and other regions that Bertucci's currently serves and in such other markets as the Company may determine. Management also believes that, as a result of the Acquisition, future opportunities may arise to develop Bertucci's and Chili's or Bertucci's and On The Border restaurants together on single real estate parcels, yielding improved development economics and capital returns.

  Standardize and Enhance Bertucci's Design. Bertucci's restaurants historically have been constructed in varying sizes (averaging approximately 6,200 square feet) and designs, with no two interior decors exactly alike. The Company's management believes that Bertucci's restaurant investment economics would benefit from a standardized design which the Company expects to implement in restaurants to be opened during 1999. Bertucci's management recently has begun to build smaller restaurants with fewer seats and smaller bar areas, a format which the Company expects to enhance by introducing a prototype that:
(i) further reduces building size to a range of 4,800 to 5,400 square feet, with seating for approximately 150 guests; (ii) features service bars instead of full bar areas to account for Bertucci's moderate levels of alcohol sales; and (iii) standardizes interior decor.

                                THE TRANSACTIONS

  Pursuant to the terms of an Agreement and Plan of Merger dated as of May 13, 1998, the Company, through its wholly-owned subsidiary NERC Acquisition Corp. ("Acquisition Sub"), commenced on May 20, 1998 a "first step" tender offer by which it acquired shares of Bertucci's common stock at a purchase price of $10.50 per share, net to the seller in cash, which, together with the shares owned by the Company, represented 98.3% of the outstanding common stock of Bertucci's. On July 21, 1998, the Company caused Bertucci's to be merged with Acquisition Sub, with Acquisition Sub as the surviving entity. Following the merger of Bertucci's into Acquisition Sub, Acquisition Sub changed its name to Bertucci's, Inc. The above-described tender offer and merger are collectively referred to herein as the "Acquisition." As part of the Acquisition, the Company repaid all amounts outstanding under the Bertucci's revolving credit facility with BankBoston, N.A. (the "Bertucci's Bank Facility") and all amounts outstanding under the Company's revolving credit facility with BankBoston, N.A. (the "Company Bank Facility"). The Company Bank Facility was replaced with a new revolving credit facility, which provides for borrowings of up to $20.0 million, with BankBoston, N.A. acting as administrative agent and Chase Bank of Texas, N.A. acting as documentation agent (the "Senior Bank Facility"). The transactions described in this paragraph, together with the Private Offering and the Equity Investment, are collectively referred to herein as the "Transactions."

  The Company required approximately $132.5 million in cash to consummate the Acquisition, to repay the Bertucci's Bank Facility, to repay the Company Bank Facility and to pay fees and expenses in connection with the Transactions. The funds required to consummate the Transactions were provided by: (i) the $100.0 million in gross proceeds from the sale of the Private Notes; (ii) the $28.8 million of proceeds from a private placement of the Company's common stock to existing shareholders, including certain members of management, and certain affiliates of Jacobson Partners (the "Equity Investment"); and (iii) approximately $3.7 million of cash on hand of Bertucci's. See "Use of Proceeds" and "Description of Other Indebtedness."

  The following table summarizes the sources and uses of funds in connection with the Transactions assuming the consummation of the Transactions had occurred at the end of the First Six Months 1998:

                                                                  AMOUNT
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
SOURCES:
Cash on hand of Bertucci's...............................        $  3,670
Senior Bank Facility(a)..................................             --
Senior Notes due 2008....................................         100,000
Equity Investment........................................          28,800
                                                                 --------
  Total sources..........................................        $132,470
                                                                 ========
USES:
Purchase price of the Acquisition(b).....................        $ 90,911
Repayment of Bertucci's Bank Facility....................          13,500
Repayment of Company Bank Facility.......................          18,058
General corporate purposes...............................           1,001
Fees and expenses(c).....................................           9,000
                                                                 --------
  Total uses.............................................        $132,470
                                                                 ========

--------
(a) The Senior Bank Facility permits borrowings of up to an aggregate principal amount of $20,000. By the consummation of the Transactions, the Company received approximately $3,000 of additional financing from FFCA (as defined herein), a portion of the proceeds of which were used to repay amounts outstanding under the Company Bank Facility. As a result, the Company was not required to borrow any amounts under the Senior Bank Facility. See "Description of Other Indebtedness."
(b) Reflects (i) 8,478,621 outstanding shares purchased at a price of $10.50 per share as part of the Transactions and (ii) $1,851 in payment for cancellation of outstanding stock options to purchase 352,975 shares at exercise prices below $10.50 per share under the option plans of Bertucci's and the Merger Agreement. Does not reflect the purchase of 430,000 shares acquired by the Company prior to the Acquisition.
(c) Represents fees and expenses incurred with the Transactions including financing fees and advisory fees for both the Company and Bertucci's. Not included are fees and expenses of approximately $2,250 paid to Ten Ideas Acquisition Corp., an entity formed and owned by Joseph Crugnale, Bertucci's founder and, until the consummation of the Acquisition, its president and chief executive officer, for fees and reimbursement of certain expenses payable in connection with Bertucci's termination of the Going Private Transaction (as defined herein).

                            MANAGEMENT AND OWNERSHIP

  All of the outstanding capital stock of the Company is owned by management of the Company and by investors represented by Jacobson Partners, a private investment firm of which Benjamin R. Jacobson, Chairman of the Board of Directors of the Company, is a general partner.

  The Company's principal executive offices are located at 80A Turnpike Road, Westborough, Massachusetts 01581. Its telephone number at that location is
(508) 870-9200. The Company was founded in 1991 as a Massachusetts corporation (serving first as a general partner to a Massachusetts limited partnership and then as the successor entity to such partnership and two other limited partnerships) and was re-incorporated in Delaware on October 20, 1994.

                               THE EXCHANGE OFFER

Securities Offered..........  $100,000,000 aggregate principal amount of 10
                              3/4% Senior Notes due 2008.

The Exchange Offer..........  The Company is hereby offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Private Notes that are properly tendered and accepted. Private Notes may be tendered for exchange in multiples of $1000. The Company will issue Exchange Notes on or promptly after the Expiration Date. As of the date hereof, $100,000,000 aggregate principal amount of Private Notes are outstanding. See "The Exchange Offer--Purpose of the Exchange Offer."

                              Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the holder is acquiring Exchange Notes in the ordinary course of its business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Exchange and Registration Rights Agreement, that such conditions have been met. The Company believes that none of the registered holders of the Private Notes is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company. Any broker dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in the distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

                              Each broker dealer that receives Exchange Notes for its own account in exchange for Private Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of Exchange Notes received in exchange for Private Notes, where such Private Notes were acquired by such broker dealer as a result of market-making or other trading activities. The Company has agreed to make this Prospectus (as it may be amended or supplemented) available to any broker-dealer, upon request, for use in connection with any such resale, for a period of up to 180 days after the Registration Statement is declared effective by the Commission or until such earlier date on which all the Exchange Notes are freely tradable. However, any broker-dealer who acquired the Private Notes directly from the Company other than as a result of market-making activities or ordinary trading activities may not fulfill its prospectus delivery requirements with this Prospectus, but must comply with the registration and prospectus delivery requirements of the Securities Act. See "The Exchange Offer--Resale of the Exchange Notes."

Exchange and Registration
 Rights Agreement...........
                              The Private Notes were sold by the Company on July 20, 1998 to Chase Securities Inc. and BancBoston Securities Inc. (the "Initial Purchasers") pursuant to a Purchase Agreement, dated July 13, 1998, as amended on July 21, 1998, by and between the Company and the Initial Purchasers (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Company and the Initial Purchasers entered into an Exchange and Registration Rights Agreement, dated as of July 20, 1998 (the "Exchange and Registration Rights Agreement"), which grants the holders of the Private Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such rights, which will terminate upon the consummation of the Exchange Offer, except under certain limited circumstances. See "The Exchange Offer--Termination of Certain Rights."

                              Holders of Private Notes who do not tender their Private Notes in the Exchange Offer will continue to hold such Private Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture. All untendered, and tendered but not accepted, Private Notes will continue to be subject to the restrictions on transfer provided for in the Private Notes and the Indenture. To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Private Notes could be adversely affected.

Expiration Date.............  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on      ,  , 1998, unless the
                              Exchange Offer is extended by the Company, in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer--Expiration Date; Extensions; Amendments."

Accrued Interest on the
 Exchange Notes and the
 Private Notes..............
                              The Exchange Notes will bear interest from and including the date of issuance of the Private Notes (July 20, 1998). Interest on the Private Notes accepted for exchange will cease to accrue upon the issuance of the Exchange Notes. See "The Exchange Offer--Interest on the Exchange Notes."

Conditions to the Exchange    The Exchange Offer is subject to certain
 Offer......................  customary conditions that may be waived by the
                              Company. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered for exchange. See
                              "The Exchange Offer--Conditions."

Procedures for Tendering
 Privates Notes.............
                              Each holder of Private Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Private Notes and any other required documentation to United States Trust Company of New York, as exchange agent (the "Exchange Agent"), at its address set forth herein. By executing the Letter of Transmittal, the holder will represent to and agree with the Company that, among other things,
                              (i) any Exchange Notes to be received by such holder of Private Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of its business, (ii) such holder is not currently participating and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes, (iii) if such holder is a broker dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Exchange Notes, such holder will comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no action letters (see "The Exchange Offer--Resale of Exchange Notes"), (iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such holder in exchange for Private Notes acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by
                              Item 507 or Item 508, as applicable, of
                              Regulation SK of the Commission and (v) such holder is not an "affiliate" (as defined in Rule 405 under the Securities Act), of the Company. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer--Procedures for Tendering."

Consequences of Failure to    The Private Notes that are not exchanged pursuant
 Exchange...................  to the Exchange Offer will remain restricted securities. Accordingly, such Private Notes must be resold only (i) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (v) to the Company or (vi) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. See "The
                              Exchange Offer--Consequences of Failure to
                              Exchange."

Shelf Registration            If any holder of Private Notes (other than any
 Statement..................  such holder which is an "affiliate" of the
                              Company within the meaning of Rule 405 under the Securities Act) is not eligible to participate in the Exchange Offer, the Company has agreed to file a shelf registration statement (the "Shelf
                              Registration Statement") to cover resales of Private Notes by such holders who satisfy certain conditions relating to the provision of information to the Company for use therein. The
                              Company will use its reasonable best efforts to have the Shelf Registration Statement declared effective by the Commission as promptly as practicable after the filing thereof and to keep the Shelf Registration Statement effective until the earlier of two years after the Issue Date or such time as all of the applicable Private Notes have been sold thereunder.

Special Procedures for
 Beneficial Owners..........
                              Any beneficial owner whose Private Notes are registered in the name of a broker, commercial bank, trust company or other nominee and who wishes to tender such Private Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering."

Guaranteed Delivery           Holders of Private Notes who wish to tender their
 Procedures.................  Private Notes and whose Private Notes are not immediately available or who cannot deliver their Private Notes, the Letter of Transmittal or any other documentation required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Private Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer--Guaranteed
                              Delivery Procedures."

Acceptance of the Private
 Notes and Delivery of the
 Exchange Notes.............
                              Upon the terms and subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Company will accept for exchange any and all Private Notes that are validly tendered in the Exchange Offer and not withdrawn prior to the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights...........  Tenders of Private Notes may be withdrawn at any time prior to the Expiration Date. See "The
                              Exchange Offer--Withdrawal of Tenders."

Certain U.S. Federal Income
 Tax Considerations.........
                              For a discussion of certain material U.S. federal income tax considerations relating to the exchange of the Exchange Notes for the Private Notes, see "Certain U.S. Federal Income Tax Considerations."

Exchange Agent..............  United States Trust Company of New York is
                              serving as the Exchange Agent in connection with the Exchange Offer.

Use of Proceeds.............  The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. See "Use of Proceeds."

Risk Factors................  Investors should carefully consider the risk factors relating to the Company and the Exchange Offer described on pages 21 through 29 of this Prospectus.

                          TERMS OF THE EXCHANGE NOTES

  The Exchange Offer applies to $100,000,000 aggregate principal amount of the Private Notes. The form and terms of the Exchange Notes are substantially identical in all respects (including principal amount, interest rate, maturity and ranking) to the form and terms of the Private Notes, except that (i) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Private Notes under the Exchange and Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture governing the Private Notes. The Exchange Offer is being made to satisfy the obligations of the Company under the Exchange and Registration Rights Agreement relating to the Private Notes. For further information and for definitions of certain capitalized terms used below, see "The Exchange Offer" and "Description of Exchange Notes."

Issuer......................  NE Restaurant Company, Inc.

Securities Offered..........  $100,000,000 aggregate principal amount of 10
                              3/4% Senior Notes due 2008 (the "Exchange
                              Notes").

Maturity Date...............  July 15, 2008.

Interest Rate...............  The Exchange Notes will bear interest at a rate of 10 3/4% per annum.

Interest Payment Dates......  Interest will accrue on the Exchange Notes from and including the date of the initial issuance of the Private Notes (July 20, 1998) and will be payable on January 15 and July 15 of each year, commencing January 15, 1999.

Optional Redemption.........  Except as described below, the Company may not redeem the Exchange Notes prior to July 15, 2003. On or after such date, the Company may redeem the Exchange Notes, in whole or in part, at any time at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time prior to July 15, 2001, the Company may, subject to certain requirements, redeem up to 35% of the original aggregate principal amount of the Exchange Notes with the net cash proceeds of one or more Equity Offerings, at a redemption price equal to 110.75% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the original aggregate principal amount of the Exchange Notes remains outstanding immediately after each such redemption. See "Description of Exchange Notes--Optional Redemption".

Change of Control...........  Upon a Change of Control, holders of the Exchange
                              Notes will have the right, subject to certain restrictions and conditions, to require the Company to repurchase all or any portion of their Exchange Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Exchange Notes-- Change of Control."

Guarantees..................  The Exchange Notes will be (as are the Private
                              Notes) fully and unconditionally guaranteed (the "Guarantees") on an unsecured senior basis by the Company's existing and future Restricted Subsidiaries other than Restricted Subsidiaries that are, or will become, parties to the FFCA Loans and other similar secured financings. See "Description of Exchange Notes--Guarantees."

Ranking.....................  The Exchange Notes will be (as are the Private
                              Notes) senior unsecured obligations of the Company and will rank pari passu in right of payment with all present and future senior indebtedness of the Company and senior in right of payment to any subordinated indebtedness of the Company. Substantially all of the assets of the Company are, or will be, pledged to lenders other than the holders of Notes. The Guarantees will be effectively subordinated in right of payment to all existing and future secured indebtedness of the Subsidiary Guarantors to the extent of the value of the assets securing such indebtedness. The Exchange Notes will be (as are the Private Notes) effectively subordinated to the Senior Bank Facility to the extent of the value of the assets securing such indebtedness and to any additional secured indebtedness of the Company permitted under the Indenture, and the Exchange Notes will be (as are the Private Notes) structurally subordinated to indebtedness under the FFCA Loans and to other similar secured indebtedness of the Company permitted under the Indenture. As of the end of the First Six Months 1998, on an adjusted basis after giving effect to the Transactions, (i) the aggregate principal amount of senior indebtedness of the Company and the Restricted Subsidiaries would have been approximately $124.0 million (excluding unused revolving loan availability), of which $23.8 million would have been indebtedness in respect of the FFCA Loans and $0.3 million would have been capital lease obligations, and (ii) the Company would have had no subordinated indebtedness outstanding. See "Description of Exchange Notes" and "Description of Other Indebtedness."

Certain Covenants...........  The Indenture governing the Exchange Notes, which is the Indenture governing the Private Notes, contains certain covenants with respect to the Company and the Restricted Subsidiaries that limit the ability of the Company and the Restricted Subsidiaries to, among other things,
                              (i) incur certain additional indebtedness, (ii) pay dividends and other restricted payments,
                              (iii) make certain investments, (iv) create certain liens, (v) sell certain assets, (vi) enter into certain transactions with affiliates, and (vii) enter into certain mergers or consolidations involving the Company. See "Description of Exchange Notes--Certain Covenants."

Absence of a Public Market
 for the Notes..............
                              The Exchange Notes are new securities and there is currently no established market for the Exchange Notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Initial Purchasers have advised the Company that they currently intend to make a market for the Exchange Notes. However, they are not obligated to do so, and any market-making with respect to the Exchange Notes may be discontinued without notice. The Company does not intend to apply for listing of the Exchange Notes on any national securities exchange or for their quotation on an automated dealer quotation system. See "Plan of Distribution."

                                  RISK FACTORS

  Holders of the Private Notes should consider carefully the information set forth under the caption "Risk Factors" and all other information set forth in this Prospectus for risks in connection with the Exchange Offer.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

  The following table sets forth summary unaudited pro forma financial data for Fiscal 1997, the First Six Months 1997, the First Six Months 1998, and the Last Twelve Months, assuming in each case the consummation of the Transactions. The summary pro forma financial data set forth below reflect pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The summary pro forma financial data set forth below are not necessarily indicative of the results that would have been achieved had the Transactions been consummated as of the dates indicated or that may be achieved in the future. The summary pro forma financial data have been derived from, and should be read in conjunction with the consolidated financial statements of the Company and the notes thereto included herein, the consolidated financial statements of Bertucci's and the notes thereto included herein, the data contained in "Unaudited Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Bertucci's," "Selected Financial Data of the Company" and the notes thereto, "Selected Financial Data of Bertucci's" and the notes thereto and the other financial information included elsewhere in this Prospectus.

                                                    PRO FORMA
                                      ----------------------------------------
                                                  FIRST SIX MONTHS      LAST
                                                  ------------------   TWELVE
                                      FISCAL 1997   1997      1998     MONTHS
                                      ----------- --------  --------  --------
                                              (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales...........................   $218,084   $110,852  $123,530  $230,762
Cost of sales and expenses:
 Cost of sales......................     57,486     29,281    32,210    60,415
 Operating expenses.................    112,037     56,801    63,745   118,981
 General and administrative
  expenses..........................     13,035      6,345     7,612    14,302
 Deferred rent, depreciation and
  amortization......................     14,262      7,770     7,797    14,289
 Taxes other than income............     10,819      5,713     6,185    11,291
                                       --------   --------  --------  --------
 Total cost of sales and expenses...    207,639    105,910   117,549   219,278
                                       --------   --------  --------  --------
 Income from operations.............     10,445      4,942     5,981    11,484
Interest expense, net...............     12,136      6,162     7,279    13,253
Income tax benefit..................       (592)      (419)     (509)     (682)
                                       --------   --------  --------  --------
Net loss............................   $ (1,099)  $   (801) $   (789) $ (1,087)
                                       ========   ========  ========  ========
OTHER FINANCIAL DATA:
Adjusted EBITDA(a)..................   $ 26,707   $ 13,212  $ 14,278  $ 27,773
Capital expenditures................     12,493      4,262     8,240    16,471
Ratio of earnings to fixed
 charges(b).........................        --         --        --        --
Ratio of Adjusted EBITDA to interest
 expense............................                                      2.1x
Ratio of long-term debt to Adjusted
 EBITDA.............................                                      4.5x
OPERATING STATISTICS (AT END OF
 PERIOD):
Number of Chili's restaurants.......         31         31        31        31
Number of On The Border
 restaurants........................          1          1         2         2
Number of Bertucci's
 restaurants(c).....................         85         85        88        88
COMBINED BALANCE SHEET DATA (AT END
 OF PERIOD):
Working capital (deficit)...........                                  $(16,552)
Total assets........................                                   166,270
Total liabilities...................                                   149,634
Long-term debt......................                                   124,071
Shareholders' equity................                                    16,636

            See Notes to Summary Unaudited Pro Forma Financial Data

              NOTES TO SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

(a) "EBITDA" is defined as income from operations before deferred rent, depreciation and amortization. EBITDA is not a measure of performance defined by GAAP. EBITDA should not be considered in isolation or as a substitute for net income or the statement of cash flows which have been prepared in accordance with GAAP. The Company believes EBITDA provides useful information regarding the Company's ability to service its debt and the Company understands that such information is considered by certain investors to be an additional basis for evaluating a company's ability to pay interest and repay debt. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

  Deferred rent expense for each of Fiscal 1997, First Six Months 1997, First Six Months 1998 and the Last Twelve Months was $899, $592, $664 and $971, respectively.

  "Adjusted EBITDA" represents EBITDA adjusted as follows:

                                             FIRST SIX   FIRST SIX  LAST TWELVE
                                FISCAL 1997 MONTHS 1997 MONTHS 1998   MONTHS
                                ----------- ----------- ----------- -----------
   EBITDA.....................    $24,707     $12,712     $13,778     $25,773
   Elimination of salaries and
    benefits of certain
    employees.................      1,700         425         425       1,700
   Elimination of duplicative
    professional and office
    overhead services.........        300          75          75         300
                                  -------     -------     -------     -------
   Adjusted EBITDA............    $26,707     $13,212     $14,278     $27,773

  The foregoing positive adjustments represent the Company's estimates of cost savings. However, there can be no assurance as to when, or if, such savings will be realized.

(b) Pro forma earnings were insufficient to cover fixed charges for the pro forma Fiscal 1997, First Six Months 1997, First Six Months 1998 and the Last Twelve Months by $1.7 million, $1.2 million, $1.3 million and $1.8 million, respectively.

(c) Includes one Sal and Vinnie's restaurant.

                     SUMMARY FINANCIAL DATA OF THE COMPANY

  The following table sets forth summary historical and other consolidated financial data for the Company (or its predecessors) for the periods and at the dates indicated. The historical financial data for each of the three years ended December 31, 1997 and at December 31, 1996 and 1997, have been derived from the Company's historical consolidated financial statements which are included elsewhere in this Prospectus and have been audited and reported on by Arthur Andersen LLP, independent public accountants ("Arthur Andersen"). The historical financial data for each of the two years ended December 31, 1994 and at December 31, 1993, 1994 and 1995 have been derived from the Company's historical consolidated financial statements audited and reported on by Arthur Andersen, which are not included in this Prospectus. The historical financial data for the six months ended and at June 30, 1997 and 1998 have been derived from the Company's unaudited financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position as of, and the results for, such interim periods. The historical financial information for the six months ended June 30, 1998 is not necessarily indicative of results for the full year ending December 31, 1998. This information should be read in conjunction with the consolidated financial statements of the Company and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company," "Selected Financial Data of the Company" and the notes thereto and the other financial information included elsewhere in this Prospectus.

                                                                         SIX MONTHS ENDED
                                  YEAR ENDED DECEMBER 31,                    JUNE 30,
                         ----------------------------------------------  ------------------
                          1993     1994     1995     1996       1997       1997      1998
                         -------  -------  -------  -------  ----------  --------  --------
                                   (DOLLARS IN THOUSANDS)                   (UNAUDITED)
INCOME STATEMENT DATA:
Net sales............... $37,729  $46,588  $60,300  $70,094  $   81,364  $ 38,872  $ 45,049
Cost of sales and
 expenses:
 Cost of sales..........  11,182   13,451   18,095   21,203      23,384    11,334    12,722
 Operating expenses.....  19,250   23,130   30,101   34,268      40,932    19,444    22,678
 General and
  administrative
  expenses..............   2,941    3,359    3,449    3,679       4,207     2,013     2,298
 Deferred rent,
  depreciation and
  amortization..........   1,298    1,684    3,201    3,679       3,911     2,055     1,989
 Taxes other than
  income................   1,764    2,142    2,871    3,207       3,829     1,890     2,082
                         -------  -------  -------  -------  ----------  --------  --------
 Total cost of sales and
  expenses..............  36,435   43,766   57,717   66,036      76,263    36,736    41,769
                         -------  -------  -------  -------  ----------  --------  --------
 Income from
  operations............   1,294    2,822    2,583    4,058       5,101     2,136     3,280
Interest expense, net...      27       90      463    1,053       1,918       607     1,864
                         -------  -------  -------  -------  ----------  --------  --------
 Income before income
  tax expense...........   1,267    2,732    2,120    3,005       3,184     1,529     1,416
Income tax expense......     --     1,122      699    1,047       1,084       543       473
                         -------  -------  -------  -------  ----------  --------  --------
 Net income............. $ 1,267  $ 1,610  $ 1,421  $ 1,958  $    2,100  $    986  $    943
                         =======  =======  =======  =======  ==========  ========  ========
OTHER FINANCIAL DATA:
Ratio of earnings to
 fixed charges (a)......     2.5x     3.7x     2.5x     2.5x        2.0x      2.3x      1.5x
EBITDA(b)............... $ 2,592  $ 4,506  $ 5,784  $ 7,737  $    9,012  $  4,191  $  5,269
EBITDA margin(c)........     6.9%     9.7%     9.6%    11.0%       11.1%     10.8%     11.7%
Capital expenditures.... $ 3,619  $ 7,989  $10,359  $ 7,946  $    4,479  $  1,308  $  3,476
OPERATING STATISTICS:
Number of restaurants
 (end of period)........      16       19       26       30          32        31        33
Average annual revenue
 per restaurant......... $ 2,421  $ 2,623  $ 2,589  $ 2,518  $    2,614  $  2,521  $  2,744
Comparable restaurant
 sales(d)...............    14.5%     6.6%   (1.6)%   (0.4)%        2.7%      0.5%      7.0%
BALANCE SHEET DATA (AT
 END OF PERIOD):
Working capital
 (deficit).............. $(3,375) $(3,750) $(4,524) $(4,996) $   (8,406) $ (4,735) $ (5,043)
Total assets............   9,704   18,162   27,848   34,340      37,337    34,932    43,126
Long-term debt,
 including current
 portion................     --     5,280   11,570   15,273    37,908(e)   13,976    42,105
Shareholders' equity
 (deficit)..............   4,468    6,078    7,499    9,457  (13,107)(e)   10,441   (12,164)

               See Notes to Summary Financial Data of the Company

                 NOTES TO SUMMARY FINANCIAL DATA OF THE COMPANY

(a) For purposes of calculating this ratio, "earnings" consist of earnings from continuing operations before provision for income taxes and fixed charges. "Fixed charges" consist of interest expense and the estimated interest portion of rental payments on operating leases.

(b) "EBITDA" is defined as income from operations before deferred rent, depreciation and amortization. EBITDA is not a measure of performance defined by GAAP. EBITDA should not be considered in isolation or as a substitute for net income or the statement of cash flows which have been prepared in accordance with GAAP. The Company believes EBITDA provides useful information regarding the Company's ability to service its debt and the Company understands that such information is considered by certain investors to be an additional basis for evaluating a company's ability to pay interest and repay debt. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

(c) EBITDA margin represents EBITDA divided by net sales.

(d) The Company defines comparable restaurant sales as net sales from restaurants that have been open for at least one full fiscal year.

(e) In August 1997, the Company paid a dividend and return of capital distribution to shareholders of $8.31 per share, in the aggregate amount of $16,670. In addition, the Company repurchased 716,429 shares of common stock at $11.63 per share, for an aggregate amount of $8,332. The Company's repurchase of shares of common stock was recorded as treasury stock, at cost, and resulted in a reduction of shareholders' (deficit) equity. These transactions were funded from the proceeds of the FFCA Loans. See "Description of Other Indebtedness."

                      SUMMARY FINANCIAL DATA OF BERTUCCI'S

  The following table sets forth summary historical and other consolidated financial data for Bertucci's for the periods and at the dates indicated. The historical financial data for each of the years ended December 30, 1995, December 28, 1996 and December 27, 1997 and at December 28, 1996 and December 27, 1997 have been derived from Bertucci's historical consolidated financial statements which are included elsewhere in this Prospectus and have been audited and reported upon by Arthur Andersen. The historical financial data for each of the years ended December 25, 1993 and December 31, 1994 and at December 25, 1993, December 31, 1994 and December 30, 1995 have been derived from Bertucci's historical consolidated financial statements audited and reported on by Arthur Andersen, which are not included in this Prospectus. The historical financial data for the 28 weeks ended and at July 12, 1997 and July 11, 1998 have been derived from Bertucci's unaudited financial statements and reflect, in the opinion of Bertucci's management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the results for such interim periods. The historical financial information for the 28 weeks ended July 11, 1998 is not necessarily indicative of results for the full year ending December 26, 1998. Bertucci's fiscal year has historically consisted of a 16-week first fiscal quarter followed by two 12-week fiscal quarters and a 12- or 13-week fourth fiscal quarter. This information should be read in conjunction with the consolidated financial statements of Bertucci's and the notes thereto included herein, "Management's Discussion and Analysis of Financial Condition and Results of Operations of Bertucci's," "Selected Financial Data of Bertucci's" and the notes thereto and the other financial information included elsewhere in this Prospectus.

                                                     YEAR ENDED                             28 WEEKS ENDED
                          ---------------------------------------------------------------- ------------------
                          DECEMBER 25, DECEMBER 31, DECEMBER 30, DECEMBER 28, DECEMBER 27, JULY 12,  JULY 11,
                              1993         1994         1995         1996         1997       1997      1998
                          ------------ ------------ ------------ ------------ ------------ --------  --------
                                               (DOLLARS IN THOUSANDS)                         (UNAUDITED)
INCOME STATEMENT DATA:
Net sales...............    $74,625      $102,797     $120,260     $128,044     $136,720   $ 71,980  $ 78,481
Costs and expenses:
 Cost of sales..........     19,368        26,039       31,060       32,484       34,102     17,947    19,488
 Operating expenses.....     33,778        48,804       60,673       65,986       71,652     37,776    41,327
 General and
  administrative
  expenses..............      4,918         6,566        8,239        7,720        8,828      4,332     5,315
 Depreciation and
  amortization..........      4,840         7,327        9,083        8,781        8,626      4,707     4,958
 Taxes other than
  income................      3,530         5,106        6,268        6,633        6,990      3,823     4,103
 Restaurant closing
  expense...............        --            --         5,336          --           --         --        --
                            -------      --------     --------     --------     --------   --------  --------
 Total costs and
  expenses..............     66,434        93,842      120,659      121,604      130,198     68,585    75,191
                            -------      --------     --------     --------     --------   --------  --------
 Operating income
  (loss)................      8,191         8,955         (399)       6,440        6,522      3,395     3,290
Interest expense, net...         82           155        1,253        1,297        1,037        622       482
Interest income.........        657            33           21           15           32          8         8
                            -------      --------     --------     --------     --------   --------  --------
 Income (loss) before
  income tax expense
  (benefit).............      8,766         8,833       (1,631)       5,158        5,517      2,781     2,816
Income tax expense
 (benefit)..............      3,127         3,223         (745)       1,933        2,009      1,014       994
                            -------      --------     --------     --------     --------   --------  --------
 Net income (loss)......    $ 5,639      $  5,610     $   (886)    $  3,225     $  3,508   $  1,767  $  1,822
                            =======      ========     ========     ========     ========   ========  ========
OTHER FINANCIAL DATA:
EBITDA(a)...............    $14,195      $ 17,422     $  9,717     $ 15,711     $ 15,694   $  8,521  $  8,509
EBITDA margin(b)........       19.0%         16.9%         8.1%        12.3%        11.5%      11.8%     10.8%
Capital expenditures....    $33,068      $ 27,634     $ 14,039     $  9,462     $  8,014   $  2,954  $  4,764
OPERATING STATISTICS:
Number of restaurants
 (end of period)(c).....         50            67           76           80           85         81        88
Average annual revenue
 per restaurant.........    $ 1,820      $  1,826     $  1,673     $  1,671     $  1,712   $  1,654  $  1,691
Comparable restaurant
 sales(d)...............        5.8%          0.2%       (2.0)%         1.0%         2.5%       0.8%      2.5%
BALANCE SHEET DATA (AT
 END OF PERIOD):
Working capital
 (deficit)..............    $(3,973)     $ (5,738)    $ (5,258)    $ (2,857)    $ (3,740)  $ (3,114) $ (4,405)
Total assets............     70,181        93,114       98,938      102,528      105,516    101,918   106,059
Long-term debt,
 including current
 portion................        --         14,000       19,438       18,438       13,525     14,525    13,525
Shareholders' equity....     58,804        64,846       64,092       67,538       71,371     69,412    73,286

               See Notes to Summary Financial Data of Bertucci's

                 NOTES TO SUMMARY FINANCIAL DATA OF BERTUCCI'S

(a) "EBITDA" is defined as operating income before deferred rent, depreciation and amortization. EBITDA is not a measure of performance defined by GAAP. EBITDA should not be considered in isolation or as a substitute for net income or the statement of cash flows which have been prepared in accordance with GAAP. The Company believes EBITDA provides useful information regarding the Company's ability to service its debt and the Company understands that such information is considered by certain investors to be an additional basis for evaluating a company's ability to pay interest and repay debt. EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

  Deferred rent for Bertucci's fiscal 1993, 1994, 1995, 1996 and 1997 was $1,164, $1,140, $1,033, $490 and $546, respectively, and for Bertucci's first fiscal six months 1997 and 1998 was $419 and $261, respectively.

(b) EBITDA margin represents EBITDA divided by net sales.

(c) For all periods including and after Bertucci's fiscal 1997, includes one Sal and Vinnie's restaurant.

(d) Comparable restaurant sales are defined as net sales from restaurants that have been open for at least one full fiscal year.

                                 RISK FACTORS

  Holders of the Private Notes should carefully consider the following factors in addition to the other information set forth in this Prospectus in connection with the Exchange Offer. The risk factors set forth below are generally applicable to the Private Notes as well as the Exchange Notes.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS

  As a result of the Acquisition, the Company is highly leveraged. After giving pro forma effect to the Transactions, at the end of the First Six Months 1998, the Company's aggregate outstanding indebtedness would have been $124.0 million and the Company's shareholders' equity would have been $16.6 million.

  The Company's high degree of leverage could have important consequences to holders of Exchange Notes (and to holders of Private Notes), including but not limited to the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for its operations and other purposes, including investments in development and capital spending;
(iii) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage; and
(iv) the Company's substantial degree of leverage may limit its flexibility to adjust to changing market conditions, reduce its ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions or in its business. See "Description of Other Indebtedness" and "Description of Exchange Notes."

  The Company's ability to repay or to refinance its obligations with respect to its indebtedness will depend on its future financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors, many of which are beyond the Company's control. These factors could include operating difficulties, increased operating costs, product pricing pressures, the response of competitors, regulatory developments, and delays in implementing strategic projects. The Company's ability to meet its debt service and other obligations may depend in significant part on the extent to which the Company can implement successfully its business strategy. There can be no assurance that the Company will be able to implement its strategy fully or that the anticipated results of its strategy will be realized. See "Business--Business Strategy."

  If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay capital expenditures, sell assets, or seek to obtain additional equity capital, or to refinance or restructure its debt. There can be no assurance that the Company's cash flow and capital resources will be sufficient for payment of principal of, and premium, if any, and interest on, its indebtedness in the future, or that any such alternative measures would be successful or would permit the Company to meet its scheduled debt service obligations. In addition, because the Company's obligations under the Senior Bank Facility bear interest at floating rates, an increase in interest rates could adversely affect, among other things, the Company's ability to meet its debt service obligations. See "Description of Other Indebtedness."

  If the Company is required to reduce or delay capital expenditures, the Company may fail to meet its obligations under its Area Development Agreements, under which the Company is required to open two to three new Chili's restaurants each year in accordance with a specified schedule over approximately the next three years and two to four new On The Border restaurants each year in accordance with a specified schedule over approximately the next six years. A breach under the Area Development Agreements may cause the Company to lose its exclusive right to develop Chili's and On The Border restaurants in Connecticut, New Hampshire, Maine, Massachusetts, Rhode Island, Vermont, Westchester County, and additionally, in the case of On The Border, upstate New York. A breach under the Area Development Agreements could also constitute a default under the Senior Bank Facility and the FFCA Loans, permitting the applicable lender to declare all amounts due thereunder immediately due and payable. See "Description of Other Indebtedness."

EFFECTIVE SUBORDINATION OF THE NOTES

  The Exchange Notes (as well as Private Notes) and the Guarantees constitute unsecured obligations of the Company and the Subsidiary Guarantors, respectively, and rank pari passu in right of payment with all present and future senior indebtedness of the Company and the Subsidiary Guarantors, as applicable. However, substantially all of the assets of the Company and the Restricted Subsidiaries are pledged to lenders other than the holders of Notes and, therefore, the Exchange Notes (as well as the Private Notes) and the Guarantees will be effectively subordinated to borrowings under the Senior Bank Facility to the extent of the value of the assets securing such indebtedness and to any additional secured indebtedness of the Company and the Restricted Subsidiaries, respectively, permitted under the Indenture, including without limitation the FFCA Loans (but only with respect to properties mortgaged under such loans). At the end of the First Six Months 1998, on a pro forma basis after giving effect to the Transactions, there would have been approximately $24.0 million of such secured indebtedness to which the Notes would have been effectively subordinated. See "Description of Exchange Notes" and "Description of Other Indebtedness."

  In the event of bankruptcy, liquidation, dissolution, reorganization or any similar proceeding regarding the Company, or any default in payment or acceleration of any debt thereof, the assets of the Company will be available to pay obligations on the Exchange Notes (as well as the Private Notes) only after the secured indebtedness of the Company has been paid in full, and there may not be sufficient assets remaining to pay amounts due on all or any of the Exchange Notes (as well as the Private Notes). See "Description of Exchange Notes."

RESTRICTIVE DEBT COVENANTS

  The Indenture, the Senior Bank Facility and the FFCA Loans impose significant operating and financial restrictions on the Company (and its subsidiaries). Such restrictions will affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness, pay dividends or make other distributions, make certain investments, create certain liens, sell certain assets, enter into certain transactions with affiliates, or engage in certain mergers or consolidations involving the Company. In addition, the Senior Bank Facility and the FFCA Loans contain other and more restrictive covenants and require the Company (and its subsidiaries) to maintain specified financial ratios and satisfy certain financial tests. The Company's ability to meet such financial ratios and tests may be affected by events beyond its control, and there can be no assurance that the Company will meet such tests. These restrictions could limit the ability of the Company to obtain future financing, make needed capital expenditures, withstand a future downturn in its business or the economy, or otherwise conduct necessary corporate activities. A failure by the Company to comply with the restrictions contained in the Indenture, the FFCA Loans or the Senior Bank Facility could lead to a default under the terms of the Indenture, the FFCA Loans or the Senior Bank Facility. In the event of a default, the applicable lender could elect to declare all amounts borrowed pursuant thereto, and all amounts due under other instruments (including but not limited to the Indenture, the FFCA Loans or the Senior Bank Facility, as applicable) that may contain cross-acceleration or cross-default provisions may also be declared to be, immediately due and payable, together with accrued and unpaid interest, and the lenders could terminate all commitments thereunder. In such event, there can be no assurance that the Company would be able to make such payments or borrow sufficient funds from alternative sources to make any such payment. Even if additional financing could be obtained, there can be no assurance that it would be on terms that are favorable or acceptable to the Company. In addition, the indebtedness of the Company or its subsidiaries under the FFCA Loans and Senior Bank Facility is secured by a substantial portion of the assets of the Company or its subsidiaries and, upon the occurrence of a default and the acceleration of such indebtedness, the holders of such indebtedness could seize such assets and sell them as a means to satisfy all or part of such indebtedness. The Senior Bank Facility also contains provisions that prohibit any modification of the Indenture in any manner adverse to the Senior Lenders and that limit the Company's ability to refinance the Exchange Notes (as well as the Private Notes) without the consent of such Senior Lenders. See "Description of Exchange Notes--Certain Covenants" and "Description of Other Indebtedness."

RISKS ASSOCIATED WITH THE ACQUISITION

  Expected Benefits of Combined Business May Not Be Achieved. Acquisitions are subject to a number of special risks, including, without limitation, those associated with adverse short-term effects on the Company's reported operating results, diversion of management's attention, standardization of accounting systems, dependence on retaining, hiring and training key personnel and unanticipated problems or legal liabilities. Achieving the anticipated benefits of the Acquisition will depend in part upon whether the integration of the businesses of the companies can be accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The combination of the two companies will necessitate, among other things, integration of management philosophies, personnel and arrangements with third party vendors, standardization of training programs, realization of economies of scale, and effective coordination of sales, marketing and financial reporting efforts. There can be no assurance that such integration will be accomplished smoothly or successfully. Failure to successfully accomplish the integration of the operations of the two companies would have a material adverse effect on the Company. See "Business."

  Increased Size of Company. As a result of the Acquisition, the size of the Company's combined operations is more than double the pre-Acquisition size of NERCO. The Company's future operating results will depend largely upon its ability to manage a growing business profitably such that it continues the successful operation of its existing restaurants and also successfully implements its operating strategies for the Bertucci's restaurants it acquired as a result of the Acquisition as well as any new restaurants the Company may open or acquire in the future. Any failure of the Company to manage successfully and profitably the growth of its business may have a material adverse effect on the Company. See "Business."

  Consent of Franchisor. The Franchisor's consent to the Acquisition was granted subject to the terms and conditions of its franchise agreements and Area Development Agreements with the Company, including, without limitation, the development schedule and menu restrictions contained in such agreements. Under these agreements, the Company is prohibited from directly or indirectly engaging in the operation of any restaurant which utilizes or duplicates the menu, trade secrets or service marks of either Chili's or On The Border restaurants. In addition, the Company is obligated to use its "best efforts" to promote and develop the Chili's and On The Border concepts. Although it has no present intention of doing so, the Company, among other things, would be prevented from developing menu items for the Bertucci's concept in violation of such agreements. See "Business."

  No Prior Ownership of a Restaurant Concept. Although the Company's management has significant experience in the casual dining segment of the restaurant industry, the Company has no prior experience as an owner of its own restaurant concept. There can be no assurance that the Company will be able to successfully assume the ownership, and undertake execution, of the Bertucci's concept. As the Company has not had prior experience as the owner of a restaurant concept, there may be new challenges and risks associated with such ownership that the Company cannot fully anticipate at this time and which may have a material adverse effect on the Company. See "Business."

  Geographic Expansion. All of the restaurants operated by the Company prior to the Acquisition were located in New England. Following consummation of the Acquisition, nearly one-third of the Company's restaurants are outside of New England. The ability of the Company's management to effectively recognize and account for diverse regional conditions and to manage restaurants that are geographically remote will be critical to the success of the Company. Any inability of the Company to successfully manage its geographic expansion may have a material adverse effect on the Company. See "Business."

EXPANSION

  Pursuant to its Area Development Agreements with the Franchisor, the Company is currently obligated to open two to three new Chili's restaurants each year in accordance with a specified schedule over approximately the next three years and two to four new On The Border restaurants each year in accordance with a specified schedule over approximately the next six years. Failure to adhere to the development schedules contained in each of the Area Development Agreements would constitute a breach of those agreements. In the event of such a breach, the Franchisor would be able to terminate the territorial exclusivity granted to the Company. In addition, a breach under any of the Company's Area Development Agreements could constitute a default under the Senior Bank Facility and FFCA Loans, permitting the applicable lender to declare all amounts borrowed thereunder immediately due and payable. For the past several years, the Company has satisfied these minimum development requirements, having opened 16 new Company-owned Chili's restaurants since May 1993 and two new Company-owned On The Border restaurants since November 1996. Although there can be no assurance that it will continue to be able to do so, the Company expects to continue its steady growth strategy over the next several years. During the remainder of fiscal 1998, the Company intends to develop an additional three Chili's and two On The Border restaurants and, in addition to the 88 restaurants acquired through the Acquisition, three new Bertucci's restaurants.

  The Company anticipates that in fiscal 1998 it will spend approximately $19.5 million for capital expenditures (not including land costs) (of which approximately $1.9 million will be pre-opening expenses) relating to new restaurant openings. The Company currently plans to spend at least $31.2 million in fiscal 1999 to open an expected six each of the Chili's, On The Border and Bertucci's restaurants. The Company reviews its expansion plans and budget on a regular basis, in light of circumstances and opportunities that may arise, and may determine to open a smaller or larger number of stores than currently planned.

  The Company's future operating results will depend largely upon its ability to open and operate new or newly acquired restaurants successfully and to manage a growing business profitably. This will depend on a number of factors (some of which are beyond the control of the Company), including (i) selection and availability of suitable restaurant locations, (ii) negotiation of acceptable lease or financing terms, (iii) securing of required governmental permits and approvals, (iv) timely completion of necessary construction or remodeling of restaurants, (v) hiring and training of skilled management and personnel, (vi) successful integration of new or newly acquired restaurants into the Company's existing operations and (vii) recognition and response to regional differences in guest menu and concept preferences.

  The Company identifies and sources its real estate through a third-party consultant who specializes in New England and Mid-Atlantic real estate. This consultant is retained by the Company on an exclusive basis to facilitate sites in Connecticut and substantially all of Massachusetts. The consultant is paid by the Company on a contingency basis. Although the Company believes that it would be able to replace such consultant if it were required to do so, any disruption in the services of such consultant or the Company's inability to replace such consultant, when required, may have a material adverse effect on the Company.

  There can be no assurance that the Company's expansion plans can be achieved on a timely and profitable basis or that it will be able to achieve results similar to those achieved in existing locations in prior periods or that such expansion will not result in reduced sales at existing restaurants that are near new or newly acquired restaurants. Any failure to successfully and profitably execute its expansion plans could have a material adverse effect on the Company. See "Business--Franchise and Development Agreements" and "Business--Restaurant Development."

CHANGES IN FOOD COSTS AND SUPPLIES; KEY SUPPLIER

  The Company's profitability is dependent on, among other things, its continuing ability to offer fresh, high quality food at moderate prices. Various factors beyond the Company's control, such as adverse weather, labor disputes or other unforeseen circumstances, may affect its food costs and supplies. While management has been able to anticipate and react to changing food costs and supplies to date through its purchasing practices and menu price adjustments, there can be no assurance that it will be able to do so in the future.

  The Company obtains approximately 75% to 80% of its supplies for its Chili's and On The Border restaurants through a single vendor pursuant to a contract for delivery and distribution, with the vendor charging fixed mark-ups over prevailing wholesale prices. The Company has a two-year contract with this vendor which expires in October 1999 and is otherwise terminable by either party upon 30 days' prior notice following breach of such contract and 60 days' prior notice for any other reason. The Company has similar supply arrangements for Bertucci's, obtaining 75% to 80% through a single vendor pursuant to a new four-year contract which expires July 2002 and is otherwise terminable upon 30 days' prior notice following breach of such contract. The Company believes that it would be able to replace either such vendor if it were required to do so; however, any disruption in supply from such vendors or the Company's inability to replace such vendors, when required, may have a material adverse effect on the Company. See "Business-- Purchasing."

IMPACT OF ECONOMIC, REGIONAL AND OTHER BUSINESS CONDITIONS

  The Company's business is sensitive to guests' spending patterns, which in turn are subject to prevailing regional and national economic conditions such as interest rates, taxation and consumer confidence. Most of the restaurants owned by the Company are located in the northeastern and Mid-Atlantic United States, with a large concentration in New England. In addition, the Company anticipates substantially all restaurants to be opened in fiscal 1998 will be in states where the Company presently has operations or in contiguous states. As a result, the Company is, and will continue to be, susceptible to changes in regional economic conditions, weather conditions, demographic and population characteristics, consumer preferences and other regional factors. See "Business--Restaurant Locations."

DEPENDENCE UPON KEY PERSONNEL

  The Company's business depends upon the efforts, abilities and expertise of its executive officers and other key employees, including Dennis Pedra, its President and Chief Executive Officer. The Company has no long-term employment contracts with any of its executive officers or key employees. The loss of the services of certain of these executive officers or key employees or the inability to retain key personnel required to effect a successful integration of the Bertucci's business with the Company's business existing prior to the Acquisition would have a material adverse effect on the Company. See "Management."

COMPETITION

  The restaurant industry is intensely competitive with respect to, among other things, price, service, location and food quality. The Company competes with many well-established national, regional and locally-owned foodservice companies with substantially greater financial and other resources and longer operating histories than the Company, which, among other things, may better enable them to react to changes in the restaurant industry. With respect to quality and cost of food, size of food portions, decor and quality service, the Company competes with casual dining, family-style restaurants offering eat-in and take-out menus, including Applebee's International, Inc., TGI Friday's Inc., a subsidiary of Carlson Hospitality Worldwide, Ruby Tuesday Inc., and as a result of the Acquisition, also competes with Italian-style restaurant concepts such as Uno Restaurant Corp. and Olive Garden Restaurants, a division of Darden Restaurants Inc. Many of the Company's restaurants are located in areas of high concentration of such restaurants. Among other things, the Company also competes with its competitors in attracting guests, in obtaining premium locations for restaurants (including shopping malls and strip shopping centers) and in attracting and retaining employees. See "Business--Competition."

GOVERNMENT REGULATION

  The restaurant business is subject to extensive federal, state and local laws and regulations relating to the development and operation of restaurants, including those concerning alcoholic beverage sales, preparation and sale of food, relationships with employees (including minimum wage requirements, overtime and working conditions and citizenship requirements), land use, zoning and building codes, as well as other health, sanitation, safety and environmental matters. Compliance with such laws and regulations can impede the operations of existing Company restaurants and may delay or preclude construction and completion of new Company restaurants. Bertucci's has restaurants in 11 states and the District of Columbia and has obtained liquor licenses in such jurisdictions for its restaurants. The Company is required to obtain approvals from certain liquor licensing authorities in connection with the change of control of Bertucci's. While certain of these approvals have been obtained, there can be no assurance that all such approvals and licenses, or approvals and licenses for new restaurants, will be obtained and, if obtained, will be renewed or not revoked. The Company is subject in certain states to "dram-shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company carries liquor liability coverage as part of its existing comprehensive general liability insurance. In addition, the Company may also in certain jurisdictions be required to comply with regulations limiting smoking in restaurants. See "Business--Government Regulations."

SEASONALITY

  The Company's revenues are subject to seasonal fluctuations. Customer traffic and consequently revenues are highest in the summer months and lowest during the winter months because of the high proportion of restaurants located in states where inclement weather adversely affects guest visits. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company--Seasonality."

RELIANCE ON INFORMATION SYSTEMS

  The Company relies on various information systems to manage its operations and regularly makes investments to upgrade, enhance or replace such systems. The Company expects that its basic information systems will be largely compatible with those of Bertucci's. However, any delays or difficulties in transitioning the two systems or in implementing new systems, or any other disruption affecting the Company's information systems, could have a material adverse effect on the Company. "See Business--Information Systems and Restaurant Reporting."

ABSENCE OF A PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE NOTES

  The Private Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Private Notes. The Private Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in the Exchange Offer. The market for Private Notes not tendered for exchange in the Exchange Offer is likely to be more limited than the existing market for such Notes. The holders of Private Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement (as defined herein) with respect to such Private Notes and to use its best efforts to cause it to be declared effective by the Commission as promptly as practicable on or after the consummation of the Exchange Offer. The Exchange Notes will constitute a new issue of securities with no established trading market. There can be no assurance regarding the future development of a market for the Exchange Notes, or the ability of holders of the Exchange Notes to sell their Exchange Notes, or the price at which such holders might be able to sell their Exchange Notes. If such a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than their principal amount, depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. The Company does not intend to apply for listing of the Exchange Notes on any national securities exchange or for their quotation on an automated dealer quotation system. The Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes, but they are not obligated to do so and may discontinue such market-making at any time without notice to the holders of the Exchange Notes. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market making may be discontinued at any time.

CHANGE OF CONTROL

  Upon a Change of Control, the Company is obligated to offer to repurchase the Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The events that constitute a Change of Control under the Exchange Notes could also constitute a default under the Senior Bank Facility and, in turn, may prohibit the repurchase of the Exchange Notes by the Company in the event of certain Change of Control events unless and until such time as the Company's indebtedness under the Senior Bank Facility is repaid in full. There can be no assurance that the Company would have sufficient financial resources available to satisfy all of its obligations under the Senior Bank Facility, which could have a material adverse effect on the Company's business. See "Description of Other Indebtedness" and "Description of Exchange Notes--Change of Control."

FRAUDULENT TRANSFER CONSIDERATIONS

  The incurrence of indebtedness by the Company, such as the Exchange Notes (and the related incurrence by the Subsidiary Guarantors of guarantees), may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by the Company or on behalf of unpaid creditors of the Company. Under these laws, if, in a bankruptcy or reorganization case or a lawsuit by the Company or on behalf of creditors of the Company, a court were to find that, at the time the Company incurred indebtedness, including indebtedness under the Exchange Notes, (i) the Company incurred such indebtedness with the intent of hindering, delaying or defrauding current or future creditors or (ii) (a) the Company received less than reasonably equivalent value or fair consideration for incurring such indebtedness and (b) the Company (1) was insolvent or was rendered insolvent by reason of any of the transactions, (2) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (3) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes) or (4) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), then such court could avoid or subordinate the amounts owing under the Exchange Notes to presently existing and future indebtedness of the Company and take other actions detrimental to the holders of the Exchange Notes.

  The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, the Company would be considered insolvent if, at the time it incurred the indebtedness, either (i) the sum of its debts (including contingent liabilities) is greater than its assets, at a fair valuation, or (ii) the present fair salable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured. There can be no assurance as to what standards a court would use to determine whether the Company was solvent at the relevant time, or whether, whatever standard was used, the Exchange Notes would not be avoided or further subordinated on another of the grounds set forth above. In rendering their opinions in connection with the initial borrowings, counsel for the Company and counsel for the lenders did not express any opinion as to the applicability of federal or state fraudulent transfer and conveyance laws.

  The Company believes that, at time the indebtedness constituting the Private Notes was incurred, the Company (and its subsidiaries, after giving effect to the Transactions) (i) was (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to run its businesses effectively and (c) incurring debts within its ability to pay as the same mature or become due and (ii) had sufficient assets to satisfy any probable money judgment against it in any pending action. In reaching the foregoing conclusions, the Company has relied upon its analyses of internal cash flow projections and estimated values of assets and liabilities of the Company. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.

FAILURE TO EXCHANGE PRIVATE NOTES

  Exchange Notes will be issued in exchange for Private Notes only after timely receipt by the Exchange Agent of such Private Notes, a properly completed and duly executed Letter of Transmittal (or Agent's Message (as defined in the Letter of Transmittal)) and all other required documentation. Therefore, holders of Private Notes desiring to tender such Private Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange. Private Notes that are not tendered, or are tendered but not accepted, will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Exchange and Registration Rights Agreement will terminate. In addition, any holder of Private Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Securities for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution." To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected. See "The Exchange Offer."

RESALE OF THE EXCHANGE NOTES

  The Company is making the Exchange Offer in reliance upon interpretations by the staff of the Commission set forth in no-action letters issued to third parties. Based on such interpretations, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold or otherwise transferred by a holder thereof (other than an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided, that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of Private Notes, other than a broker-dealer, must acknowledge that it is not participating, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes. If any holder is an affiliate of the Company or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder (i) may not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes must acknowledge that such Exchange Securities were acquired by such broker-dealer as a result of market-making activities and that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed to make this Prospectus (as it may be amended or supplemented) available to any broker-dealer, upon request, for use in connection with any such resale, for a period of up to 180 days after the Registration Statement is declared effective by the Commission or until such earlier date on which all the Exchange Notes are freely tradable. However, any broker-dealer who acquired the Private Notes directly from the Company other than as a result of market-making activities or ordinary trading activities may not fulfill its prospectus delivery requirements with this Prospectus, but must comply with the registration and prospectus delivery requirements of the Securities Act. See "The Exchange Offer--Resale of the Exchange Notes."

                                USE OF PROCEEDS

  The Exchange Offer is intended to satisfy certain of the Company's obligations under the Exchange and Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration of issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Private Notes in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes, except as otherwise described herein. The Private Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the indebtedness of the Company.

  The net proceeds to the Company from the Private Offering were approximately $96.0 million (after deducting estimated expenses in connection with the Private Offering payable by the Company). The Company used such net proceeds, together with the $28.8 million proceeds of the Equity Investment, cash on hand of Bertucci's and borrowings under the Senior Bank Facility, to pay amounts due in connection with the Acquisition and certain related transactions, including repayment of amounts outstanding under the Company Bank Facility, the Bertucci's Bank Facility, and fees and expenses related to the Acquisition.

                                CAPITALIZATION

  The following table sets forth (i) the actual unaudited capitalization of the Company as of the end of the First Six Months 1998, and (ii) such unaudited capitalization as adjusted to give effect to the Transactions. The information set forth below should be read in conjunction with the "Selected Historical Financial Data of the Company" and the notes thereto, "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" and the consolidated financial statements of the Company and the notes thereto included elsewhere in this Prospectus.

                                                         AS OF THE END OF THE
                                                        FIRST SIX MONTHS 1998
                                                        -------------------------
                                                         ACTUAL     AS ADJUSTED
                                                        ----------  -------------
                                                        (DOLLARS IN THOUSANDS)
Long-term debt (including current portion):
  Company Bank Facility................................ $   18,058   $      --
  Senior Bank Facility(a)..............................        --    $      --
  FFCA Loans(a)(b).....................................     23,778       23,778
  10 3/4% Senior Notes due 2008........................        --       100,000
  Other debt outstanding...............................        268          293
                                                        ----------   ----------
    Total long-term debt...............................     41,399      124,071
                                                        ----------   ----------
Shareholders' (deficit) equity(c)......................    (12,164)      16,636
                                                        ----------   ----------
      Total capitalization............................. $   29,235   $  140,707
                                                        ==========   ==========

--------
(a) The Senior Bank Facility permits borrowings of up to an aggregate principal amount of $20,000. By the consummation of the Transactions, the Company received approximately $3,000 of additional financing from FFCA, a portion of the proceeds of which were used to repay amounts outstanding under the Company Bank Facility. As a result, the Company was not required to borrow any amounts under the Senior Bank Facility. See "Description of Other Indebtedness."
(b) The FFCA Loans mature on various dates from September 2002 through September 2017. The outstanding borrowings under the FFCA Loans are currently secured by first priority mortgages on, and security interests in, 20 of the Company's restaurant properties. See "Description of Other Indebtedness--FFCA Loans."
(c) The as adjusted shareholders' equity reflects the $28,800 of proceeds of the sale of common stock of the Company to existing shareholders, including certain members of management, and affiliates of Jacobson Partners.

                      UNAUDITED PRO FORMA FINANCIAL DATA

  The following unaudited pro forma financial data with respect to the Company and Bertucci's (the "Unaudited Pro Forma Financial Data") is based on the historical consolidated financial statements of the Company and Bertucci's included elsewhere in this Prospectus as adjusted to give effect to the Transactions. The unaudited pro forma balance sheet gives effect to the Transactions as if they had occurred on the respective dates presented and the unaudited pro forma income statements give effect to the Transactions as if they had occurred on the first day of the stated period. The Transactions and the related adjustments are described in the accompanying notes. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. Actual amounts could differ from those set forth below.

  The Unaudited Pro Forma Financial Data should be read in conjunction with the notes included herein, the consolidated financial statements of the Company and of Bertucci's and, in each case, the notes thereto included herein, "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Bertucci's," "Selected Financial Data of the Company" and the notes thereto, "Selected Financial Data of Bertucci's" and the notes thereto and the other financial information included elsewhere in this Prospectus. The unaudited pro forma financial data do not purport to represent what the Company's results of operations or financial position would have been had the Transactions occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date.

                          NE RESTAURANT COMPANY, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                   AS OF THE END OF THE FIRST SIX MONTHS 1998
                             (DOLLARS IN THOUSANDS)

                                    HISTORICAL
                                -----------------------  PRO FORMA
                                 NERCO       BERTUCCI'S ADJUSTMENTS    PRO FORMA
                                --------     ---------- -----------    ---------
ASSETS:
Current assets:
  Cash and cash equivalents.... $    --       $  3,670   $ (3,670)(a)  $    --
    Marketable securities......    3,434 (b)       --      (3,434)(b)       --
    Inventories................      570         1,205        --          1,775
    Receivables................      394           814        --          1,208
    Prepaid expense and other
     current assets............      342         1,204        --          1,546
    Deferred taxes, current....      112         1,104        --          1,216
                                --------      --------   --------      --------
    Total current assets.......    4,852         7,997     (7,104)        5,745
Net property and equipment.....   32,798        91,568        --        124,366
Goodwill.......................      151         2,336     17,684 (c)    20,171
Other assets...................    5,325         4,158      6,505 (d)    15,988
                                --------      --------   --------      --------
    Total assets............... $ 43,126      $106,059   $ 17,085      $166,270
                                ========      ========   ========      ========
LIABILITIES AND SHAREHOLDERS'
 EQUITY:
Current liabilities:
  Accounts payable............. $  3,658      $  4,550   $    --       $  8,208
  Accrued expenses.............    5,531         7,827        --         13,358
  Other current liabilities....      706            25        --            731
                                --------      --------   --------      --------
  Total current liabilities....    9,895        12,402        --         22,297
Long-term debt.................   41,399        13,500     68,442 (e)   123,341
Other noncurrent liabilities...    3,996         6,871     (6,871)(c)     3,996
                                --------      --------   --------      --------
    Total liabilities..........   55,290        32,773     61,571       149,634
Common Stock...................       20            44        (44)(f)        20
Treasury Stock.................   (8,017)                                (8,017)
Additional Paid in Capital.....       22        45,259    (16,459)(f)    28,822
(Accumulated Deficit) Retained
 Earnings......................   (4,189)       27,983    (27,983)(f)    (4,189)
    Total Equity...............  (12,164)       73,286    (44,486)       16,636
                                ========      ========   ========      ========
    Total liabilities and
     shareholders' equity...... $ 43,126      $106,059   $ 17,085      $166,270
                                ========      ========   ========      ========

                 See Notes to Unaudited Pro Forma Balance Sheet

                          NE RESTAURANT COMPANY, INC.

                  NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                            (DOLLARS IN THOUSANDS)

(a) Represents the use of available cash to pay down the Bertucci's Bank
    Facility.

(b) Marketable securities consists of 430,000 shares of Bertucci's common stock. The pro forma adjustment represents use of such stock which is owned by the Company prior to the Acquisition as a credit against the purchase price for the Acquisition.

(c) Represents goodwill and other intangible assets resulting from the Acquisition to be amortized over a fifteen year useful life as follows:

   Purchase price including transaction costs......................... $97,841
   Bertucci's shareholders' equity, plus deferred rent liability not assumed of $6,871.................................................  80,157
                                                                       -------
   Goodwill........................................................... $17,684
                                                                       =======

(d) Represents the financing costs associated with indebtedness incurred in connection with the Transactions which is amortized over the life of the related borrowings.

(e) Represents net indebtedness incurred in connection with the Transactions. This amount has been calculated as follows:

   Issuance of new debt:
     Senior Bank Facility............................................. $    --
     Senior Notes due 2008............................................  100,000
                                                                       --------
       Total of new debt issued.......................................  100,000
       Repayment of existing debt:
       Company Bank Facility..........................................  (18,058)
       Bertucci's Bank Facility.......................................  (13,500)
                                                                       --------
       Total of existing debt repaid..................................  (31,558)
                                                                       --------
         Total........................................................ $ 68,442
                                                                       ========

(f) Adjustments to shareholders' equity represents elimination of Bertucci's shareholder's equity of $73,286 and an increase in the Company's paid in capital of $28,800 as a result of the Equity Investment.

                          NE RESTAURANT COMPANY, INC.

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
                           FOR THE LAST TWELVE MONTHS
                             (DOLLARS IN THOUSANDS)

                                       HISTORICAL
                                   ------------------    PRO FORMA
                                    NERCO  BERTUCCI'S   ADJUSTMENTS    PRO FORMA
                                   ------- ----------   -----------    ---------
INCOME STATEMENT DATA:
Net sales......................... $87,541  $143,221     $    --       $230,762
Cost of sales and expenses:
  Cost of sales...................  24,772    35,643          --         60,415
  Operating expenses..............  44,165    74,816(a)       --        118,981
  General and administrative
   expenses.......................   4,492     9,810          --         14,302
  Deferred rent, depreciation and
   amortization...................   3,845     9,265(a)     1,179 (b)    14,289
  Taxes other than income.........   4,021     7,270          --         11,291
                                   -------  --------     --------      --------
  Total cost of sales and
   expenses.......................  81,295   136,804        1,179       219,278
                                   -------  --------     --------      --------
  Income from operations..........   6,246     6,417       (1,179)       11,484
Interest expense, net.............   3,175       865        9,213 (c)    13,253
                                   -------  --------     --------      --------
  Income (loss) before income
   taxes..........................   3,071     5,552      (10,392)       (1,769)
Provision (benefit) for income
 taxes............................   1,014     1,989       (3,685)(d)      (682)
                                   -------  --------     --------      --------
  Net income (loss)............... $ 2,057  $  3,563     $ (6,707)     $ (1,087)
                                   =======  ========     ========      ========
OTHER FINANCIAL DATA:
Ratio of earnings to fixed
 charges(e).......................                                          --
Adjusted EBITDA(f)................ $10,091  $ 15,682     $  2,000 (f)  $ 27,773
Capital expenditures..............   6,647     9,824          --         16,471

                                FOR FISCAL 1997

                                       HISTORICAL
                                   ------------------    PRO FORMA
                                    NERCO  BERTUCCI'S   ADJUSTMENTS    PRO FORMA
                                   ------- ----------   -----------    ---------
INCOME STATEMENT DATA:
Net sales......................... $81,364  $136,720     $    --       $218,084
Cost of sales and expenses:
  Cost of sales...................  23,384    34,102          --         57,486
  Operating expenses..............  40,931    71,106(a)       --        112,037
  General and administrative
   expenses.......................   4,207     8,828          --         13,035
  Deferred rent, depreciation and
   amortization...................   3,911     9,172(a)     1,179 (b)    14,262
  Taxes other than income.........   3,829     6,990          --         10,819
                                   -------  --------     --------      --------
  Total cost of sales and
   expenses.......................  76,262   130,198        1,179       207,639
                                   -------  --------     --------      --------
  Income from operations..........   5,102     6,522       (1,179)       10,445
Interest expense, net.............   1,918     1,005        9,213 (c)    12,136
                                   -------  --------     --------      --------
  Income (loss) before income
   expense........................   3,184     5,517      (10,392)       (1,691)
Provision (benefit) for income
 taxes............................   1,084     2,009       (3,685)(d)      (592)
                                   -------  --------     --------      --------
  Net income (loss)............... $ 2,100  $  3,508     $ (6,707)     $ (1,099)
                                   =======  ========     ========      ========
OTHER FINANCIAL DATA:
  Ratio of earnings to fixed
   charges(e).....................                                          --
  Adjusted EBITDA(f).............. $ 9,013  $ 15,694     $  2,000 (f)  $ 26,707
  Capital expenditures............   4,479     8,014          --         12,493


               See Notes to Unaudited Pro Forma Income Statements

                          NE RESTAURANT COMPANY, INC.
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
                           FOR FIRST SIX MONTHS 1997
                             (DOLLARS IN THOUSANDS)

                                        HISTORICAL
                                    ------------------    PRO FORMA
                                     NERCO  BERTUCCI'S   ADJUSTMENTS   PRO FORMA
                                    ------- ----------   -----------   ---------
INCOME STATEMENT DATA:
Net sales.......................... $38,872  $71,980       $   --      $110,852
Cost of sales and expenses:
  Cost of sales....................  11,334   17,947           --        29,281
  Operating expenses...............  19,444   37,357(a)        --        56,801
  General and administrative
   expenses........................   2,013    4,332           --         6,345
  Deferred rent, depreciation and
   amortization....................   2,055    5,126(a)        589 (b)    7,770
  Taxes other than income..........   1,890    3,823           --         5,713
                                    -------  -------       -------     --------
  Total cost of sales and
   expenses........................  36,736   68,585           589      105,910
                                    -------  -------       -------     --------
  Income from operations...........   2,136    3,395          (589)       4,942
Interest expense, net..............     607      614         4,941 (c)    6,162
  Income (loss) before income
   taxes...........................   1,529    2,781        (5,530)      (1,220)
Provisions (benefit) for income
 taxes.............................     543    1,014        (1,976)(d)     (419)
                                    -------  -------       -------     --------
  Net income (loss)................ $   986  $ 1,767       $(3,554)    $   (801)
                                    =======  =======       =======     ========
OTHER FINANCIAL DATA:
Ratio of earnings to fixed
 charges(e)........................                                         --
Adjusted EBITDA(f)................. $ 4,191  $ 8,521       $   500 (f) $ 13,212
Capital expenditures...............   1,308    2,954           --         4,262

                           FOR FIRST SIX MONTHS 1998

INCOME STATEMENT DATA:
Net sales.............................  $45,049 $78,481    $   --      $123,530
Cost of sales and expenses:
  Cost of sales.......................   12,722  19,488        --        32,210
  Operating expenses..................   22,678  41,067(a)     --        63,745
  General and administrative ex-
   penses.............................    2,298   5,314        --         7,612
  Deferred rent, depreciation and am-
   ortization.........................    1,989   5,219(a)     589 (b)    7,797
  Taxes other than income.............    2,082   4,103        --         6,185
                                        ------- -------    -------     --------
    Total cost of sales and expenses..   41,769  75,191        589      117,549
                                        ------- -------    -------     --------
    Income from operations............    3,280   3,290       (589)       5,981
Interest expense, net.................    1,864     474      4,941 (c)    7,279
                                        ------- -------    -------     --------
  Income (loss) before income taxes...    1,416   2,816     (5,530)      (1,298)
Provision (benefit) for income taxes..      473     994     (1,976)(d)     (509)
                                        ------- -------    -------     --------
  Net income (loss)...................  $   943 $ 1,822    $(3,554)    $   (789)
                                        ======= =======    =======     ========
OTHER FINANCIAL DATA:
Ratio of earnings to fixed
 charges(e)...........................                                      --
Adjusted EBITDA(f)....................  $ 5,269 $ 8,509    $  500 (f)  $ 14,278
Capital expenditures..................    3,476   4,764        --         8,240


               See Notes to Unaudited Pro Forma Income Statements

                          NE RESTAURANT COMPANY, INC.
                NOTES TO UNAUDITED PRO FORMA INCOME STATEMENTS

                            (DOLLARS IN THOUSANDS)

(a) To conform with the Company's financial presentation, the following deferred rent expense amounts on Bertucci's income statement have been reclassified from operating expense to depreciation and amortization:

                          FIRST SIX                   FIRST SIX                  LAST TWELVE
   FISCAL 1997           MONTHS 1997                 MONTHS 1998                   MONTHS
   -----------           -----------                 -----------                 -----------
      $546                  $419                        $261                        $388

(b) Reflects goodwill amortization as a result of the Acquisition. Goodwill will be amortized on a straight line basis over 15 years.

(c) Represents adjustments necessary to reflect pro forma interest expense and amortization of deferred financing costs based on pro forma debt levels and applicable interest rates.

                                                     FIRST    FIRST
                                                      SIX      SIX
                                            FISCAL   MONTHS  MONTHS   LAST TWELVE
                                             1997     1997    1998      MONTHS
                                            -------  ------  -------  -----------
   Amortization of financing costs......... $   651  $  163  $   163    $   651
   Senior Notes due 2008 (at the 10 3/4%
    rate)..................................  10,750   5,375    5,375     10,750
   FFCA Loans (at an average 9.7% rate).......  708     --     1,152      1,860
   Other debt--various.....................      27      11       11         27
   Elimination of historical interest......  (2,923)   (608)  (1,760)    (4,075)
                                            -------  ------  -------    -------
                                            $ 9,213  $4,941  $ 4,941    $ 9,213
                                            =======  ======  =======    =======

(d) Reflects a reduction in the provisions for income taxes as a result of the pro forma decrease in income before taxes, computed at an effective tax rate of 40%. The amortization of goodwill is nondeductible for taxes.

(e) Pro forma earnings were insufficient to cover fixed charges for the pro forma Fiscal 1997, First Six Months 1997, First Six Months 1998 and the Last Twelve Months by $1.7 million, $1.2 million, $1.3 million and $1.8 million, respectively. For purposes of calculating this ratio, "earnings" consist of earnings from continuing operations before provision for income taxes and fixed charges. "Fixed charges" consist of interest expense and the estimated interest portion of rental payments on operating leases.

(f) "EBITDA" is defined as income from operations before deferred rent, depreciation and amortization. EBITDA is not a measure of performance defined by GAAP. EBITDA should not be considered in isolation or as a substitute for net income or the statement of cash flows which have been prepared in accordance with GAAP. The Company believes EBITDA provides useful information regarding the Company's ability to service its debt and the Company understands that such information is considered by certain investors to be an additional basis for evaluating a company's ability to pay interest and repay debt. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

   Deferred rent expense for each of Fiscal 1997, the First Six Months 1997, the First Six Months 1998 and the Last Twelve Months was $899, $592, $664 and $971, respectively.

   "Adjusted EBITDA" represents EBITDA adjusted as follows:

                                                    FIRST SIX FIRST SIX  LAST
                                            FISCAL   MONTHS    MONTHS   TWELVE
                                             1997     1997      1998    MONTHS
                                            ------- --------- --------- -------
   EBITDA.................................. $24,707  $12,712   $13,778  $25,773
   Elimination of salaries and benefits of
    certain employees......................   1,700      425       425    1,700
   Elimination of duplicative professional
    and office overhead services...........     300       75        75      300
                                            -------  -------   -------  -------
   Adjusted EBITDA......................... $26,707  $13,212   $14,278  $27,773

   The foregoing positive adjustments represent the Company's estimates of cost savings. However, there can be no assurance as to when, or if, such savings will be realized.

                    SELECTED FINANCIAL DATA OF THE COMPANY

  The following table sets forth the selected historical and other consolidated financial data for the Company for the periods and at the dates indicated. The historical financial data for each of the three years ended December 31, 1997 and at December 31, 1996 and 1997 have been derived from the Company's historical consolidated financial statements which are included elsewhere in this Prospectus and have been audited and reported upon by Arthur Andersen. The historical financial data for each of the two years ended December 31, 1994 and at December 31, 1993, 1994 and 1995 have been derived from the Company's historical consolidated financial statements audited and reported upon by Arthur Andersen, which are not included in this Prospectus. The historical financial data for the six months ended and at June 30, 1997 and 1998 have been derived from the Company's unaudited financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position as of, and the results for, such interim periods. The historical financial information for the six months ended June 30, 1998 is not necessarily indicative of results for the full year ending December 31, 1998. This information should be read in conjunction with the consolidated financial statements of the Company and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" and the other financial information included elsewhere in this Prospectus.

                                                                                SIX MONTHS
                                 YEAR ENDED DECEMBER 31,                      ENDED JUNE 30,
                         ------------------------------------------------     -----------------
                          1993      1994      1995      1996       1997        1997      1998
                         -------   -------   -------   -------   --------     -------   -------
                                  (DOLLARS IN THOUSANDS)                        (UNAUDITED)
INCOME STATEMENT DATA:
Net sales............... $37,729   $46,588   $60,300   $70,094   $ 81,364     $38,872   $45,049
Cost of sales and ex-
 penses:
Cost of sales...........  11,182    13,451    18,095    21,203     23,384      11,334    12,722
 Operating expenses.....  19,250    23,130    30,101    34,268     40,932      19,444    22,678
 General and administra-
  tive expenses.........   2,941     3,359     3,449     3,679      4,207       2,013     2,298
 Deferred rent, depreci-
  ation and amortiza-
  tion..................   1,298     1,684     3,201     3,679      3,911       2,055     1,989
 Taxes other than in-
  come..................   1,764     2,142     2,871     3,207      3,829       1,890     2,082
                         -------   -------   -------   -------   --------     -------   -------
 Total costs of sales
  and expenses..........  36,435    43,766    57,717    66,036     76,263      36,736    41,769
                         -------   -------   -------   -------   --------     -------   -------
 Income from opera-
  tions.................   1,294     2,822     2,583     4,058      5,101       2,136     3,280
                         -------   -------   -------   -------   --------     -------   -------
Interest expense, net...      27        90       463     1,053      1,918         607     1,864
 Income before income
  tax expense...........   1,267     2,732     2,120     3,005      3,184       1,529     1,416
Income tax expense......     --      1,122       699     1,047      1,084         543       473
                         -------   -------   -------   -------   --------     -------   -------
 Net income............. $ 1,267   $ 1,610   $ 1,421   $ 1,958   $  2,100     $   986   $   943
                         -------   -------   -------   -------   --------     -------   -------
OTHER FINANCIAL DATA:
Ratio of earnings to
 fixed charges(a).......     2.5x      3.7x      2.5x      2.5x       2.0x        2.3x      1.5x
EBITDA(b)............... $ 2,592   $ 4,506   $ 5,784   $ 7,737   $  9,012     $ 4,191   $ 5,269
EBITDA margin(c)........     6.9 %     9.7 %     9.6 %    11.0 %     11.1 %      10.8 %    11.7 %
Capital expenditures.... $ 3,619   $ 7,989   $10,359   $ 7,946   $  4,479     $ 1,308   $ 3,476
OPERATING STATISTICS:
Number of restaurants
 (end of period)........      16        19        26        30         32          31        33
Average annual revenue
 per restaurant......... $ 2,421   $ 2,623   $ 2,589   $ 2,518   $  2,614     $ 2,521   $ 2,744
Comparable restaurant
 sales(d)...............    14.5 %     6.6 %    (1.6)%    (0.4)%      2.7 %       0.5 %     7.0 %
BALANCE SHEET DATA (AT
 END OF PERIOD):
Working capital (defi-
 cit)................... $(3,375)  $(3,750)  $(4,524)  $(4,996)  $ (8,406)    $(4,735)  $(5,043)
Total assets............   9,704    18,162    27,848    34,340     37,337      34,932    43,126
Long-term debt, includ-
 ing current portion....     --      5,280    11,570    15,273     37,908 (e)  13,976    42,105
Shareholders' equity
 (deficit)(e)...........   4,468     6,078     7,499     9,457    (13,107)(e)  10,441   (12,164)

              See Notes to Selected Financial Data of the Company

                NOTES TO SELECTED FINANCIAL DATA OF THE COMPANY

(a) For purposes of calculating this ratio, "earnings" consist of earnings from continuing operations before provision for income taxes and fixed charges. "Fixed charges" consist of interest expense and the estimated interest portion of rental payments on operating leases.

(b) "EBITDA" is defined as income from operations before deferred rent, depreciation and amortization. EBITDA is not a measure of performance defined by GAAP. EBITDA should not be considered in isolation or as a substitute for net income or the statement of cash flows which have been prepared in accordance with GAAP. The Company believes EBITDA provides useful information regarding the Company's ability to service its debt and the Company understands that such information is considered by certain investors to be an additional basis for evaluating a company's ability to pay interest and repay debt. EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

(c) EBITDA margin represents EBITDA divided by net sales.

(d) The Company defines comparable restaurant sales as net sales from restaurants that have been open for at least one full fiscal year.

(e) In August 1997, the Company paid a dividend and return of capital distribution to shareholders of $8.31 per share, in the aggregate amount of $16,670. In addition, the Company repurchased 716,429 shares of common stock at $11.63 per share, for an aggregate amount of $8,332. The Company's repurchase of shares of common stock was recorded as treasury stock, at cost, and resulted in a reduction of shareholders' (deficit) equity. These transactions were funded from the proceeds of the FFCA Loan. See "Description of Other Indebtedness."

                     SELECTED FINANCIAL DATA OF BERTUCCI'S

  The following table sets forth the selected historical and other consolidated financial data for Bertucci's for the periods and at the dates indicated. The historical financial data for each of the years ended December 30, 1995, December 28, 1996 and December 27, 1997 and at December 28, 1996 and December 27, 1997 have been derived from Bertucci's historical consolidated financial statements which are included elsewhere in this Prospectus and have been audited and reported upon by Arthur Andersen. The historical financial data for each of the years ended December 25, 1993 and December 25, 1994; and at December 25, 1993, December 31, 1994 and December 30, 1995 have been derived from Bertucci's historical consolidated financial statements audited and reported upon by Arthur Andersen, which are not included in this Prospectus. The unaudited historical financial data for the 28 weeks ended and at July 12, 1997 and July 11, 1998 have been derived from Bertucci's unaudited financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the results for such interim periods. The historical financial information for the 28 weeks ended July 11, 1998 is not necessarily indicative of results for the full year ending December 26, 1998. Bertucci's fiscal year has historically consisted of a 16-week first fiscal quarter followed by two 12-week fiscal quarters and a 12- or 13-week fourth fiscal quarter. This information should be read in conjunction with the consolidated financial statements of Bertucci's and the notes thereto included herein, "Management's Discussion and Analysis of Financial Condition and Results of Operations of Bertucci's" and the other financial information included elsewhere in this Prospectus.

                                                 FISCAL YEARS ENDED                         28 WEEKS ENDED
                          ---------------------------------------------------------------- -------------------
                          DECEMBER 25, DECEMBER 31, DECEMBER 30, DECEMBER 28, DECEMBER 27, JULY 12,   JULY 11,
                              1993         1994         1995         1996         1997       1997       1998
                          ------------ ------------ ------------ ------------ ------------ --------   --------
                                                                                              (UNAUDITED)
                                                        (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales...............    $74,625      $102,797     $120,260     $128,044     $136,720   $ 71,980   $ 78,481
Costs and expenses:
 Cost of sales..........     19,368        26,039       31,060       32,484       34,102     17,947     19,488
 Operating expenses.....     33,778        48,804       60,673       65,986       71,652     37,776     41,327
 General and administra-
  tive
  expenses..............      4,918         6,566        8,239        7,720        8,828      4,332      5,315
 Depreciation and amor-
  tization..............      4,840         7,327        9,083        8,781        8,626      4,707      4,958
 Taxes other than in-
  come..................      3,530         5,106        6,268        6,633        6,990      3,823      4,103
 Restaurant closing ex-
  pense.................        --            --         5,336          --           --         --         --
                            -------      --------     --------     --------     --------   --------   --------
 Total costs and ex-
  penses................     66,434        93,842      120,659      121,604      130,198     68,585     75,191
                            -------      --------     --------     --------     --------   --------   --------
Income (loss) from oper-
 ations.................      8,191         8,955         (399)       6,440        6,522      3,395      3,290
Interest expense, net...         82           155        1,253        1,297        1,037        622        482
Interest income.........        657            33           21           15           32          8          8
                            -------      --------     --------     --------     --------   --------   --------
 Income (loss) before
  income tax expense
  (benefit).............      8,766         8,833       (1,631)       5,158        5,517      2,781      2,816
Income tax expense (ben-
 efit)..................      3,127         3,223         (745)       1,933        2,009      1,014        994
                            -------      --------     --------     --------     --------   --------   --------
 Net income (loss)......    $ 5,639      $  5,610     $   (886)    $  3,225     $  3,508   $  1,767   $  1,822
                            =======      ========     ========     ========     ========   ========   ========
OTHER FINANCIAL DATA:
EBITDA(a)...............    $14,195      $ 17,422     $  9,717     $ 15,711     $ 15,694   $  8,521   $  8,509
EBITDA margin(b)........       19.0 %        16.9 %        8.1 %       12.3 %       11.5 %     11.8 %     10.8 %
Deferred rent, deprecia-
 tion and
 amortization...........    $ 6,004      $  8,467     $ 10,116     $  9,271     $  9,172   $  5,126   $  5,219
Capital expenditures....     33,068        27,634       14,309        9,462        8,014      2,954      4,764
OPERATING STATISTICS:
Number of restaurants
 (end of period)(c).....         50            67           76           80           85         81         88
Average annual revenue
 per restaurant.........    $ 1,820      $  1,826     $  1,673     $  1,671     $  1,712   $  1,654   $  1,691
Comparable restaurant
 sales(d)...............        5.8 %         0.2 %       (2.0)%        1.0 %        2.5 %      0.8 %      2.5 %
BALANCE SHEET DATA (AT
 END OF PERIOD):
Working capital (defi-
 cit)...................    $(3,973)     $ (5,738)    $ (5,258)    $ (2,857)    $ (3,740)  $ (3,114)  $ (4,405)
Total assets............     70,181        93,114       98,938      102,528      105,516    101,918    100,059
Long-term debt, includ-
 ing current portion....        --         14,000       19,438       18,438       13,525     14,525     13,525
Shareholders' equity....     58,804        64,846       64,092       67,538       71,371     69,412     73,286

              See Notes to Selected Financial Data of Bertucci's

                NOTES TO SELECTED FINANCIAL DATA OF BERTUCCI'S

(a) "EBITDA" is defined as operating income before deferred rent, depreciation and amortization. EBITDA is not a measure of performance defined by GAAP. EBITDA should not be considered in isolation or as a substitute for net income or the statement of cash flows which have been prepared in accordance with GAAP. The Company believes EBITDA provides useful information regarding the Company's ability to service its debt and the Company understands that such information is considered by certain investors to be an additional basis for evaluating a company's ability to pay interest and repay debt. EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

   Deferred rent for Bertucci's fiscal 1993, 1994, 1995, 1996 and 1997 was $1,164, $1,140, $1,033, $490 and $546, respectively, and for Bertucci's first fiscal six months 1997 and 1998 was $419 and $261, respectively.

(b) EBITDA margin represents EBITDA divided by net sales.

(c) For all periods including and after Bertucci's fiscal 1997, includes one Sal and Vinnie's restaurant.

(d) Comparable restaurant sales are defined as net sales from restaurants that have been open for at least one full fiscal year.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF THE COMPANY

  The following discussion should be read in conjunction with the "Selected Financial Data of the Company" and the notes thereto, and the consolidated financial statements of the Company and the notes thereto, included herein, and the other more detailed financial data appearing elsewhere herein.

GENERAL

  The Company operates 31 Chili's and two On The Border restaurants in five New England states, and, as a result of the Acquisition, owns and operates 87 Bertucci's restaurants located primarily in the northeastern and Mid-Atlantic United States and one Sal and Vinnie's steakhouse located in Massachusetts.

  The Company has entered into franchise and development agreements with Brinker to operate the 33 restaurants and to exclusively develop additional restaurants in New England and Westchester County and additionally, in the case of On The Border, upstate New York.

  The Company is a successor to a series of limited partnerships formed in 1991 to acquire 15 Chili's restaurants originally developed by another franchisee. Upon its acquisition of the 15 Chili's restaurants in 1991, the Company recruited a new management team and undertook a series of steps to enhance operations, including reducing administrative overhead, coordinating a new advertising campaign, introducing new menu items, renovating restaurant facilities, installing new information systems and improving purchasing decisions. These efforts resulted in significant increases in comparable restaurant sales. During the Company's first three full years of operation, same store sales increased over the prior year by 10.0%, 14.5%, and 6.6%, respectively. From Fiscal 1991, the final year of operations by the prior franchisee, to fiscal 1997 average sales per restaurant for the Company's Chili's restaurants increased over 30.0% to $2.5 million from $1.8 million. Additionally, over the same period net sales and EBITDA increased from $27.5 million and $0.3 million to $81.4 million and $9.0 million, respectively.

  For all the Company's restaurants, net sales consist of food, beverage and alcohol sales. For fiscal 1997, with respect to the Company's Chili's restaurants, food accounted for approximately 73%, alcoholic beverages approximately 18%, and non-alcoholic beverages approximately 9%, of net sales. For fiscal 1997, with respect to the Company's On The Border restaurants, food accounted for approximately 64%, alcoholic beverages for approximately 31%, and non-alcoholic beverages for approximately 5% of total sales. The larger bar area for On The Border restaurants combined with a four-season patio contribute to the higher liquor mix in this concept. Cost of sales consists of food, beverage and alcohol costs. Total operating expenses consist of five primary categories: (i) labor expenses; (ii) restaurant operations; (iii) facility costs; (iv) office expenses; and (v) non-controllable expenses, which include such items as Brinker's royalty and advertising fees, rent, insurance, and real estate and personal property taxes. General and administrative expenses include costs associated with those departments of the Company that assist in restaurant operations and management of the business, including accounting, management information systems, training, executive management, purchasing and construction.

RESULTS OF OPERATIONS

  The following table sets forth the percentage relationship to net sales, unless otherwise indicated, of certain items included in the Company's income statement, as well as certain operating data, for the periods indicated:

                                  YEAR ENDED           SIX MONTHS ENDED
                                 DECEMBER 31,              JUNE 30,
                             ------------------------  ---------------------
                              1995     1996     1997     1997         1998
                             ------   ------   ------  --------     --------
INCOME STATEMENT DATA:
Net sales..................   100.0 %  100.0 %  100.0%    100.0 %      100.0%
                             ------   ------   ------  --------     --------
Cost of sales and expenses:
  Cost of sales............    30.0     30.3     28.7      29.2         28.2
  Operating expenses.......    49.9     48.9     50.3      50.0         50.3
  General and
   administrative
   expenses................     5.7      5.2      5.2       5.2          5.1
  Deferred rent,
   depreciation and
   amortization............     5.3      5.2      4.8       5.3          4.4
  Taxes other than income..     4.8      4.6      4.7       4.9          4.6
                             ------   ------   ------  --------     --------
    Total cost of sales and
     expenses..............    95.7     94.2     93.7      94.5         92.7
                             ------   ------   ------  --------     --------
    Income from
     operations............     4.3      5.8      6.3       5.5          7.3
                             ------   ------   ------  --------     --------
Interest expense, net......     0.8      1.5      2.4       1.6          4.1
  Income before income tax
   expense.................     3.5      4.3      3.9       3.9          3.1
Income tax expense.........     1.2      1.5      1.3       1.4          1.1
                             ------   ------   ------  --------     --------
  Net income...............     2.3 %    2.8 %    2.6%      2.5%         2.1%
                             ======   ======   ======  ========     ========
RESTAURANT OPERATING DATA
 (DOLLARS IN THOUSANDS):
Average annual sales per
 restaurant................  $2,589   $2,518   $2,614  $  2,521 (a) $  2,744(a)
Comparable restaurant
 sales.....................    (1.6)%   (0.4)%    2.7%      0.5%         7.0%
Number of restaurants:
  Restaurants open at
   beginning of period.....      19       26       30        30           32
    Restaurants opened.....       7        4        2         1            1
    Restaurants closed.....       0        0        0         0            0
                             ------   ------   ------  --------     --------
Total restaurants open at
 end of period.............      26       30       32        31           33
                             ======   ======   ======  ========     ========

--------
(a) Average sales per restaurant for the fiscal six months have been annualized to reflect a full year of operations, but are not necessarily indicative of results for a full year.

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

  Net Sales. Net sales increased by $6.2 million, or 15.9%, to $45.0 million during the first fiscal six months 1998 from $38.9 million during the first half of 1997. The increase was primarily due to the opening of two Chili's restaurants during fiscal 1997 and one On The Border restaurant during March 1998, combined with a comparable restaurant sales increase of 7.0% for the first six months of 1998. Annualized average sales per restaurant increased by 8.8% to $2.7 million during the first half of 1998 as compared to $2.5 million during the first half of 1997. The increases in comparable restaurant sales and annualized average sales per restaurant reflected an increase in menu prices by an average of 0.5% in March 1997 and 1.0% in July 1997, as well as an increase in guest counts resulting from improved advertising and operations in the restaurants during the first two fiscal quarters of 1998 as compared to the first two fiscal quarters of 1997.

  Cost of Sales. Cost of sales increased by $1.4 million, or 12.2%, to $12.7 million during the first six months of 1998 from $11.3 million during the first half of 1997. Expressed as a percentage of net sales, cost of sales decreased to 28.2% during the first half of 1998 from 29.2% during the first two quarters of 1997. The decrease was primarily attributable to reduced pricing from a new broadline food supplier combined with a more efficient, automated ordering system implemented during the fourth fiscal quarter 1997.

  Operating Expenses. Operating expenses increased by $3.2 million, or 16.6%, to $22.7 million during the first six months of 1998 from $9.4 million during the first half of 1997. Expressed as a percentage of net sales, operating expenses increased to 50.3% during the first six months of 1998 from 50.0% during the first two quarters of 1997. The increase was primarily due to increased advertising expenditures during the first fiscal quarter 1998 as compared to the first fiscal quarter 1997.

  General and Administrative Expenses. General and administrative expenses increased by $0.3 million, or 14.2%, to $2.3 million during the first two fiscal quarters of 1998 from $2.0 million during the first two fiscal quarters of 1997. Expressed as a percentage of sales, general and administrative expenses decreased to 5.1% during the first half of 1998 from 5.2% during the first half of 1997. The decrease was attributable to an increase in net sales, combined with relatively flat general and administrative expenses, during 1998 as compared to 1997.

  Deferred Rent, Depreciation and Amortization. Deferred rent, depreciation and amortization expenses were $2.0 million during the first six months of 1998 and $2.1 million during the first fiscal six months 1997.

  Taxes Other than Income Taxes. Taxes, other than income taxes increased by $0.2 million, or 10.2%, to $2.1 million during the first two fiscal quarters of 1998 from $1.9 million for the first two fiscal quarters of 1997. Expressed as a percentage of net sales, taxes, other than income taxes, decreased to 4.6% during the first two fiscal quarters of 1998 from 4.9% for the first two fiscal quarters of 1997. The improvement was primarily due to decreases in state unemployment tax rates for fiscal year 1998.

  Interest Expense. Interest expense increased by $1.3 million to $1.9 million during the first half of 1998 from $0.6 million during the first half of 1997. The increase was primarily due to approximately $1.2 million of interest expense on approximately $24.3 million aggregate principal amount of borrowings under the FFCA Loan during the third fiscal quarter 1997 as discussed below under "Liquidity and Capital Resources."

  Income Taxes. The effective income tax rate decreased to 33.4% during the first six months of 1998 from 35.5% during the first six months of 1997 due to a higher FICA credit as a result of increased payroll in the first half of 1998 in comparison to the first half of 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

  Net Sales. Net sales increased by $11.3 million, or 16.1%, to $81.4 million during fiscal 1997 from $70.1 million during fiscal 1996. The increase in net sales was primarily attributable to the opening of two Chili's restaurants during fiscal 1997 and the full year impact of three Chili's and one On The Border restaurant opened during fiscal 1996. Comparable restaurant sales for locations opened prior to 1996 increased 2.7% in fiscal 1997 as compared to fiscal 1996. Average sales per restaurant increased 4.0% to $2.6 million during fiscal 1997 from $2.5 million during fiscal 1996. The increases in comparable restaurant sales and average sales per restaurant reflected an increase in menu prices by an average of 0.5% in March 1997 and another 1.0% in July 1997, as well as an increase in guest counts resulting from improved advertising and operations in the restaurants.

  Cost of Sales. Cost of sales increased by $2.2 million, or 10.3%, to $23.4 million during fiscal 1997 from $21.2 million during fiscal 1996. Expressed as a percentage of net sales, cost of sales decreased to 28.7% during fiscal 1997 from 30.2% during fiscal 1996. The decrease was primarily attributable to reduced pricing from a new broadline food supplier combined with a more efficient, automated ordering system implemented during the fourth fiscal quarter 1997.

  Operating Expenses. Operating expenses increased by $6.6 million, or 19.2%, to $40.9 million during fiscal 1997 from $34.3 million during fiscal 1996. Expressed as a percentage of net sales, operating expenses increased to 50.3% during fiscal 1997 from 48.9% during fiscal 1996. The increase was primarily due to increased advertising expenditures and increased payroll costs as a result of federal minimum wage increases during fiscal 1997.

  General and Administrative Expenses. General and administrative expenses increased by $0.5 million, or 13.5%, to $4.2 million during fiscal 1997 from $3.7 million during fiscal 1996. As a percentage of net sales, general and administrative expenses were 5.2% of net sales in both years.

  Deferred Rent, Depreciation and Amortization. Deferred rent, depreciation and amortization expenses increased by $0.2 million, or 5.4%, to $3.9 million during fiscal 1997 from $3.7 million during fiscal 1996. Expressed as a percentage of sales, deferred rent, depreciation and amortization decreased to 4.8% during fiscal 1997 from 5.2% during fiscal 1996. Amortization expense was impacted because of a reduction in amortization costs associated with new restaurant openings as fewer restaurants were opened during fiscal 1997 than during fiscal 1996.

  Taxes Other than Income Taxes. Taxes, other than income taxes increased by $0.6 million, or 18.8%, to $3.8 million during fiscal 1997 from $3.2 million during fiscal 1996. Expressed as a percentage of net sales, taxes other than income taxes, increased to 4.7% during fiscal 1997 from 4.6% during fiscal 1996. The increase was primarily due to higher payroll taxes resulting from increased payroll costs associated with minimum wage increases enacted during fiscal 1997.

  Interest Expense. Interest expense increased by $0.8 million to $1.9 million during fiscal 1997 from $1.1 million during fiscal 1996. The increase was primarily attributable to borrowings under the FFCA Loan during fiscal 1997 as discussed below under "--Liquidity and Capital Resources."

  Income Taxes. The effective income tax rate decreased to 34.0% during fiscal 1997 from 34.8% during fiscal 1996.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Net Sales. Net sales increased by $9.8 million, or 16.3%, to $70.1 million during fiscal 1996, from $60.3 million during fiscal 1995. The increase in net sales was primarily attributable to the opening of four new Chili's restaurants during fiscal 1996 and the full year impact of seven new Chili's restaurants opened during fiscal 1995. Comparable restaurant sales for locations opened prior to 1995 decreased by 0.4% during fiscal 1996. Average sales per restaurant decreased slightly to $2.5 million during fiscal year 1996 from $2.6 million during fiscal 1995. The decreases in comparable restaurant sales and average sales per restaurant were primarily due to the combined effect of opening four Chili's restaurants, reduced advertising expenditures and new competing entrants in the markets in which the Company operated restaurants during fiscal 1996.

  Cost of Sales. Cost of sales increased by $3.1 million, or 17.1%, to $21.2 million during fiscal 1996 from $18.1 million during fiscal 1995. Expressed as a percentage of net sales, cost of sales increased to 30.2% during fiscal 1996 from 30.0% during fiscal 1995. This increase was primarily due to changes in menu strategies by the Franchisor that resulted in increased portion sizes.

  Operating Expenses. Operating expenses increased by $4.2 million, or 14.0%, to $34.3 million during fiscal 1996 from $30.1 million during fiscal 1995. Expressed as a percentage of net sales, operating expenses decreased to 48.9% during fiscal 1996 from 49.9% during fiscal 1995. The decrease was primarily due to reductions in renewal premiums for worker's compensation coverage and employee health insurance combined with a reduction in advertising expenditures during fiscal 1996.

  General and Administrative Expenses. General and administrative expenses increased by $0.3 million, or 8.8%, to $3.7 million during fiscal 1996 from $3.4 million during fiscal 1995. Expressed as a percentage of net sales, general and administrative expenses decreased to 5.2% during fiscal 1996 from 5.7% during fiscal 1995. This decrease was primarily attributable to the spreading of fixed costs over a larger sales base during fiscal 1996 as compared to fiscal 1995.

  Deferred Rent, Depreciation and Amortization. Deferred rent, depreciation and amortization expenses increased by $0.5 million, or 15.6%, to $3.7 million during fiscal 1996 from $3.2 million during fiscal 1995.

Expressed as a percentage of net sales, deferred rent, depreciation and amortization decreased to 5.2% during fiscal 1996 from 5.3% during fiscal 1995.

  Taxes Other than Income Taxes. Taxes, other than income taxes, increased by $0.3 million, or 10.3%, to $3.2 million during fiscal 1996 from $2.9 million during fiscal 1995. Expressed as a percentage of net sales, taxes, other than income taxes, decreased to 4.6% during fiscal 1996 from 4.8% during fiscal 1995.

  Interest Expense. Interest expense increased by $0.6 million to $1.1 million, during fiscal 1996 from $0.5 million during fiscal 1995. The increase was primarily due to increases in bank borrowings due to restaurant expansion during fiscal 1995 and fiscal 1996.

  Income Taxes. The effective income tax rate increased to 34.8% during fiscal 1996 from 33.0% during fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

  The Company has historically met its capital expenditures and working capital needs through a combination of operating cash flow, borrowings under the FFCA Loans and borrowings under the Company Bank Facility.

  Net cash flows from operating activities were $3.3 million for the six months ended June 30, 1998 as compared to $2.3 million for the six months ended June 30, 1997. This increase was primarily due to a decrease in working capital needs for new restaurant locations. Net cash flows from operating activities increased to $8.4 million for fiscal 1997 from $5.7 million for fiscal 1996.

  The Company's capital expenditures were $10.4 million, $7.9 million and $4.5 million for fiscal 1995, 1996 and 1997, respectively. In fiscal 1997, capital expenditures for routine maintenance and repair of the Company's restaurants were approximately $2.8 million. Under its Area Development Agreements, the Company is required to open at least two Chili's and two On The Border restaurants in each of 1998 and 1999. Based on its current estimates, the Company would be required to expend approximately $7.8 million in each of fiscal 1998 and fiscal 1999 to meet its minimum development requirements. The Company currently expects to exceed these minimum requirements by opening a total of three Chili's and three On The Border restaurants (one of which it has already opened) in fiscal 1998, requiring capital expenditures of approximately $11.7 million, and six Chili's and six On The Border restaurants in fiscal 1999, requiring capital expenditures of approximately $23.4 million. In addition, the Company expects to open three new Bertucci's restaurants during the remainder of fiscal 1998, requiring capital expenditures of approximately $3.9 million, and six new Bertucci's restaurants in fiscal 1999, requiring capital expenditures of approximately $7.8 million. The Company believes that it will have sufficient working capital and bank borrowing availability to finance its expansion plans for the foreseeable future.

  In August 1997, the Company paid a dividend and return of capital distribution to shareholders of approximately $16.7 million from additional paid-in capital, with the excess payout being charged to retained earnings. In addition, as part of such transaction, the Company repurchased a portion of its capital stock, for an aggregate amount of approximately $8.3 million. The Company's repurchase of shares of common stock was recorded as treasury stock, at cost, and resulted in a reduction of shareholders' equity. These payments were funded through the use of proceeds from the FFCA Loan.

  The Company incurred a significant amount of indebtedness in connection with the Transactions. As of the end of the First Six Months 1998, after giving pro forma effect to the Transactions, the Company would have had approximately $124.0 million of consolidated indebtedness, including $100.0 million of indebtedness pursuant to the Notes, $23.8 million of borrowings under the FFCA Loans and $0.3 million of capital lease obligations. Significant liquidity demands will arise from debt service on the Notes, the FFCA Loans and borrowings under the Senior Bank Facility. In addition to its debt service obligations, the Company will require liquidity for capital expenditures, lease obligations and general working capital needs.

  The Company believes that the cash flow generated from its operations, together with available borrowings under the Senior Bank Facility and under the FFCA Loans and similar secured indebtedness, should be sufficient to fund its debt service requirements, lease obligations, working capital needs, current expected capital expenditures and other operating expenses for the foreseeable future. The Senior Bank Facility provides the Company with available borrowings up to an aggregate amount of $20.0 million. On a pro forma basis, as of the end of the First Six Months 1998, approximately $20.0 million would have been available. The Company's future operating performance and ability to service or refinance the Notes, the FFCA Loans and the Senior Bank Facility will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control.

IMPACT OF INFLATION

  Inflationary factors such as increases in labor, food or other operating costs could adversely affect the Company's operations. The Company does not believe that inflation has had a material impact on its financial position or results of operations for the periods discussed above. Management believes that through the proper leveraging of purchasing size, labor scheduling, and restaurant development analysis, inflation will not have a material adverse effect on income during the foreseeable future. There can be no assurance that inflation will not materially adversely affect the Company.

SEASONALITY

  The Company's quarterly results of operations have fluctuated and are expected to continue to fluctuate depending on a variety of factors, including the timing of new restaurant openings and related pre-opening and other startup expenses, net sales contributed by new restaurants, increases or decreases in comparable restaurant sales, competition and overall economic conditions. The Company's business is also subject to seasonal influences of consumer spending, dining out patterns and weather. As is the case with many restaurant companies, the Company typically experiences lower net sales and net income during the first and fourth fiscal quarters. Because of these fluctuations in net sales and net income (loss), the results of operations of any quarter are not necessarily indicative of the results that may be achieved for a full fiscal year or any future quarter.

YEAR 2000 IMPACT

  Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four digit entries to distinguish twenty-first century dates from twentieth century dates. As a result, within the next two years, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. The Company is currently assessing the potential impact of Year 2000 on the processing of data-sensitive information by the Company's automated information and point-of-sale systems and Bertucci's computerized information systems. While there can be no assurance that Year 2000 matters will be satisfactorily identified and resolved, the Company currently believes, based on preliminary discussions with its and Bertucci's information systems vendors, that Year 2000 issues will not have a material adverse effect on the Company.

NEW ACCOUNTING PRONOUNCEMENTS

  In April 1998, the American Institute of Certified Public Accountants issued its Statement of Position 98-5 ("SOP 98-5"), Reporting on the Costs of Start-Up Activities. SOP 98-5 requires that costs incurred during start-up activities, including organization costs, be expensed as incurred. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998, although early application is encouraged. Initial application of SOP 98-5 should be as of the beginning of the fiscal year in which it is first adopted and should be reported as a cumulative effect of a change in accounting principle.

  The Company currently intends to adopt SOP 98-5 on January 1, 1999. Upon adoption, the Company estimates it will incur a cumulative effect of a change in accounting principle that will range from $0.3 million to $1.0 million. This estimate primarily includes unamortized pre-opening costs which were previously amortized over the 12-month period following the opening of a restaurant.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                      RESULTS OF OPERATIONS OF BERTUCCI'S

GENERAL

  Prior to the Acquisition, Bertucci's operated a chain of 87 full-service, Italian restaurants in the northeastern and Mid-Atlantic United States and the Chicago, Illinois and Atlanta, Georgia metropolitan areas as well as one Sal and Vinnie's steakhouse in Massachusetts. Bertucci's menu features original-recipe gourmet pizza, prepared in brick ovens, and other high quality, moderately priced Italian food.

  Prior to the Acquisition, Bifurcated's net sales consisted of food, beverage and liquor sales. Food sales accounted for the majority of the revenues generated at Bertucci's restaurants, or approximately 90% in Bertucci's fiscal 1997, with sales of alcoholic beverages accounting for approximately 9%, and with non-alcoholic beverages accounting for the balance. Cost of sales primarily consisted of food, beverage and alcohol costs. Operating expenses consisted of four primary categories: (i) labor costs; (ii) restaurant operating costs; (iii) facility costs; and (iv) other office expenses. Labor costs included direct labor and associated taxes and benefits, as well as restaurant management payroll, bonuses, taxes and benefits. Restaurant operating costs included other expenses incurred in the daily operation of the restaurant including smallwares, wood, and cleaning supplies. Facility costs included utilities, repairs and maintenance and trash removal. General and administrative expenses included costs associated with those departments that assist in restaurant operations and management of the business, including accounting, management information systems, purchasing and construction.

  The following table sets forth the percentage relationship to net sales, unless otherwise indicated, of certain items included in Bertucci's income statement, as well as certain operating data, for the periods indicated:

                                                                      SIX MONTHS
                                    FISCAL YEARS ENDED                   ENDED
                          -------------------------------------- ---------------------
                          DECEMBER 30, DECEMBER 28, DECEMBER 27,  JULY 12,   JULY 11,
                              1995         1996         1997        1997       1998
                           (52 WEEKS)   (52 WEEKS)   (52 WEEKS)  (28 WEEKS) (28 WEEKS)
                          ------------ ------------ ------------ ---------- ----------
INCOME STATEMENT DATA:
Net sales...............     100.0 %      100.0%       100.0%      100.0%     100.0%
                             -----        -----        -----       -----      -----
Cost and expenses:
  Cost of sales.........      25.8         25.4         24.9        24.9       24.8
  Operating expenses....      50.4         51.5         52.4        52.5       52.7
  General and
   administrative
   expenses.............       6.9          6.0          6.5         6.0        6.8
  Depreciation and
   amortization.........       7.6          6.9          6.3         6.6        6.3
  Taxes other than
   income...............       5.2          5.2          5.1         5.3        5.2
  Restaurant closing
   expense..............       4.4          --           --          --         --
                             -----        -----        -----       -----      -----
    Total costs and
     expenses...........     100.3         95.0         95.2        95.3       95.8
                             -----        -----        -----       -----      -----
    Operating income
     (loss).............      (0.3)         5.0          4.8         4.7        4.2
Interest expense, net...       1.0          1.0          0.8         0.8        0.6
Interest income.........       --           --           --          --         --
                             -----        -----        -----       -----      -----
  Income (loss) before
   income tax expense
   (benefit)............      (1.3)         4.0          4.0         3.9        3.6
Income tax expense (ben-
 efit)..................      (0.6)         1.5          1.5         1.4        1.3
                             -----        -----        -----       -----      -----
    Net income (loss)...      (0.7)%        2.5%         2.5%        2.5%       2.3%
                             =====        =====        =====       =====      =====

                                                                     SIX MONTHS
                                   FISCAL YEARS ENDED                   ENDED
                         -------------------------------------- ---------------------
                         DECEMBER 30, DECEMBER 28, DECEMBER 27,  JULY 12,   JULY 11,
                             1995         1996         1997        1997       1998
                          (52 WEEKS)   (52 WEEKS)   (52 WEEKS)  (28 WEEKS) (28 WEEKS)
                         ------------ ------------ ------------ ---------- ----------
RESTAURANT OPERATING
 DATA (DOLLARS IN
 THOUSANDS):
Average sales per
 restaurant open for
 full period............    $1,673       $1,671       $1,712      $1,654     $1,691
Percentage change in
 average sales per
 restaurant open for
 full period............      (8.4)%       (0.1)%        2.5%       (2.4)%      2.2%
Percentage change in
 comparable restaurant
 sales..................      (2.0)%        1.0 %        2.5%        0.8 %      2.5%
Number of restaurants:
  Restaurants open at
   beginning of period..        67           76           80          80         85
    Restaurants opened..         9            7            5           1          3
    Restaurants closed..       --            (3)         --          --         --
                            ------       ------       ------      ------     ------
Total restaurants open
 at end of period.......        76           80           85          81         88
                            ======       ======       ======      ======     ======

TWENTY-EIGHT WEEKS ENDED JULY 11, 1998 COMPARED TO TWENTY-EIGHT WEEKS ENDED JULY 12, 1997

  Net Sales. Net sales increased $6.5 million, or 9.0%, to $78.5 million for the twenty-eight week period ended July 11, 1998, compared to $72.0 million for the same period in 1997. New restaurants opened in 1997 and 1998 primarily contributed to the increase. Comparative restaurant sales during the twenty-eight week period ended July 11, 1998 were positive by 2.5%.

  Cost of Sales. Cost of sales, primarily food and beverages, increased from $17.9 million in the twenty-eight weeks ended July 12, 1997, to $19.5 million in the corresponding 1998 period, and decreased as a percentage of net sales, from 24.9% to 24.8% for the twenty-eight week periods in 1997 and 1998. The percentage decrease came from better buying opportunities and better efficiency at the operations level.

  Operating Expenses. Restaurant operating expenses for the twenty-eight-week period increased from $37.8 million in Bertucci's fiscal 1997, to $41.3 million in fiscal year 1998. As a percentage of net sales, operating expenses increased from 52.5% during the twenty-eight weeks ended July 12, 1997, to 52.7% during the corresponding period in 1998. The increase was the result of higher payroll costs offsetting lower advertising costs.

  General and Administrative Expenses. General and administrative expenses, as a percentage of net sales, increased from 6.0% in 1997, to 6.8% in 1998. This increase was due to higher costs associated with opening new restaurants and recruiting and training managers for existing restaurants.

  Depreciation and Amortization. Depreciation and amortization expense, as a percentage of net sales, decreased from 6.6% in the 1997 twenty-eight week period, to 6.3% in the 1998 twenty-eight-week period. This decrease was attributable to the amortization expense on fewer new restaurants.

  Taxes Other than Income Taxes. Taxes other than income increased from $3.8 million during the twenty-eight weeks ended July 12, 1997, to $4.1 million in the corresponding 1998 period, and decreased, as a percentage of net sales, from 5.3% in 1997 to 5.2% in 1998.

  Interest Expense. Interest expense decreased from $621,000 to $482,000 for the corresponding twenty-eight week periods of 1997 and 1998, respectively. This decrease was attributable to the lower amount of bank borrowings in the 1998 twenty-eight-week period.

  Income Taxes. The effective income tax rate decreased from 36.5% for the twenty-eight weeks ended July 12, 1997, to 35.3% for the corresponding period ending July 11, 1998.

YEAR ENDED DECEMBER 27, 1997 COMPARED TO YEAR ENDED DECEMBER 28, 1996

  Net Sales. Net sales increased by $8.7 million, or 6.8%, to $136.7 million in Bertucci's fiscal 1997, from $128.0 million in Bertucci's fiscal 1996. Most of the increase was attributed to five new restaurants that opened in Bertucci's fiscal 1997 and seven new restaurants that were opened in Bertucci's fiscal 1996. Comparable restaurant sales for locations opened prior to 1996 increased 2.5% from Bertucci's fiscal 1996 to Bertucci's fiscal 1997. Menu price increases averaged about 1.9% during the periods under comparison. Average sales per restaurant open for both periods increased 2.5% to $1.71 million, from $1.67 million the previous year.

  Cost of Sales. Cost of sales, primarily food and beverages, increased from $32.5 million in Bertucci's fiscal 1996 to $34.1 million in Bertucci's fiscal 1997 and decreased as a percentage of revenues from 25.4% in Bertucci's fiscal 1996 to 24.9% in Bertucci's fiscal 1997. The decrease was the result of lower costs paid for cheese, chicken and flour.

  Operating Expenses. Operating expenses increased from $66.0 million in Bertucci's fiscal 1996 to $71.7 million in Bertucci's fiscal 1997 and increased as a percentage of sales from 51.5% in Bertucci's fiscal 1996 to 52.4% in Bertucci's fiscal 1997. The increase was attributable to increases in payroll and advertising costs over Bertucci's fiscal 1996.

  General and Administrative Expenses. General and administrative expenses increased from $7.7 million in Bertucci's fiscal 1996 to $8.8 million in Bertucci's fiscal 1997 and increased as a percentage of sales from 6.0% in Bertucci's fiscal 1996 to 6.5% in Bertucci's fiscal 1997. The increase primarily came from higher payroll, training and recruitment costs.

  Depreciation and Amortization. Depreciation and amortization expense decreased from $8.8 million in Bertucci's fiscal 1996 to $8.6 million in Bertucci's fiscal 1997, a decrease, as a percentage of sales, from 6.9% in 1996 to 6.3% in 1997. This decrease was attributable to a reduction in amortization costs on new restaurant openings.

  Taxes Other than Income Taxes. Taxes, other than income taxes, increased from $6.6 million in Bertucci's fiscal 1996 to $7.0 million in Bertucci's fiscal 1997 and decreased as a percentage of net sales from 5.2% to 5.1% in Bertucci's fiscal 1997.

  Interest Expense. Interest expense decreased from $1.3 million in Bertucci's fiscal 1996 to $1.0 million in Bertucci's fiscal 1997. The decrease came from the lower amount of bank borrowings during Bertucci's fiscal 1997.

  Income Taxes. The effective income tax rate decreased from 37.5% for Bertucci's fiscal 1996 to 36.4% for Bertucci's fiscal 1997.

FISCAL YEAR 1996 VERSUS FISCAL YEAR 1995

  Net Sales. Net sales increased $7.8 million, or 6.5%, to $128.0 million in Bertucci's fiscal 1996, from $120.3 million in Bertucci's fiscal 1995. Most of the increase was attributed to seven new restaurants that were opened in Bertucci's fiscal 1996 and nine new restaurants that were opened in Bertucci's fiscal 1995. Comparable restaurant sales increased 1.0% for the fifty-two week period. Menu price increases averaged about 2.2% during the periods under comparison. Average sales per restaurant open for the full period remained at $1.67 million for Bertucci's fiscal 1996.

  Cost of Sales. Cost of sales, primarily food and beverages, increased from $31.1 million in Bertucci's fiscal 1995 to $32.5 million in Bertucci's fiscal 1996 and decreased as a percentage of revenues from 25.8% in

Bertucci's fiscal 1995 to 25.4% in Bertucci's fiscal 1996. Through more efficient operations and pricing, Bertucci's was able to control the higher costs of flour, cheese and chicken during Bertucci's fiscal 1996.

  Operating Expenses. Operating expenses increased from $60.7 million in Bertucci's fiscal 1995 to $66.0 million in Bertucci's fiscal 1996 and increased as a percentage of sales from 50.4% in Bertucci's fiscal 1995 to 51.5% in Bertucci's fiscal 1996. The increase was the result of a $1.2 million increase in advertising costs during Bertucci's fiscal 1996. Labor costs increased slightly, but were offset by lower costs for insurance.

  General and Administrative Expenses. General and administrative expenses decreased from $8.2 million in Bertucci's fiscal 1995 to $7.7 million in Bertucci's fiscal 1996 and decreased as a percentage of sales from 6.9% in Bertucci's fiscal 1995 to 6.0% in Bertucci's fiscal 1996. This decrease was the result of attrition at the corporate level, reduction in training costs associated with new restaurant openings and a reduction of in-house marketing costs.

  Depreciation and Amortization. Depreciation and amortization expense was $9.1 million in Bertucci's fiscal 1995 and $8.8 million in Bertucci's fiscal 1996, a decrease, as a percentage of net sales, from 7.6% in Bertucci's fiscal 1995 to 6.9% in Bertucci's fiscal 1996. This decrease was attributable to a reduction in amortization costs on new restaurant openings.

  Taxes Other than Income Taxes. Taxes, other than income taxes, increased from $6.3 million in Bertucci's fiscal 1995 to $6.6 million in Bertucci's fiscal 1996 and were 5.2% of net sales for both the 1995 and 1996 periods.

  Restaurant-Closing Expenses. Restaurant-closing expenses of $5.3 million in Bertucci's fiscal 1995 were associated with the closing of three restaurants, which occurred at the close of business on February 22, 1996. The expense consisted of $3.8 million for the disposal of fixed assets, $1.0 million for the liabilities associated with the termination of leases and $500,000 for legal and other related closing costs. At December 28, 1996, $45,000 of this reserve remained. This reserve was adequate to cover any remaining costs associated with the three restaurant closings.

  Interest Expense. Interest expense remained constant at $1.3 million for each of Bertucci's fiscal 1995 and Bertucci's fiscal 1996.

  Income Taxes. For Bertucci's fiscal 1995, Bertucci's incurred a tax benefit of $745,000 due to the closing of the three restaurants. The effective income tax rate for Bertucci's fiscal 1996 was 37.5%.

LIQUIDITY AND CAPITAL RESOURCES

  Prior to the Acquisition, Bertucci's financed its expansion from operations, bank borrowings and the private placement and public offering of equity securities. Following the Acquisition, Bertucci's sources of capital are the same as the Company's. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company--Liquidity and Capital Resources."

  During Bertucci's fiscal 1995, 1996 and 1997, Bertucci's investment in property and equipment was $14.3 million, $9.5 million and $8.0 million, respectively. The investments were funded with cash provided by operations and with the proceeds of financing activities. During Bertucci's fiscal 1995, 1996 and 1997, Bertucci's generated net cash, from continuing operations, of $10.7 million, $14.1 million and $14.7 million, respectively. During Bertucci's fiscal 1995, 1996 and 1997, Bertucci's received cash from financing activities of $5.5 million, $(0.8) million and $(4.6) million, respectively. During the twenty-eight weeks ended July 12, 1997 and July 11, 1998, Bertucci's investment in property and equipment was $2.2 million and $2.3 million, respectively. The investments were funded with cash provided by operations and with the proceeds of financing activities. During the twenty-eight weeks ended July 12, 1997, and July 11, 1998, Bertucci's generated net cash, from continuing operations, of $3.8 million and $2.0 million, respectively.

  Pursuant to the terms of the Merger Agreement, Bertucci's paid Ten Ideas Acquisition Corp. a fee of $1.5 million and up to $750,000 as reimbursement for certain expenses in connection with Bertucci's termination of the Going Private Transaction (as defined herein).

IMPACT OF INFLATION

  The impact of inflation on food, labor and occupancy costs can affect Bertucci's operations significantly. Many of Bertucci's employees are paid hourly rates related to the federal minimum wage, which was increased in Bertucci's fiscal 1997. Food costs were essentially stable during Bertucci's fiscal 1997. Building costs, taxes, maintenance and insurance costs all have an impact on Bertucci's occupancy costs, which continued to increase during Bertucci's fiscal 1997. The Company believes that Bertucci's current practice of maintaining adequate operating margins through a combination of menu price-increases and cost-controls, careful evaluation of property and equipment needs and efficient purchasing practices will be Bertucci's most effective tool for coping with inflation.

SEASONALITY

  Bertucci's results of operations have not been materially affected by seasonality.

                                   BUSINESS

OVERVIEW

  The Company is a leading operator of full-service, casual dining restaurants in New England. The Company develops and operates two distinct restaurant franchises, Chili's and On The Border restaurants, under franchise agreements with Brinker, together with a proprietary restaurant concept under the name Bertucci's Brick Oven Pizzeria.(R)

  The Company is the largest Chili's franchisee and has received numerous awards from the Franchisor, including being named Chili's "Franchisee of the Year" and "Developer of the Year." As of July 31, 1998, the Company operated 31 Chili's and two On The Border restaurants in five New England states. The Company is the successor to a series of limited partnerships formed in 1991 to acquire 15 Chili's restaurants from a prior franchisee. Upon its acquisition of the 15 Chili's restaurants in 1991, the Company recruited a new management team and undertook a series of steps to enhance operations, including reducing administrative overhead, coordinating a new advertising campaign, introducing new menu items, renovating restaurant facilities, installing new information systems and improving purchasing decisions. The Company has increased the average sales per restaurant of its Chili's restaurants from approximately $1.8 million for Fiscal 1991, the final year of ownership by the prior franchisee, to $2.5 million for fiscal 1997. In addition, since 1991, the Company has grown through the addition of 16 new Chili's and two On The Border restaurants in the New England market. The Company also has increased overall net sales and EBITDA from approximately $27.5 million and $0.3 million, respectively, for Fiscal 1991 to $81.4 million and $9.0 million, respectively, for fiscal 1997.

  In July 1998, the Company completed its acquisition of Bertucci's, a publicly-owned restaurant company. As of July 31, 1998, Bertucci's owned and operated 87 full-service, casual dining, Italian-style restaurants under the name Bertucci's Brick Oven Pizzeria(R) located primarily in the northeastern and Mid-Atlantic United States and one Sal and Vinnie's steakhouse located in Massachusetts. Management believes that Bertucci's is a proven value-based concept with strong brand recognition and that the Acquisition will strengthen the Company's position as a leading operator of casual dining restaurants in the northeastern United States. As a result of the Acquisition, the Company offers its targeted customer base three distinct yet complementary casual dining menus--"American/southwestern" at Chili's, "Tex-Mex" at On The Border and Italian at Bertucci's. In addition, management expects to realize cost savings from the Acquisition primarily due to headcount reductions and, to a lesser extent, reduced administrative and overhead expenses, improved purchasing practices and greater economies of scale. After giving pro forma effect to the Transactions, for the Last Twelve Months, the Company had net sales of $230.8 million and Adjusted EBITDA of $27.8 million.

CONCEPTS

  The Company's restaurants are full-service restaurants, featuring substantial portions of a variety of high quality foods at moderate prices accompanied by quick, efficient and friendly table service. The Company's restaurants are all casual dining concepts which are intended to fill a market niche between the fine-dining and fast-food segments of the restaurant industry. These restaurants are designed to appeal to a broad customer base of adults and families with children.

  Chili's. Chili's restaurants feature a variety of "All-American" foods with a southwestern emphasis. The Chili's concept was initiated in 1975 with the opening of the first Chili's restaurant in Dallas, Texas. As of July 31, 1998, the Chili's restaurant system in the United States consisted of 530 restaurants in 46 states, of which 411 were Franchisor-owned and 119 were franchised. During 1997, system-wide revenues from Chili's restaurants in the United States were approximately $1.2 billion. The Company holds the exclusive rights to operate up to an aggregate of 55 Chili's restaurants (including the 31 it currently operates) in all six New England states and in Westchester County, New York.

  On The Border. On The Border restaurants feature a Tex-Mex menu served in a distinctive dining atmosphere reminiscent of a Mexican cantina. The On The Border concept was initiated in 1982 with the opening of the first On The Border restaurant in Dallas, Texas. As of July 31, 1998, the On The Border restaurant system in the United States consisted of 62 restaurants in 19 states, of which 49 were Franchisor-owned and 13 were franchised. The Company holds the exclusive rights to operate up to an aggregate of 31 On The Border restaurants (including the two it currently operates) in all six New England states and in Westchester County and upstate New York.

  Bertucci's. Bertucci's restaurants feature Italian-style entrees made from original recipes, including gourmet pizza and specialty pasta dishes. Bertucci's endeavors to differentiate itself from other pizzerias by offering a variety of freshly prepared foods using high-quality ingredients and brick-oven baking techniques. Bertucci's also seeks to distinguish itself with its contemporary European-style, open-kitchen design. The first Bertucci's was opened in Somerville, Massachusetts in 1981. As a proprietary concept, Bertucci's will provide the Company with significant flexibility to execute the concept as the Company may best determine.

COMPETITIVE STRENGTHS

  Proven Restaurant Concepts. The Chili's, On The Border and Bertucci's concepts have been in existence for 23, 16 and 17 years, respectively. Management believes that Chili's, with its high quality American/southwestern menu, On The Border, with its distinctive Tex-Mex menu, and Bertucci's, with its gourmet brick-oven pizza, have each proven popular with consumers over time. Management believes that the reputation of these restaurants for offering a distinctive selection of moderately priced, high quality food, combined with a high level of customer service, has created valuable operations with strong brand name recognition and customer loyalty. To maintain its strong brand awareness and promote its restaurants, the Company:
(i) clusters restaurant locations; (ii) seeks to ensure an enjoyable guest experience; and (iii) implements strategic marketing and advertising initiatives.

  Innovative Operator. The Company has developed and implemented several strategies to enhance operations of the Chili's concept including: (i) tailoring the national menu with innovative and regional specialties such as "boneless buffalo wings," "fish & chips" and New England clam chowder; (ii) initiating a comprehensive management training program, elements of which have been adopted by the Franchisor; (iii) redesigning the restaurant facility from the standard Chili's prototype to a more efficient model, elements of which the Franchisor has begun to incorporate into its own restaurants; (iv) formulating media strategies and developing its own creative material to supplement advertising materials supplied by the Franchisor; and (v) implementing sophisticated management information systems, components of which have been incorporated by the Franchisor. The Company has received numerous awards from the Franchisor, including being named Chili's "Franchisee of the Year" and "Developer of the Year." In addition, the Company participates in the Franchisor's franchisee advisory council.

  Clustered Restaurant Locations. The Company believes that its strategy of building a critical mass of restaurants in specific cities in the New England market has enabled it to quickly respond to the needs of its guests, employees and markets. Clustering restaurant locations allows the Company to realize certain benefits including: (i) improved purchasing power; (ii) marketing efficiencies; and (iii) increased knowledge of the Company's customers, markets and future site locations. The Company believes that the Acquisition should yield further operational efficiencies as a substantial number of Bertucci's restaurants are located in the same markets as the Company's existing Chili's restaurants.

  Commitment to Personnel Training. The Company believes that an essential aspect of its continued success is the training of its personnel. The Company requires all of its Chili's and On The Border general and restaurant managers to complete a comprehensive 13-week management training program developed by the Company. The program instructs management trainees in detailed, concept specific food preparation standards and procedures as well as administrative and human resource functions. The Company also requires each of its non-management employees to undergo extensive training administered by the managers. Each of these levels of training is designed to increase product quality, improve operational safety, increase overall productivity and guest satisfaction and promote the concept of "continuous improvement." Management expects to enhance the

Bertucci's training program by increasing its length from eight to 13 weeks and centralizing administration of the program from its current regional administration.

  Management Structure and Experience. The Company believes that one of its greatest strengths is the operating philosophy of its highly experienced management team. The five most senior members of the Company's management team have an average of more than: (i) 20 years in the restaurant industry; (ii) 11 years in the casual dining segment of the industry; and (iii) six years with the Company. Since the Company's inception in 1991, this management team has significantly improved the operating performance of the Company's initial 15 Chili's restaurants and successfully developed an additional 18 new restaurants. Senior management closely monitors and actively supports the operations of each of the Company's restaurants and incentivizes restaurant-level managers, through hiring, training, motivational and reward practices, to operate individual restaurants in a proprietary manner by developing their own methods to improve operations and enhance the guest experience. The Company believes that the independent entrepreneurial spirit of its on-site personnel together with the guidance provided by senior management will continue to be a key factor in the Company's efforts to maximize revenue, control costs, engender employee satisfaction and build brand loyalty. Members of the Company's senior management team own approximately 12.1% of the common stock of the Company.

BUSINESS STRATEGY

  The Company's objective is to strengthen its position as a leading operator of full-service, casual dining restaurants, thereby increasing net sales and cash flow. In order to accomplish its goal, the Company intends to pursue the following strategies:

  Further Enhance the Guest Dining Experience. The Company continually evaluates new initiatives which will improve food presentation and customer service, and create a consistent enhanced brand image for each of its restaurants. This strategy recognizes that food quality, dining atmosphere and attentive service all contribute to customer satisfaction. The Company seeks to maintain a consistently high standard of food preparation and customer service through stringent operational controls and extensive employee training.

  Increase Market Penetration. The Company's development strategy is to increase market penetration of each of the Chili's, On The Border and Bertucci's concepts by continuing to cluster its restaurants. The Company believes that such clustering will enable it to expand brand awareness of the three concepts in under-penetrated markets and increase marketing, advertising, management, purchasing and administrative efficiencies.

  Increase Operating Efficiencies. The Company believes there are significant opportunities for improvement in margins and cash flow through intercompany cooperation among the three restaurant concepts, including: (i) realizing economies of scale from the combined purchasing power of a larger company;
(ii) achieving operating efficiencies through the implementation of a "best practices" program; and (iii) reducing headcount, certain professional fees and other selling, general and administrative expenses. Management estimates that the Company will realize at least $2.0 million of annual cost savings in connection with such increased operating efficiencies.

  Pursue Selective Restaurant Expansion. Management intends: (i) to continue to open new Chili's and On The Border restaurants in select New England, Westchester County and additionally, in the case of On The Border, upstate New York markets pursuant to its Area Development Agreements with the Franchisor; and (ii) as a result of the Acquisition, to expand in select additional markets through new Bertucci's restaurant openings in the New England, Mid-Atlantic and other regions that Bertucci's currently serves and in such other markets as the Company may determine. Management also believes that, as a result of the Acquisition, future opportunities may arise to develop Bertucci's and Chili's or Bertucci's and On The Border restaurants together on single real estate parcels, yielding improved development economics and capital returns.

  Standardize and Enhance Bertucci's Design. Bertucci's restaurants historically have been constructed in varying sizes (averaging approximately 6,200 square feet) and designs, with no two interior decors exactly alike.

The Company's management believes that Bertucci's restaurant investment economics would benefit from a standardized design which the Company expects to implement in restaurants to be opened during 1999. Bertucci's management recently has begun to build smaller restaurants with fewer seats and smaller bar areas, a format which the Company expects to enhance by introducing a prototype that: (i) further reduces building size to a range of 4,800 to 5,400 square feet, with seating for approximately 150 guests; (ii) features service bars instead of full bar areas to account for Bertucci's moderate levels of alcohol sales; and (iii) standardize interior decor.

RESTAURANT OVERVIEW AND MENU

  The Company's restaurants are full-service, casual dining restaurants, featuring substantial portions of high quality food at moderate prices accompanied by quick, efficient and friendly table service designed to minimize guest waiting time and facilitate table turnover. All of the Company's restaurants are open for lunch and dinner seven days a week. To encourage patronage by families with children, the Company's restaurants feature lower-priced children's' menus in addition to the standard menus.

  Chili's Grill and Bar. Chili's restaurants feature a casual dining atmosphere and a menu of "All-American" food items with a southwestern emphasis, including a variety of hamburger, fajita, chicken, steak, seafood and vegetarian entrees, as well as a number of sandwich, barbecue, salad, appetizer and dessert selections, prepared fresh daily according to recipes specified by Chili's. The Company has its own executive chef who has worked with senior management to develop certain innovative and regional menu items to supplement the basic Chili's menu, including a "boneless buffalo wings" appetizer, a "fish & chips" entree and a New England clam chowder, each of which have proven popular with the Company's guests. Each Chili's restaurant also has a fully licensed bar serving beer, wine and cocktails. Price points for entrees generally range from $5.99 to $10.99. For fiscal 1997, the per guest average check was $10.75.

  On The Border. On The Border restaurants also feature a casual yet distinctive dining atmosphere, focusing on the cuisine of the border region between Texas and Mexico. The On The Border menu offers an assortment of authentic fajita, chicken, steak, shrimp, barbecued ribs, enchilada, burrito and other Tex-Mex specialties, prepared fresh daily according to recipes specified by On The Border. There is a luncheon menu as well as a full dinner menu. Each On The Border restaurant also has a full-service bar which specializes in Tex-Mex alcoholic beverages, including a variety of popular margaritas. Price points generally range from $4.79 to $6.79 for lunch entrees and from $6.99 to $10.99 for dinner entrees. For fiscal 1997, the per guest average check was $11.43 at the one Company-owned On The Border restaurant that had been operating for at least 12 months as of December 31, 1997.

  Bertucci's. Bertucci's restaurants offer a distinctive menu and a contemporary European-style design which in the opinion of management offer a unique dining experience at a reasonable price. Bertucci's signature product, gourmet pizza, is offered with a wide variety of cheese, vegetable and meat toppings and is prepared in brick ovens. Management believes that Bertucci's original recipes and brick-oven baking techniques combine to produce a superior pizza that is difficult to duplicate. During Bertucci's fiscal 1997, sales of pizza accounted for approximately 40% of net sales. In addition to pizzas, Bertucci's menu features a variety of pasta items, appetizers, soups, salads, calzones and desserts that are prepared fresh daily according to Bertucci's original recipes. Natural, fresh ingredients are a cornerstone of the Bertucci's concept. In an effort to ensure the uniform high-quality and freshness of its menu offerings, Bertucci's prepares all of its own dough, sauces and desserts. Full bar service is available at most Bertucci's restaurants and beer and wine are available at all locations. Price points generally range from $4.95 to $6.75 for lunch entrees and from $5.95 to $10.99 for dinner entrees. For fiscal 1997, the per guest average check was $7.40 for lunch and $9.95 for dinner. Most items on the menu may be purchased for take-out service or delivery, which together, during Bertucci's fiscal 1997, accounted for approximately 27% of net sales.

  In addition to the Bertucci's concept, as a result of the Acquisition, the Company also acquired one Sal and Vinnie's steakhouse. The Sal and Vinnie's concept features steak, chicken and fish entrees seasoned with Italian spices, as well as a variety of Italian pasta dishes. The Company is evaluating the further development of the Sal and Vinnie's concept and has made no conclusive determinations as to whether or how it may proceed with such development.

RESTAURANT LOCATIONS

  The table below identifies the location of the 121 restaurants operated by the Company at July 31, 1998.

    STATE                                CHILI'S ON THE BORDER BERTUCCI'S TOTAL
    -----                                ------- ------------- ---------- -----
Connecticut.............................     9          1           9       19
Georgia.................................   --         --            6        6
Illinois................................   --         --            7        7
Maine...................................     1        --          --         1
Maryland................................   --         --            6        6
Massachusetts...........................    13          1          34(a)    48
New Hampshire...........................     4        --            3        7
New York................................   --         --            3        3
New Jersey..............................   --         --            5        5
Pennsylvania............................   --         --            4        4
Rhode Island............................     4        --            2        6
Virginia................................   --         --            7        7
Washington D.C..........................   --         --            2        2
                                           ---        ---         ---      ---
  Total.................................    31          2          88      121
                                           ===        ===         ===      ===

--------
(a) Includes one Sal and Vinnie's restaurant.

  In fiscal 1998, through July 31, 1998, the Company has opened one On The Border and three Bertucci's restaurants. In addition to the restaurants listed in the table above, the Company is currently developing three Chili's, two On The Border and three Bertucci's restaurants which are expected to be opened by the end of fiscal 1998. Although prior to the Acquisition Bertucci's had considered developing one additional Sal and Vinnie's restaurant, the Company has made no conclusive determinations whether or how to proceed with such development. Of the 121 restaurants operated by the Company at July 31, 1998, the Company owned the land for 10 restaurants and leased the land for all other restaurants.

  All but five of its existing Chili's and On The Border restaurant locations are leased by the Company, with lease terms expiring between 2003 and 2016 with an average unexpired lease term of 14 years (not including additional option terms). The leases for most of the existing restaurants are for terms of 20 years and provide for additional option terms and, in the case of a limited number of leases, a specified annual rental plus additional rents based on sales volumes exceeding specified levels. Leases for future restaurants will likely include similar rent provisions. The Sal and Vinnie's restaurant is leased from Joseph Crugnale, who until consummation of the Acquisition was president and chief executive officer of Bertucci's. Initial Bertucci's restaurant lease terms range from two years to 40 years. The majority of such leases provide for an option to renew for additional terms ranging from five years to 20 years. All of Bertucci's leases provide for a specified annual rental and most leases call for additional rent based on sales volumes exceeding specified levels. Generally, the leases are net leases that require Bertucci's or the Company, as applicable, to pay all taxes, insurance and maintenance costs.

RESTAURANT DESIGN

  Chili's. The Company's Chili's restaurants are prototypically free-standing buildings (ranging from 5,300 to 7,200 square feet) that average approximately 5,800 square feet in size and have a seating capacity of approximately 190 people. The bar area consists of approximately 10 tables and 60 seats. The Chili's decor includes booth and table seating with table-tops inlaid with decorative ceramic tiles, beamed ceilings, tiled or brick floors, and wood paneled and brick walls. The walls are decorated with a variety of nostalgic American artifacts, with a significant number of items evoking images of the American southwest. Live cactus and other greenery are placed in clay pots or hanging baskets throughout the restaurant.

  Of the 16 new Chili's restaurants that the Company has opened since 1991, 14 have been built pursuant to a prototype designed and developed by the Company. Management believes that its prototype, which, among other things, sets apart the bar area to one side of the restaurant, provides an optimal use of space. A significant portion of the Company's revenues have been from sales of alcoholic beverages and the Company believes its prototype bar design promotes such increased beverage sales. In fiscal 1997, such sales accounted for approximately 19.0% of revenues among the group of the Company's Chili's restaurants that were built pursuant to the prototype design, as compared to approximately 17.5% of revenues among the group of the Company's Chili's restaurants that were not built pursuant to such design. In addition, the overall design provides management a broader view of the entire restaurant, allowing greater supervision of customer service. Since the Company's implementation of its prototype, the Franchisor has begun to introduce a similar prototype.

  On The Border. The Company's On The Border restaurants are free-standing buildings averaging approximately 7,800 square feet in size with a seating capacity of approximately 305 people. The bar area has approximately seven tables and 60 seats. The On The Border decor includes booth and table seating, stucco walls, some with frescoes depicting images of the Mexican "vaquero" cowboy, wrought iron and glass light fixtures and an array of Mexican handicrafts, many of which emphasize the "vaquero" theme. Each restaurant has a large stone fireplace with a gas-fired flame, an authentic handmade tortilla machine producing fresh product within the guests' view and a four-season patio which incorporates outdoor dining as the weather permits.

  Bertucci's. Bertucci's restaurants are free standing or in-line buildings (ranging from 1,000 to 12,000 square feet) averaging approximately 6,200 square feet in size with a seating capacity of approximately 170 people. The bar area has approximately 12 seats. Each of Bertucci's restaurants features a contemporary European-style, open-kitchen design centered around brick ovens. Ingredients are displayed and food is prepared on polished granite counters located in front of the brick ovens, in plain view of diners. Bertucci's restaurants historically have been built in varying sizes and designs, with no two interior decors exactly alike. Management believes that unit economics would benefit from a standardized design which the Company expects to implement for restaurants to be opened during fiscal 1999. Bertucci's has recently begun to build smaller restaurants. Management believes that further decreasing building size to a range of 4,800 to 5,400 square feet with seating for approximately 150 guests would maximize efficiency of Bertucci's dine-in business (73% of sales in Bertucci's fiscal 1997) and its take-out and delivery business (27% of sales in Bertucci's fiscal 1997). In addition, with Bertucci's moderate sale of alcoholic beverages accounting for approximately 9% of net sales during Bertucci's fiscal 1997, the Company expects to introduce service bars in new restaurants instead of full bar areas to further optimize utilization of space. Finally, the Company expects to introduce a more cost-efficient, standardized interior decor.

RESTAURANT ECONOMICS

  Chili's. During fiscal 1997, average revenue per restaurant was $2.5 million and average restaurant cash flow was $410,000 (after average rent expense of $115,000). Corporate general and administrative costs are not included in average restaurant cash flow. Lunch and dinner accounted for approximately 35% and 65% of net sales, respectively, during fiscal 1997. The percentage of net sales from alcoholic beverages for the Company's Chili's restaurants during fiscal 1997 was approximately 18%.

  On The Border. During fiscal 1997, for the one Company-owned On The Border restaurant that had been operating for at least 12 months as of December 31, 1997, revenue was $4.2 million and cash flow was approximately $723,000 (after rent expense of $153,000). Lunch and dinner accounted for approximately 35% and 65% of net sales, respectively, during fiscal 1997. The percentage of net sales from alcoholic beverages for the Company's On The Border restaurants during fiscal 1997 was approximately 31%.

  Bertucci's. During Bertucci's fiscal 1997, average revenue per restaurant was $1.7 million and average restaurant cash flow was $245,000 (after average rent expense of $135,000). Lunch and dinner accounted for approximately 26% and 74% of net sales, respectively, during Bertucci's fiscal 1997. The percentage of net sales from alcoholic beverages for Bertucci's restaurants during Bertucci's fiscal 1997 was approximately 9%.

FRANCHISE AND DEVELOPMENT AGREEMENTS

  The Company operates its Chili's and On The Border restaurants under individual franchise agreements that are part of broader exclusive development agreements (the "Area Development Agreements") with the Franchisor. These agreements grant the Company the exclusive right to develop up to 55 Chili's and 31 On The Border restaurants (inclusive of the 33 such restaurants that the Company currently operates) in New England, Westchester County and additionally, in the case of On The Border, upstate New York markets. The Area Development Agreements require the Company to develop a minimum of two to three Chili's and two to four On The Border restaurants each year in accordance with a specified schedule during the term of the agreement in order to maintain its exclusive development rights. If the Company opens fewer restaurants than required by the development schedule in any development territory, the Franchisor has the right to terminate the Company's development rights in the territory where the deficiency occurs. In addition, a breach under an Area Development Agreement could constitute a default under the Senior Bank Facility and FFCA Loans, permitting the applicable lender to declare all amounts borrowed thereunder immediately due and payable. The Area Development Agreements expire in 2000 in the case of Chili's and 2001 in the case of On The Border, but are each renewable at the Company's option at the scheduled expiration date.

  Under the Area Development Agreements, the Company is responsible for all costs and expenses incurred in locating, acquiring, and developing restaurant sites, although the Franchisor must approve each proposed restaurant site and the related real estate purchase contract or lease agreement. The franchise agreements convey the right to use the Franchisor's trade names, trademarks, and service marks with respect to specific restaurant units. The Franchisor also provides general construction specifications, designs, color schemes, signs and equipment, recipes for food and beverage products, marketing concepts, and materials. Generally, each new franchise agreement requires an initial $40,000 franchise fee which is, typically, in addition to a $10,000 nonrefundable development fee per proposed restaurant, paid under the Area Development Agreements. The franchise agreements also require payment to Brinker of a royalty fee of 4.0% of annual net sales. In addition, pursuant to its franchise agreements, the Company contributes 0.5% of monthly net sales from each of its Chili's or On The Border restaurant to Brinker for advertising and marketing to benefit all restaurants in the Chili's or On The Border system, respectively. The Company is also required to spend at least 2.0% of annual net sales on local advertising.

RESTAURANT DEVELOPMENT

  Expansion. The Company expects to continue its steady growth strategy through the opening of new restaurants over the next several years. During the remainder of fiscal 1998, the Company intends to develop an additional three Chili's and two On The Border restaurants and, in addition to the 88 restaurants acquired through the Acquisition, three new Bertucci's restaurants. For a typical new Chili's restaurant, capital expenditures (not including land costs) approximate $1.7 million (of which approximately $190,000 are pre-opening expenses), and for an On The Border restaurant approximate $2.2 million (of which approximately $250,000 are pre-opening expenses). Based on the current capital expenditures typically associated with a new Bertucci's restaurant, management estimates that the Company will spend approximately $1.2 million (of which approximately $100,000 will be pre-opening expenses) to open each new Bertucci's restaurant. During fiscal 1998 through July 31, 1998, the Company had spent approximately $6.0 million (of which approximately $450,000 were pre-opening expenses) to open one On The Border and three Bertucci's restaurants and anticipates that for the remainder of fiscal 1998 it will spend an additional $13.4 million (of which approximately $1.4 million will be pre-opening expenses) to open an additional three Chili's, two On The Border and three Bertucci's restaurants. The Company currently plans to spend at least $31.2 million in fiscal 1999 to open an expected six each of the Chili's, On The Border and Bertucci's restaurants. The Company expects to finance the development of its Chili's and On The Border restaurants through borrowings under the Senior Bank Facility and loans from FFCA and similar lenders, and of its Bertucci's restaurants through cash flows from operations and borrowings under the Senior Bank Facility. The Company reviews its expansion plans and budget on a regular basis, in light of opportunities that may arise, and may determine to open a smaller or larger number of stores than currently planned.

  As a market area becomes more fully developed, each restaurant normally benefits from increased customer recognition, greater advertising capabilities, and economies of scale with respect to food costs, advertising and promotion, and certain other expenses. Markets which have reached this minimum level of penetration are characterized as "efficient" and typically are more profitable than emerging markets. The Company attempts to balance its new restaurant development by (i) selectively locating restaurants in areas where an appropriate level of market penetration has been achieved, (ii) increasing the level of market penetration in territories that are not yet "efficient," and (iii) expanding into new territory. Management believes that the Company's existing development territory will support over 55 Chili's and 31 On The Border restaurants (inclusive of the 33 such restaurants that the Company currently operates) and will accommodate planned Chili's and On The Border restaurant development for approximately five to seven years.

  Site Selection and Construction. Management's site selection strategy for new restaurants focuses on high-density, high-traffic, high-visibility free standing sites which are, for the most part, positioned within existing markets to take advantage of certain operational efficiencies. Management seeks out sites with a mixture of retail, office, residential and entertainment concentration which promote both lunch and dinner business. Management devotes significant time and resources to identify and analyze potential sites, as it believes that site selection is crucial to its success. Management also believes that multiple locations focused in defined geographic areas will result in increased market penetration, brand recognition and permit advertising, management, purchasing and administrative efficiencies. The typical time period required to select a site and build and open a Company restaurant is approximately 18 months.

QUALITY CONTROL

  Chili's and On The Border. The Company's general and assistant managers are responsible for assuring compliance with the Company's operating procedures. Both the Company and the Franchisor have uniform operating standards and specifications relating to the quality, preparation and selection of menu items, maintenance and cleanliness of the premises, and employee conduct. Compliance with these standards and specifications is monitored by periodic on-site visits and inspections by area supervisors and directors of operations and by representatives of the Franchisor. Each restaurant typically has a general manager and three to four assistant managers who together train and supervise employees and are, in turn, supported by Quality Assurance Managers and Regional Directors of Operations. The Company's operational structure encourages all employees to assume a proprietary role in ensuring that such standards and specifications are consistently adhered to.

  Bertucci's. Each Bertucci's restaurant typically has a general manager and two to three assistant managers who are responsible for assuring compliance with Bertucci's operating procedures and for the training and supervision of restaurant employees. The general managers report to regional managers who oversee six to 10 Bertucci's restaurants. Bertucci's also has an innovative, toll-free "customer comment line" that encourages customer feedback with respect to restaurant operations. The Company believes that through an improved "customer comment line," increased centralized training and other support for regional managers, the quality control operations of Bertucci's can be further enhanced.

MANAGEMENT INCENTIVE PROGRAMS

  Since the Company's founding in 1991, management has developed a profit-based reward system for its restaurant level managers such that their bonus levels are directly tied to an individual restaurant's profitability.

The Company has also implemented a program whereby certain managers make modest financial investments in the Company for which they receive a larger portion of their restaurant's cash flow. The Company believes these incentive programs have contributed significantly to the entrepreneurial spirit of its restaurants and, ultimately, to overall guest satisfaction and Company profitability. Management believes that it will offer similar incentive programs to Bertucci's managers.

TRAINING

  Chili's and On The Border. The Company places significant emphasis on the proper training of its employees. To maintain its high service and quality standards, the Company has developed its own training programs that are coordinated through the Company's training department which is supervised by a four-member senior management training team. Each level of Company training is designed to increase product quality, operational safety, overall productivity and guest satisfaction and to foster the concept of "continuous improvement."

  The Company requires new non-management employees to undergo extensive training administered by restaurant-level managers to improve the confidence, productivity, proficiency level and customer relations skills of such employees. The Company also requires all of its general and restaurant managers to complete a comprehensive 13-week management training program developed by the Company. This program instructs management trainees in detailed, concept-specific food preparation standards and procedures as well as administrative and human resource functions. This training is largely conducted at specified restaurants throughout New England which are designated as "training restaurants" and also incorporates training manuals and other written guides. At the end of the 13-week process, trainee skills are tested by a variety of means including a full-day written examination. Initial instruction is typically followed up by periodic supplemental training. Following the Company's creation and successful implementation of this management-trainee program, certain of its elements have been adopted by the Franchisor, system-wide. When the Company opens a new restaurant, management positions are typically staffed with personnel who have had previous experience in a management position at another Chili's or On The Border restaurant. In addition, a highly experienced opening team assists in opening the restaurant. Prior to opening, all staff personnel undergo a week of intensive training conducted by the restaurant opening team. The training includes drills in which test meals and beverages are served.

  Bertucci's. Bertucci's currently requires all of its general and restaurant managers to participate in an eight to 10-week training program which instructs management trainees in Bertucci's detailed food preparation standards and procedures as well as administration and human resource matters. The Company expects to enhance the Bertucci's training program by increasing its length to 13 weeks and centralizing administration of the program from its current regional administration.

ADVERTISING AND MARKETING

  The Company's marketing strategy is to continue to strengthen the brand equity of each of its restaurant groups and to increase profitability and build revenues across all three groups. Management utilizes strategies designed to encourage consumer trial of new products and increase the average guest check while reinforcing each restaurant concept's distinctive dining experience. The Company's advertising and promotion plan is designed to build awareness and increase trial among key target audiences while optimizing spending by market, based on media cost efficiencies. The Company classifies markets based upon restaurant penetration and the resulting advertising and promotion costs per restaurant. The Company's three most highly-penetrated markets are supported with regular spot television advertisements during all but the first fiscal quarter of each year. The Company augments its marketing efforts in these markets with radio advertising to target the lunch and dinner time periods and to increase the frequency of the promotional message. In its secondary markets, the Company utilizes more cost-effective localized marketing initiatives such as radio, direct mail and newspaper advertising. The Company expects to benefit from enhanced marketing and volume discounts as a result of additional spending related to the Bertucci's restaurants.

  Chili's. The Company determines its own marketing strategies and where to place and how much to pay for its advertisements. Although advertisements for television have historically been developed by the Franchisor for system-wide use, the Company has developed its own radio advertisements. The Company expends a significant portion (approximately 90%) of its total advertising dollars in its areas of dominant influence--Boston, Hartford and Providence-- where management believes there is strong brand awareness of the Chili's concept because of strong market penetration and well-placed media expenditures.

  Pursuant to its franchise agreements with the Franchisor, the Company contributes 0.5% of net sales from each Chili's restaurant to the Franchisor for advertising and marketing to benefit all of the Franchisor's restaurants. The Franchisor uses these funds to develop advertising and sales promotion materials and concepts. The Company is also required to spend 2.0% of net sales from each restaurant on local advertising. The Company's advertising expenditures generally have exceeded the levels required under its agreements, ranging between 2.5% and 3.0%. During fiscal 1997, the Company's advertising expenditures for its Chili's restaurants were $2.6 million, or 3.3% as percentage of Chili's net sales. The Company spends substantially all of its advertising dollars on strategically placed television and radio advertising. The Company also conducts promotional marketing efforts targeted at various local markets, including media and printed materials.

  On The Border. Under the terms of its franchise agreements with the Franchisor, the Company contributes 0.5% of net sales from each On the Border restaurant to the Franchisor for advertising and marketing to benefit all On the Border restaurants and is required is spend 2.0% of net sales from each restaurant on local advertising. During fiscal 1997, the Company's advertising expenditures for its On The Border restaurants were $0.1 million, or 3.3% as percentage of On The Border net sales. Due to the small number of Company-owned On The Border restaurants to date, advertising and marketing efforts have thus far been largely targeted towards printed materials. The Company will consider television and radio advertising once it achieves critical mass in a market with respect to the On The Border concept.

  Bertucci's. Bertucci's has historically employed broadcast media, print and direct mail as its primary advertising technique, together with local restaurant promotions. During Bertucci's fiscal 1997, Bertucci's expenditures for advertising and marketing were approximately $3.9 million, or 2.9% of Bertucci's net sales. Management believes that the adoption of the marketing techniques and strategies used at Chili's and On The Border will enhance the marketing programs currently employed by Bertucci's. Although management expects to employ consumer focus research to determine its specific marketing strategies for Bertucci's, the Company is currently expected to expend a majority of its Bertucci's-related advertising dollars in Bertucci's core markets.

PURCHASING

  Chili's and On The Border. As a franchisee, the Company must comply with the uniform recipe and ingredient specifications provided by the Franchisor. The Company, however, negotiates directly with suppliers of food and beverage products and other restaurant supplies to ensure consistent quality and freshness of products and to obtain competitive prices. Although the Company believes that essential restaurant supplies and products are available on short notice from several sources, the Company's Chili's and On The Border restaurant groups use one full-service distributor for the substantial portion of their restaurant supplies and products requirements, with such distributor charging the Company fixed mark-ups over prevailing wholesale prices (such distributor, the "Principal Vendor"). The Company has a two-year contract with the Principal Vendor which is terminable by either party upon 30 days' prior notice following breach and 60 days' prior notice for any other reason. The Company also has arrangements with several smaller and regional distributors for the balance of its purchases. These distribution arrangements have allowed the Company to benefit from economies of scale and resulting lower commodity costs. Most major purchasing decisions for the Company's restaurants are made by its senior management which includes a Vice President of Food Purchase and Procurement. Smaller day-to-day purchasing decisions are made at the individual restaurant level. The Company has not experienced any significant delays in receiving food and beverage inventories or restaurant supplies.

  Bertucci's. Bertucci's has maintained as much on-site preparation of food products at its restaurants as possible in order to ensure freshness and quality and to enhance the dining experience through the visual display of fresh ingredients. Bertucci's has negotiated directly with manufacturers, importers, brokers and wholesale suppliers of primary food ingredients and beverage products to ensure consistent quality and freshness of products in its restaurants and to obtain competitive pricing. Bertucci's has a four-year contract, which is terminable upon 30 days' prior notice following breach, with a full-service distributor through which Bertucci's currently obtains a substantial portion of its restaurant supplies and products requirements. The Company expects to refine and consolidate the purchasing practices of Bertucci's to conform to such practices for the Company's Chili's and On The Border restaurants. Management believes that these initiatives, including consolidation of vendors and economies of scale, will result in cost savings in this area.

INFORMATION SYSTEMS AND RESTAURANT REPORTING

  The Company's sophisticated information systems provide detailed monthly financial statements for each restaurant, weekly restaurant inventories, menu mix, cash management and payroll analysis, as well as daily operating statistics such as sales, labor, guest check and average table turns. The varying levels of systems data are consolidated and processed by the Company at its headquarters daily, weekly or monthly as management deems appropriate. The Company's point-of-sale systems not only relay information within the Company, but also are linked to the ordering system of the Principal Vendor. In addition, the Company has an in-house payroll system which the Company believes is more efficient for restaurant managers than third-party payroll systems. Components of the Company's information systems, particularly its point-of-sale systems, have been adopted by the Franchisor.

  Based upon its preliminary review of Bertucci's information systems, management believes that such systems are largely compatible with those used by the Company for its Chili's and On The Border restaurant groups. In particular, the point-of-sale systems used by Bertucci's and the Company's Chili's and On The Border restaurant groups are manufactured by the same company. The Company expects to evaluate the most efficient means for integrating the information systems for all three restaurant groups.

PROPERTIES

  The Company's executive offices are located in Westborough, Massachusetts and are occupied under the terms of a lease covering approximately 14,000 square feet that is scheduled to expire in 2007 and has a six year option term. In September 1993, Bertucci's moved into its current corporate headquarters in Wakefield, Massachusetts. Bertucci's purchased its 60,000 square foot office building in December 1992 and, after renovations were completed, approximately 20,000 square feet of office and administrative space were created. Another 40,000 square feet of storage space is available and can be utilized as additional office space when needed. The Company is analyzing its post-Acquisition requirements with respect to certain Bertucci's properties, but to date has made no conclusive determinations. See "-- Restaurant Locations."

TRADEMARKS, SERVICEMARKS AND OTHER INTELLECTUAL PROPERTY

  Prior to the Acquisition, the Company had no proprietary intellectual property. As a franchisee of Brinker, the Company has contractual rights to use certain Franchisor-owned trademarks, servicemarks and other intellectual property relating to the Chili's and On The Border concepts.

  Bertucci's has registered the names "Bertucci's," "Bertucci's Brick Oven Pizzeria" and "Sal and Vinnie's Sicilian Steakhouse" as service marks and trademarks with the United States Patent and Trademark Office. As a result of the Acquisition, the Company assumed ownership of these marks. Management is aware of names similar to that of Bertucci's used by third parties in certain limited geographical areas. Such third-party use may prevent the Company from licensing the use of the Bertucci's mark for restaurants in such areas. Except for these areas, management is not aware of any infringing uses that could materially affect the Bertucci's business. Bertucci's has filed applications with the United States Patent and Trademark Office to register "Food Does Not

Lie" as a service mark and its olive design as a trademark and service mark. Management intends to protect the Bertucci's service marks and trademarks by appropriate legal action whenever necessary.

COMPETITION

  The Company's business and the restaurant industry in general are highly competitive and are often affected by changes in consumer tastes and dining preferences, by local and national economic conditions and by population and traffic patterns. The Company competes directly or indirectly with all restaurants, from national and regional chains to local establishments, as well as with other foodservice providers. Many of its competitors are significantly larger than the Company and have substantially greater resources.

EMPLOYEES

  At July 31, 1998, the Company had approximately 1,094 full-time employees (of whom approximately 40 are based at the Company's headquarters) and approximately 1,667 part-time employees. None of the Company's employees is covered by a collective bargaining agreement. The Company believes its relations with its employees are good.

  Management believes that the Company's continued success will depend to a large degree on its ability to attract and retain good management employees. While the Company will continually have to address the high level of employee attrition normal in the food-service industry, the Company has taken steps to attract and keep qualified management personnel through the implementation of a variety of employee benefit plans, including a management incentive plan, a 401(k) plan, and a non-qualified stock option plan for its key employees.

LEGAL PROCEEDINGS

  The Company is involved in various legal proceedings from time to time incidental to the conduct of its business. In the opinion of management, any ultimate liability arising out of such proceedings will not have a material adverse effect on the financial condition or results of operations of the Company.

  Management is not aware of any litigation to which the Company or Bertucci's is a party (other than lawsuits filed from time to time against the Company or Bertucci's in the ordinary course of its business) which is likely to have a material adverse effect on the Company or Bertucci's.

GOVERNMENT REGULATIONS

  Each of the Company's restaurants is subject to licensing and regulation by a number of governmental authorities, which include health, safety, fire and alcoholic beverage control agencies in the state or municipality in which the restaurant is located. Difficulties or failures in obtaining required licenses or approvals could delay or prevent the opening of a new restaurant in a particular area.

  In 1997, approximately 18% of the Company's Chili's, approximately 31% of the Company's On The Border, and approximately 9% of Bertucci's sales were attributable to the sale of alcoholic beverages. Alcoholic beverage control regulations require each of the Company's restaurants to apply to a state authority and, in certain locations, county or municipal authorities for a license or permit to sell alcoholic beverages on the premises and to provide service for extended hours and on Sundays. Some of the counties in which the Company has restaurants prohibit the sales of alcoholic beverages on Sundays. Typically, licenses or permits must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of the Company's restaurants, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage, and dispensing of alcoholic beverages. The Company is required to obtain approvals from certain liquor licensing authorities in connection with the change of control of Bertucci's as a result of the Acquisition.

  The Company may be subject in certain states to "dram-shop" statutes, which generally provide a person injured by an intoxicated patron the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company carries liquor liability coverage as part of its existing comprehensive general liability insurance.

  The Company is also subject to various other federal, state and local laws relating to the development and operation of restaurants, including those concerning preparation and sale of food, relationships with employees (including minimum wage requirements, overtime and working conditions and citizenship requirements), land use, zoning and building codes, as well as other health, sanitation, safety and environmental matters.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the executive officers and directors of the Company:

        NAME              AGE                            POSITION
        ----              ---                            --------
Benjamin R. Jacobson....   53 Chairman of the Board of Directors
Dennis D. Pedra.........   45 President, Chief Executive Officer and Director
Paul V. Hoagland........   45 Executive Vice President, Chief Financial Officer and Director
Raymond P. Barbrick.....   45 Vice President--Operations of Chili's
Richmond A. Britting-      50 Regional Director--South Region
 ham....................
Gary S. Schwab..........   41 Vice President and Controller
Stephen F. Mandel, Jr...   42 Director
James J. Morgan.........   56 Director
David A. Roosevelt......   28 Director

  BENJAMIN R. JACOBSON. Mr. Jacobson has served as Chairman of the Board of Directors of the Company since 1991. Since 1989, Mr. Jacobson has served as the Managing General Partner of Jacobson Partners, which specializes in direct equity investments. Mr. Jacobson is a director of Childtime, Inc. and a number of privately-held corporations.

  DENNIS D. PEDRA. Mr. Pedra has been employed in the restaurant industry for 24 years and has served as President, Chief Executive Officer and a director of the Company since its inception in 1991. From 1984 to 1991, Mr. Pedra was President of UNO Concepts, Inc., a multi-unit Pizzeria Uno franchisee. From 1980 to 1984, Mr. Pedra was employed by PepsiCo/Taco Bell Restaurants, first as regional operations manager for the southeastern and then for the northeastern United States. From 1974 to 1980, Mr. Pedra held various management positions with Sambo's Restaurants, Big Wheel, Inc. and Marriott Corporation. Mr. Pedra also serves as a director of Lakeview Savings Bank.

  PAUL V. HOAGLAND. Mr. Hoagland has been employed in the restaurant industry for 18 years and has served as the Company's Executive Vice President since 1992 and its Chief Financial Officer and a director since the Company's inception in 1991. Mr. Hoagland is also responsible for all administrative and new restaurant development functions within the Company. Prior to joining the Company, Mr. Hoagland was employed by Burger King Corporation from 1981 to 1990, where he held various positions over time, including Vice President of Operations, Vice President of Finance for Europe, and Regional Controller for New England. From 1974 to 1981, Mr. Hoagland was employed by I.T.T. Continental Baking Company first as a financial manager and then as controller.

  RAYMOND P. BARBRICK. Mr. Barbrick has been employed in the restaurant industry for 29 years and has served as the Company's Vice President of Operations for Chili's since January 1998. Prior to that, he served as Senior Director of Operations, from 1992 through 1997, with responsibility for all of the Company's Chili's restaurants in Connecticut and western Massachusetts. Prior to joining the Company, Mr. Barbrick was employed by Back Bay Restaurant Group, where he held the position of director of regional operations from 1989 to 1992.

  RICHMOND A. BRITTINGHAM. Mr. Brittingham has been employed in the restaurant industry for 30 years and has served as the Company's Regional Director for the South Region since 1992. In such capacity, he is responsible for the operational performance of all the Company's Chili's restaurants in southeastern Massachusetts and Rhode Island. Prior to joining the Company, Mr. Brittingham served as director of operations for Legal Sea Foods Company.

  GARY S. SCHWAB. Mr. Schwab has been employed in the restaurant industry for 12 years and has served as a Vice President of the Company since 1996 and as its Controller since 1991. Mr. Schwab's present responsibilities include oversight of all accounting, financial analysis and planning, information systems, cash management and tax compliance. Prior to joining the Company, Mr. Schwab was employed from 1985 to 1990 by Trefz Corporation/McDonald's, one of the largest McDonald's franchisees in the United States, where he held the positions of Accounting Manager and Controller.

  STEPHEN F. MANDEL, JR. Mr. Mandel has served as a director of the Company since December 1997. Since July 1997, Mr. Mandel has served as managing director, portfolio manager and consumer retail/analyst at Lone Pine Capital LLC, a hedge fund which he founded. Prior to that, he served as senior managing director and consumer analyst at Tiger Management Corporation from 1990 to 1997 and served on that company's management committee, as director of equities and portfolio manager. Prior to 1990, Mr. Mandel served as a vice president and mass-market retailing analyst at Goldman, Sachs and Co.

  JAMES J. MORGAN. Mr. Morgan has served as a director of the Company since December 1997. From 1963 until his retirement in 1997, Mr. Morgan was employed by Philip Morris U.S.A. where he served as President and Chief Executive Officer from 1994 until his retirement in 1997. Prior to 1994, Mr. Morgan served in various capacities at Philip Morris including Senior Vice President of Marketing, and Corporate Vice President of Marketing Planning of the Philip Morris Companies Inc.

  DAVID A. ROOSEVELT. Mr. Roosevelt has served as a director of the Company since December 1997. Mr. Roosevelt has been an associate at Jacobson Partners since 1996. Prior to that he was a principal of General Gas Company, a natural gas marketing company from 1995 to 1996 and a financial analyst in the account management group of Blackrock Financial Management from 1993 to 1995.

TERM AND COMPENSATION OF DIRECTORS

  The Company's directors serve in such capacity until the next annual meeting of the shareholders of the Company or until their successors are duly elected and qualified. Each of the Company's directors is reimbursed for any expenses incurred by such director in connection with such director's attendance at a meeting of the Board of Directors, or committee thereof. In addition, all directors are eligible to receive options under the Company's stock option plans. Directors receive no other compensation from the Company for serving on the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

  Effective as of January 1, 1998, the Board of Directors has appointed a Compensation Committee comprising Messrs. Jacobson, Mandel, Morgan and Roosevelt and an Audit Committee comprising Messrs. Jacobson, Mandel and Roosevelt.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Prior to 1998, the Board of Directors of the Company did not have a formal compensation committee and decisions with respect to executive officer compensation for Messrs. Pedra and Hoagland were made by Mr. Jacobson and other non-management directors, and for other executive officers by Messrs. Pedra and Hoagland.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  As permitted by the Delaware General Corporation Law, the Company has adopted provisions in its Certificate of Incorporation and Bylaws which provide for the indemnification of directors and officers of the Company to the fullest extent permitted by applicable law. These agreements, among other things, indemnify each of the Company's directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such director in any action or proceeding, including any action by or in the right of the Company, on account of such director's service as a director of the Company. The Company believes that these indemnification provisions are necessary to attract and retain qualified persons as directors.

EXECUTIVE COMPENSATION

  The following table summarizes the compensation for fiscal 1997 for the Company's Chief Executive Officer and each of its four other most highly compensated executive officers (the Chief Executive Officer and such other officers, collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                        LONG-TERM
                               ANNUAL COMPENSATION     COMPENSATION
                               ----------------------- ------------
                                                        SECURITIES   ALL OTHER
                                                        UNDERLYING  COMPENSATION
 NAME AND PRINCIPAL POSITION   SALARY($)     BONUS($)   OPTIONS(#)      ($)
 ---------------------------   ----------    --------- ------------ ------------
 Dennis D. Pedra.............  $ 212,508(a)  $ 100,000    99,198      $70,698(c)
  President and Chief Execu-
  tive Officer
 Paul V. Hoagland............  $ 150,242(b)  $  75,000    33,068      $52,275(c)
  Executive Vice President
  and Chief Financial Officer
 Raymond P. Barbrick.........  $  89,720     $  66,431    21,268          --
  Vice President--Operations
  of Chili's
 Richmond A. Brittingham.....  $  85,787     $  69,217    14,178          --
  Regional Director--South
  Region
 Gary S. Schwab..............  $  95,204     $  27,720    21,268          --
  Vice President and Control-
  ler

--------
(a) Includes $100,000 payable for fiscal 1997 but deferred pursuant to the Non-qualified Deferred Compensation Plan. See "--Stock Option and Other Plans for Employees--Non-qualified Deferred Compensation Plan."
(b) Includes $103,496 payable for fiscal 1997 but deferred pursuant to the Non-qualified Deferred Compensation Plan. See "--Stock Option and Other Plans for Employees--Non-qualified Deferred Compensation Plan."
(c) Reflects compensation to cover certain taxes incurred by such officer in connection with the payment by the Company in August 1997 of a dividend and return of capital contribution to shareholders of $8.31 per share and the related repurchase by the Company of certain shares of common stock at $11.63 per share.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

  The following table sets forth information concerning options granted during fiscal 1997 to each of the Named Executive Officers. To date, no such options have been exercised.

                                                                        POTENTIAL
                                                                    REALIZABLE VALUE
                                                                    AT ASSUMED ANNUAL
                         NUMBER OF                                     STOCK PRICE
                         SECURITIES                                 APPRECIATION FOR
                         UNDERLYING % OF TOTAL                       OPTION TERM(C)
                          OPTIONS   GRANTED IN  EXERCISE EXPIRATION ------------------
    NAME                 GRANTED(A) FISCAL 1997 PRICE(B)    DATE       5%      10%
    ----                 ---------- ----------- -------- ---------- -------- ---------
Dennis D. Pedra.........   99,198      29.96%    $11.63   9/15/02   $   3.22 $   7.11
Paul V. Hoagland........   33,068       9.99%    $11.63   9/15/02   $   3.22 $   7.11
Raymond P. Barbrick.....   21,268       6.42%    $11.63   9/15/02   $   3.22 $   7.11
Richmond A. Britting-
 ham....................   14,178       4.28%    $11.63   9/15/02   $   3.22 $   7.11
Gary S. Schwab..........   21,268       6.42%    $11.63   9/15/02   $   3.22 $   7.11

--------
(a) Each of the options granted becomes exercisable at the rate of 25% on or after each of the second, third, fourth and fifth anniversaries of the date of grant. Each of the options expires 90 days following the fifth anniversary of the date of the grant. See "--Stock Option and Other Plans for Employees--Stock Option Plan."

(b) The exercise price was fixed at the date of the grant and represented the fair market value per share of common stock on such date.
(c) In accordance with the rules of the Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and do not reflect the Company's estimates or projections of future prices of the Company's common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's common stock, the option holders' continued employment through the option period, and the date on which the options are exercised.

EMPLOYMENT AGREEMENTS

  Executive officers of the Company are elected by the Board of Directors and serve at the discretion of the Board or pursuant to an employment agreement. The Company is party to certain short-term employment agreements with certain executive officers as described below:

  DENNIS D. PEDRA. Mr. Pedra's employment agreement (as amended, the "Pedra Agreement") provides that he will serve as President and Chief Operating Officer of the Company until such time as such agreement is terminated by either party upon six months' prior written notice or pursuant to the other termination provisions of the Pedra Agreement. If Mr. Pedra's employment is terminated, the Pedra Agreement provides that he may not engage in a competing business within a ten mile radius of a Company-owned restaurant, for a period of one year following his termination.

  Mr. Pedra's fiscal 1998 base salary of $225,000 may be increased, from time to time, in the Company's sole discretion. In addition to his base salary, Mr. Pedra is entitled to receive (i) an annual performance bonus in the amount of up to fifty (50%) percent of his base salary which will be based on a bonus plan tied to the combined operating results of the Company as such plan may be revised from time to time, (ii) a $790 per month automobile allowance and reimbursement of reasonable expenses, including insurance and repairs, and
(iii) certain insurance and other benefits to be maintained and paid by the Company.

  PAUL V. HOAGLAND. Mr. Hoagland's employment agreement (as amended, the "Hoagland Agreement") provides that he will serve as Vice President and Chief Financial Officer of the Company until such time as such agreement is terminated by either party upon six months' prior written notice or pursuant to the other termination provisions of the Hoagland Agreement. If Mr. Hoagland's employment is terminated, the Hoagland Agreement provides that he may not engage in a competing business within a ten mile radius of a Company-owned restaurant, for a period of one year following his termination.

  Mr. Hoagland's fiscal 1998 base salary of $158,788 may be increased, from time to time, in the Company's sole discretion. In addition to his base salary, Mr. Hoagland is entitled to receive (i) an annual performance bonus in the amount of up to fifty (50%) percent of his base salary which will be based on a bonus plan tied to the combined operating results of the Company as such plan may be revised from time to time, (ii) a $650 per month automobile allowance and reimbursement of reasonable expenses, including insurance and repairs, and (iii) certain insurance and other benefits to be maintained and paid by the Company.

STOCK OPTION AND OTHER PLANS FOR EMPLOYEES

  Stock Option Plan. On September 15, 1997, the Board of Directors of the Company established the 1997 Equity Incentive Plan, which includes a nonqualified stock option plan (the "Stock Option Plan"), for certain key employees and directors. The Stock Option Plan is administered by the Board of Directors of the Company and may be modified or amended by the Board of Directors in any respect.

  Options granted to employees under the Stock Option Plan are generally exercisable cumulatively at the rate of 25% on or after each of the second, third, fourth and fifth anniversaries of the date of grant and options granted to directors thereunder are generally exercisable immediately upon grant. Options granted under the Stock Option Plan to date expire 90 days following the fifth anniversary of the date of the grant. Between September 15, 1997 and December 31, 1997, 331,123 options were granted at a price of $11.63 per share under the Stock Option Plan (of which 11,020 options have been exercised as of the date of this Prospectus). At December 31, 1997, there were 1,316,656 shares of common stock of the Company outstanding. It is expected that an additional 1,644,775 such shares will be issued pursuant to the Equity Investment.

  401(k) Savings Plan. The Company maintains a defined contribution plan (the "401(k) Plan") whereby after six months of employment substantially all employees of the Company may defer a portion of their current salary, on a pretax basis, to the 401(k) Plan. The Company may also make a discretionary profit sharing contribution to the 401(k) Plan that is allocated, based on a formula as defined by the 401(k) Plan, to the 401(k) Plan participants. Discretionary contributions made by the Company for the years ended December 31, 1997 and 1996 were approximately $67,000 and $43,000, respectively. Two of the Named Executive Officers, Dennis Pedra and Paul Hoagland, serve as the 401(k) Plan's trustees.

  Management Incentive Plan. Certain management employees of the Company, including directors of operations, managing partners (who are senior general managers), general managers and assistant managers are eligible, at the discretion of the Company, to participate in the Company's management incentive plan that incentivizes and rewards the performance of such personnel with bonus awards that reflect a percentage of each restaurant's cash contribution. Payments under the management incentive plan are payable monthly or in accordance with the then current payroll cycle of the Company. During fiscal 1997, these awards ranged from $8,000 to $60,000 and aggregate payments under this plan amounted to $2.0 million.

  Non-qualified Deferred Compensation Plan. The Company has established the NE Restaurant Company Deferred Compensation Plan (the "Non-qualified Deferred Compensation Plan") pursuant to which certain eligible executives of the Company may elect to defer a portion of their salary. The Company maintains an irrevocable grantor trust (also known as a "rabbi trust") which has been established by the Company, as grantor, pursuant to The Merrill Lynch Non-qualified Deferred Compensation Plan Trust Agreement, dated December 21, 1993, by and between the Company and Merrill Lynch Trust Company of America, an Illinois corporation, as trustee, for the purpose of paying benefits under the Non-qualified Deferred Compensation Plan.

  The trust assets are held separately from other funds of the Company, but remain subject to claims of the Company's general creditors in the event of the Company's insolvency. As of July 31, 1998, trust account balances for Paul Hoagland and Dennis Pedra were $369,995 and $788,354, respectively.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table provides information at July 31, 1998, with respect to ownership of the Company's common stock $0.01 par value per share (the "Company Common Stock"), by (i) each beneficial owner of five percent or more of the Company's Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers and (iv) all directors and officers as a group. For the purpose of computing the percentage of the shares of Company Common Stock owned by each person or group listed in this table, shares which are subject to options exercisable within 60 days after July 31, 1998 have been deemed to be outstanding and owned by such person or group, but have not been deemed to be outstanding for the purpose of computing the percentage of the shares of Company Common Stock owned by any other person. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Company Common Stock shown as beneficially owned by them.

                                                            SHARES
                                                         BENEFICIALLY PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                        OWNED     OF CLASS
------------------------------------                     ------------ --------
Puma Limited Partnership(1).............................    727,012    24.46%
 101 Park Avenue
 New York, New York 10176
Thomas R. Devlin(2).....................................    234,504     7.89%
 1313 North Webb Road
 P.O. Box 782170
 Wichita, Kansas 67206
Benjamin R. Jacobson(3).................................    691,872    22.89%
Stephen F. Mandel, Jr.(4)...............................     89,602     3.01%
James J. Morgan(5)......................................     19,162      *
David A. Roosevelt......................................      2,856      *
Dennis D. Pedra(6)......................................    190,670     6.41%
Paul V. Hoagland(7).....................................    114,132     3.84%
Raymond P. Barbrick.....................................      7,467      *
Richmond A. Brittingham.................................      2,778      *
Gary S. Schwab..........................................      7,667      *
All directors and executive officers as a group (10       1,124,618    37.21%
 persons)...............................................

--------
 * Less than 1%.
(1) Puma Limited Partnership, a New York limited partnership ("Puma") previously held its interest in the Company through Puma's wholly-owned subsidiary Holdings Group, Inc., a Delaware holding company ("HGI"). To permit Puma to directly hold such shares, HGI was merged with and into the Company pursuant to a merger agreement dated as of August 31, 1996 among HGI, Puma and the Company.
(2) Includes 53,207 shares of Company Common Stock held by J.P. Acquisition Fund II, L.P., a Delaware limited partnership ("JPAF II"), representing Mr. Devlin's pro rata interest as a limited partner of JPAF II.
(3) Includes (a) 481,016 shares of Company Common Stock held by JPAF II, (b) 49,599 shares of Company Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1998 held by Jacobson Partners and (c) 13,800 shares of Company Common Stock held by trusts for the benefit of Mr. Jacobson's children, with respect to which a third party is trustee and has voting control. JPAF, Inc., a Delaware corporation, is the general partner of JPAF II and Mr. Jacobson is president of JPAF, Inc. Mr. Jacobson is a general partner of Jacobson Partners, which is the sole shareholder of JPAF, Inc. Mr. Jacobson disclaims beneficial ownership of the shares described (i) in clause (a) above, except to the extent of his general partnership interest in JPAF II, and (ii) in clause (c) above.

(4) Includes 2,596 shares of Company Common held by Lone Spruce, L.P., 6,812 shares of Company Common Stock held by Lone Balsam, L.P. 6,812 shares of Company Common Stock held by Lone Sequoia, L.P. and 73,382 shares of Company Common Stock held by Lone Cypress, Ltd. Each of Lone Spruce, L.P., Lone Balsam, L.P. and Lone Sequoia, L.P., is a Delaware limited partnership of which Lone Pine Associates LLC is the general partner. Mr. Mandel is the managing member of Lone Pine Associates LLC. Lone Cypress Ltd. is a Cayman Islands company of which Lone Pine Capital LLC is the investment manager. Mr. Mandel is the managing member of Lone Pine Capital LLC. Mr. Mandel disclaims beneficial ownership of all such shares.
(5) Includes 6,651 shares of Company Common Stock held by JPAF II, representing Mr. Morgan's pro rata interest as a limited partner of JPAF II.
(6) Includes 30,000 shares of Company Common Stock held by trusts for the benefit of Mr. Pedra's children, with respect to which Mr. Pedra's sister is trustee and has sole voting control. Mr. Pedra disclaims beneficial ownership of all such shares.
(7) Includes 14,000 shares of Company Common Stock held in custodial accounts for the benefit of Mr. Hoagland's children, with respect to which Mr. Hoagland is custodian and has sole voting control. Mr. Hoagland disclaims beneficial ownership of all such shares.

STOCKHOLDERS AGREEMENT

  The Company and the current stockholders of the Company are parties to a Shareholders' Agreement, dated as of December 31, 1993 (the "Stockholders Agreement").

  The Stockholders Agreement provides, among other things, that (i) a stockholder may not transfer his or its shares in the Company, whether voluntarily or by operation of law, other than in certain limited circumstances specified therein, including transfers through a right of first refusal procedure, distributions by a partnership to its partners, and gifts, trust contributions or bequests to or in favor of family members, (ii) the Company shall have the option to purchase the shares of any stockholder who is a manager of the Company following the termination of such stockholder's employment with the Company for any reason at a purchase price equal to book value or fair market value depending upon the reason for such termination as permitted under the Indenture, (iii) if the Company fails to exercise its option to purchase as described in the immediately preceding clause (ii), the remaining stockholders shall have the option to purchase the applicable shares, (iv) in certain circumstances, a stockholder seeking to transfer shares shall have the option to require the Company to purchase such stockholder's shares, (v) no transfer of shares may occur unless the transferee thereof agrees to be bound by the terms of the Stockholders Agreement and (vi) all share certificates shall bear customary legends and all share transfers must be in compliance with applicable securities laws.

                      CERTAIN TRANSACTIONS OF THE COMPANY

  Prior to the Acquisition, in consideration of certain financial advisory services provided by Benjamin R. Jacobson to the Company, Mr. Jacobson received from the Company a consulting fee of $200,000 per year together with reimbursement of certain travel and other incidental expenses. In connection with the Acquisition, and in lieu of the Company's arrangement with Mr. Jacobson, the Company entered into a financial advisory services agreement with Jacobson Partners, a general partnership of which Mr. Jacobson is the managing general partner. Under this agreement, Jacobson Partners will provide various financial advisory services to the Company, including, among other things, assistance in preparing internal budgets, performing cash management activities, maintaining and improving accounting and other management information systems, negotiating financing arrangements, complying with public reporting and disclosure requirements and communicating with creditors and investors. In consideration of these services, Jacobson Partners will receive a consulting fee of $500,000 per year together with reimbursement of certain travel and other incidental expenses. In addition, Jacobson Partners received from the Company a $1.0 million cash fee as compensation for Jacobson Partners' services as financial advisors in connection with the Transactions. Jacobson Partners is the sole shareholder of the corporate general partner of JPAF II, which owns approximately 16.2% of the outstanding common stock of the Company. Mr. Jacobson is the Chairman of the Board of Directors of the Company. David A. Roosevelt, an associate with Jacobson Partners, is a Director of the Company.

                       DESCRIPTION OF OTHER INDEBTEDNESS

  The description set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions (including all of the definitions therein of terms not defined in this Prospectus) of certain agreements setting forth the principal terms and conditions of the Senior Bank Facility and the FFCA Loans, which are available upon request from the Company.

SENIOR BANK FACILITY

  In connection with, and contemporaneously with the consummation of, the Acquisition, the Company and its direct and indirect subsidiaries entered into the Senior Bank Facility with BankBoston, N.A. ("BankBoston"), as administrative agent, and Chase Bank of Texas, N.A. ("Chase Texas" and, collectively with BankBoston and such other banks, financial institutions and other entities that are lenders under the Senior Bank Facility, the "Senior Lenders"), as documentation agent. The Senior Bank Facility replaced the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 20, 1994, between the Company and BankBoston, as amended by Amendments No. 1, 2, 3 and 4 thereto (as so amended, the "Company Bank Facility"). The following is a summary of certain terms provisions of the Senior Bank Facility.

  The Senior Bank Facility consists of a revolving credit facility providing for revolving loans to the Company in an aggregate principal amount not to exceed $20.0 million and includes a $1.0 million sub-limit for the issuance of letters of credit for the account of the Company. Loans and letters of credit under the Senior Bank Facility are available at any time prior to July 21, 2001 provided that the maturity date of the Senior Bank Facility may be extended to July 21, 2002 subject to the Senior Lenders' approval.

  The Senior Bank Facility is secured by first priority or equivalent security interests in (i) substantially all of the tangible and intangible assets of the Company, including certain real estate, (ii) all capital stock of Bertucci's and (iii) substantially all of the tangible and intangible assets of each direct and indirect subsidiary of the Company, including certain real estate, other than (a) NERC SPE (as defined herein), NERC LP (as defined herein) NERC SPE II Inc. or NERC Limited Partnership II and (b) any future subsidiaries that are special purpose entities (and any special purpose corporate general partners thereof) created in respect of the FFCA Loans and similar secured financing. The Senior Bank Facility is not secured by a security interest in any liquor licenses held by the Company or any of its subsidiaries or in the equity securities of any such subsidiary directly holding such licenses.

  At the Company's option, the interest rates per annum applicable to the Senior Bank Facility will be either the rate (grossed-up for maximum statutory reserve requirements for eurocurrency liabilities) at which LIBOR deposits for one, two, three or six months (as selected by the Company) are offered in the interbank LIBOR market (the "LIBOR Rate") plus a margin of between 1.25% and 2.50% (depending upon the Company's ratio of debt to EBITDA) or the Base Rate plus a margin of between 0.0% and 0.75% (depending upon the Company's ratio of debt to EBITDA) (the "Applicable Margin"). The "Base Rate" is the higher of
(a) the rate of interest publicly announced by BankBoston as its base rate in effect at its principal office in Boston, Massachusetts, and (b) the federal funds effective rate plus 0.50%. At July 31, 1998, no borrowings were outstanding under the Senior Bank Facility.

  The Company pays a per annum fee equal to 0.375% on the aggregate undrawn portion of the Senior Bank Facility commitments.

  The Senior Bank Facility contains a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, repay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, enter into leases, investments or acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under the Senior Bank Facility, the Company is required to comply with specified financial ratios and tests, including minimum interest coverage, minimum fixed charge coverage, and maximum leverage ratios, minimum net worth levels and maximum capital expenditure amounts. The Senior Bank Facility also contains provisions that prohibit any modification of the Indenture in any manner adverse to the Senior Lenders and that limit the Company's ability to refinance the Exchange Notes without the consent of such Senior Lenders.

FFCA LOANS

  On August 6, 1997, NERC Limited Partnership ("NERC LP"), a Delaware limited partnership of which the sole general partner is NERC SPE Inc., a wholly-owned subsidiary of the Company ("NERC SPE"), and of which the sole limited partner is the Company, entered into a mortgage loan agreement (the "FFCA Loan") with FFCA Acquisition Corporation, a Delaware corporation ("FFCA"), providing for borrowings in the aggregate amount of $22.4 million, maturing on various dates from September 2002 through September 2017, with interest on amounts outstanding thereunder accruing at the rate of 9.67% per annum. Each of the borrowings under the FFCA Loan is secured by a first priority mortgage on, and security interest in, the 17 restaurant properties (the right, title and interest in and to each of which was transferred by the Company to the NERC
LP) which were pledged by NERC LP as collateral and which are leased by the NERC LP to the Company for an annual rent sufficient to pay debt service on the FFCA Loan. Proceeds from the FFCA Loan were used to pay the dividend and return of capital contribution to shareholders and to repurchase certain outstanding shares of the Company as described in note 12 to the Company's consolidated financial statements included elsewhere in this Prospectus.

  On August 28, 1997, NERC LP obtained additional financing from FFCA in the amount of $1.85 million, maturing on various dates from September 2007 through September 2017, with interest at the rate of 9.701% per annum (together with the FFCA Loan and all future financing obtained by the Company or its subsidiaries from the FFCA, the "FFCA Loans"). This additional financing has been collateralized by three restaurant properties which were transferred by the Company to NERC LP and which are leased by NERC LP to the Company. The total cost of all properties pledged to FFCA under the FFCA Loans to date is $25.9 million.

  FFCA has entered into a commitment with the Company to finance additional restaurant properties of the Company on terms substantially similar to the outstanding FFCA Loans (the "FFCA Commitment"). In the case of each new financing by FFCA, the Company will establish a new subsidiary to which restaurant properties would be transferred at the time such loan is made. Such transferred properties will serve as collateral for the relevant new loan.

  Under the FFCA Commitment, the amount of each new FFCA Loan will be based on the sum of (i) actual restaurant construction costs, (ii) for fee properties, the fair market value of the land, (iii) the 1% commitment fee due to FFCA and
(iv) costs, including closing costs, associated with such financing and approved by FFCA. The maximum loan amount per restaurant is $2.0 million for a Chili's restaurant and $2.5 million for an On The Border restaurant, reduced by ten times the annual ground lease rent for ground leased sites.

  A loan made pursuant to the FFCA Commitment will bear interest, during the construction period, at a variable rate equal to 30-day LIBOR plus 3.00% and, after the construction period, at the 10-year U.S. Treasury Note Rate in effect ten (10) days prior to closing plus 3.00%.

  The FFCA Commitment requires that each of the new loans be structured in the same manner as the outstanding FFCA Loans, including the formation by the Company of a limited partnership or limited liability company, intended to be bankruptcy remote, to serve as the borrower. The sole assets of such "bankruptcy remote" borrower will be the fee simple or leasehold interest in the real estate and equipment associated with each restaurant and transferred to the borrower by the Company, subject to a lease to the Company. Each loan will be secured by a first priority mortgage on, and security interest in, the restaurant premises and equipment, and the lease to the Company from the borrower will require an annual rent sufficient to pay the debt service on the loan.

  The outstanding FFCA Loans provide that a default by the Company under any lease relating to properties held by an FFCA borrower will result in a default under the FFCA Loan related to that property as well as a cross-default under all other outstanding FFCA Loans.

  The Company may enter into financing arrangements that are similar to the FFCA Loans with other lenders who are engaged in similar secured financings.

                         DESCRIPTION OF EXCHANGE NOTES

GENERAL

  The Exchange Notes will be issued pursuant to the Indenture dated as of July 20, 1998, as amended July 21, 1998, among the Company, the Subsidiary Guarantors and United States Trust Company of New York, as trustee (the "Trustee"). The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be entitled to the benefits of the Indenture. The Indenture is limited in aggregate principal amount to $100 million. The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that (i) the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Private Notes under the Exchange and Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The Exchange Notes are subject to all such terms and holders of the Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and the provisions of the Indenture (a copy of which has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part), including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions."

  The Exchange Notes will be unsecured, senior obligations of the Company, limited to $100 million aggregate principal amount, and will mature on July 15, 2008. Each Exchange Note will bear interest at the rate per annum shown on the front cover of this Prospectus from the Issue Date, or from the most recent date to which interest has been paid or provided for, payable semi-annually on January 15 and July 15 of each year commencing on January 15, 1999 to holders of record at the close of business on the January 1 or July 1 immediately preceding the interest payment date.

  Interest will be computed on the basis of a 360 day year comprised of twelve 30 day months. Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially will be the corporate trust office of the Trustee in New York, New
York), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the holders as such address appears in the Note Register. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

  The Notes will be issued in fully registered form without interest coupons, in denominations of $1,000 and any integral multiple of $1,000. The Notes will be represented by one or more registered notes in global form and in certain circumstances may be represented by Notes in definitive form.

OPTIONAL REDEMPTION

  The Notes will not be redeemable at the option of the Company prior to July 15, 2003. On and after such date, the Notes will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

  If redeemed during the 12-month period commencing on July 15 of the years set forth below:

                                                                      REDEMPTION
        PERIOD                                                          PRICE
        ------                                                        ----------
     2003............................................................  105.375%
     2004............................................................  103.583%
     2005............................................................  101.792%
     2006 and thereafter.............................................  100.000%

  In addition, at any time and from time to time prior to July 15, 2001, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Equity Offerings received by, or invested in, the Company so long as there is a Public Market at the time of such redemption, at a redemption price (expressed as a percentage of principal amount) of 110.75% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original principal amount of the Notes must remain outstanding after each such redemption; provided further, that each such redemption occurs within 90 days of the date of closing of such Equity Offering.

  In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

GUARANTEES

  Each Subsidiary Guarantor has unconditionally guaranteed, jointly and severally, to each holder and the Trustee, on a senior basis, the full and prompt payment of principal of, premium, if any, and interest on the Notes, and of all other obligations under the Indenture.

  The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under the Senior Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

  Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Wholly-Owned Subsidiary Guarantor without limitation. Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership, trust, limited partnership, limited liability company or other similar entity other than the Company or a Wholly-Owned Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) except that if the surviving corporation of any such merger or consolidation is a Subsidiary of the Company, such Subsidiary shall not be a Foreign Subsidiary. Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not a Subsidiary of the Company, which sale or disposition is otherwise in compliance with the Indenture (including the covenant described under "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock"), such Subsidiary Guarantor will be deemed released from all its obligations under the Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee will terminate; provided, however, that any such termination will occur only to the extent that all obligations of such Subsidiary Guarantor under the Senior Credit Agreement and all of its Guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company will also terminate upon such release, sale or transfer.

CHANGE OF CONTROL

  Upon the occurrence of any of the following events (each a "Change of Control"), unless the Company shall have exercised its right to redeem the Notes as described under "--Optional Redemption", each holder will have the right to require the Company to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

    (i) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% (or, if there is a Public Market at the time such person is or is deemed to have beneficial ownership, more than 50%) of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or other business combination) (for the purposes of this clause, such person shall be deemed to beneficially own any Voting Stock of the Company held by a parent corporation, if such person "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation); and (B) if there is no Public Market, the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or such successor (for the purposes of this clause, such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in clause (A) above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in this clause (B)), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

    (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company, as the case may be, was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is a designee of the Permitted Holders or was nominated or elected by such Permitted Holders or any of their designees) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

    (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

    (iv) the adoption by the stockholders of a plan for the liquidation or dissolution of the Company.

  Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Notes as described under "--Optional Redemption", the Company will mail a notice to each holder with a copy to the Trustee stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date); (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (iii) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes purchased.

  The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue thereof.

  The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Senior Credit Agreement. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of the Senior Credit Agreement will (and other Indebtedness may) prohibit the Company's prepayment of Notes prior to their scheduled maturity. Consequently, if the Company is not able to prepay the indebtedness under the Senior Credit Agreement and any other Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control, thereby resulting in a default under the Indenture.

  The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the choice of law under the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Company is required to make an offer to repurchase the Notes as described above.

CERTAIN COVENANTS

  The Indenture contains certain covenants including, among others, the following:

  Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries which are Subsidiary Guarantors may Incur Indebtedness if on the date thereof, after giving pro forma effect to the incurrence of such Indebtedness and the intended application of the proceeds thereof, the Interest Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.5 to 1.0.

  (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Indebtedness Incurred pursuant to the Senior Credit Agreement; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) outstanding at any time under the Senior Credit Agreement after giving effect to such Incurrence, including all Refinancing Indebtedness Incurred to refund, refinance or replace any other Indebtedness Incurred pursuant to this clause
(i), does not exceed an amount equal to $20.0 million; (ii) the Subsidiary Guarantees and Guarantees of Indebtedness Incurred pursuant to paragraph (a) or clause (i) of this paragraph (b); (iii) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly-Owned Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (iv) Indebtedness represented by (x) the Notes and (y) any Indebtedness (other than the Indebtedness described in clauses (i), (ii) and (iii)) outstanding on the Issue Date; (v) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company; provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v); (vi) Indebtedness under Interest Rate Agreements; provided, however, that such Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business; (vii) Indebtedness incurred to finance or refinance the purchase price or cost of construction or improvement of property used in the Company's business, and Capitalized Lease Obligations, in each case secured by Liens described in clause (i) of the definition of "Permitted Liens," provided, that the aggregate principal amount thereof incurred in any fiscal year, shall not exceed $15.0 million; (viii) Indebtedness in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) provided by the Company or any Restricted Subsidiary in the ordinary course of its business and which do not secure other Indebtedness; (ix) Indebtedness represented by Guarantees by the Company of Indebtedness otherwise permitted to be Incurred pursuant to this covenant and Indebtedness represented by Guarantees by a Subsidiary Guarantor of Indebtedness of the Company or of another Restricted Subsidiary otherwise permitted to be Incurred pursuant to this covenant; (x) Indebtedness incurred by the Company or any Subsidiary Guarantor and arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in each case incurred in connection with the purchase or sale of a business or assets otherwise permitted by the Indenture;
(xi) the Incurrence by the Company or any Subsidiary Guarantor of Refinancing Indebtedness in exchange for, or the net proceeds which are used to refund, refinance or replace, Indebtedness that was permitted by the Indenture to be Incurred (other than Indebtedness incurred pursuant to clause (xii) of this paragraph (b)); and (xii) Indebtedness (other than Indebtedness described in clauses (i)(xi)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause
(xii) and then outstanding, will not exceed $10.0 million.

  (c) Neither the Company nor any Restricted Subsidiary will Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subsidiary Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Subsidiary Guarantor Subordinated Obligations.

  (d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, (i) the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (ii) such item of Indebtedness may be divided and classified in more than one of such clauses.

  (e) The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

  Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Restricted Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary of the Company held by any Affiliate of the Company, other than another Restricted Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to in clauses (i) through (iv) as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default or an Event of Default shall have occurred and be continuing (or would result therefrom); or (2) the Company and its Restricted Subsidiaries could not Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under "--Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of: (A) 50% of Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds to the extent (x) used to redeem Notes or (y) received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets as a return of capital or similar payment (excluding by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (D) to the extent it is already included in Consolidated Net Income.

  (b) The provisions of paragraph (a) will not prohibit: (i) any purchase, redemption, defeasance or other acquisition of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (A) such purchase, redemption, defeasance or other acquisition will be excluded in subsequent calculations of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale will be excluded from clause (3) (B) of paragraph (a); (ii) any purchase, redemption, defeasance or other acquisition of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that such purchase, redemption, defeasance or other acquisition will be excluded in subsequent calculations of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments; (iv) any redemptions, repurchases, defeasances or other acquisitions of Management Equity Interests, in each case in connection with the repurchase provisions under employee stock option agreement or plan, stock purchase agreements, subscription agreements, employment agreements, employee benefit plan or arrangement, stockholder agreement or other agreements to compensate management employees; provided, however, that such redemptions, repurchases or other acquisitions will be included in subsequent calculations of the amount of Restricted Payments; and provided further, however, that the aggregate amount of Restricted Payments made pursuant to this clause (iv) shall not exceed $5.0 million in the aggregate; and (v) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price hereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments.

  Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock), whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness, unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Subsidiary Guarantor Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

  Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except
(a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture (including, without limitation, the Senior Credit Agreement); (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this covenant or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) of this covenant or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable to the holders of the Notes than encumbrances and restrictions contained in such agreements; (d) in the case of clause (iii) above, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; (e) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; (f) encumbrances or restrictions arising or existing by reason of applicable law and (g) encumbrances or restrictions contained in agreements relating to Indebtedness Incurred by Restricted Subsidiaries in connection with Special Purpose Transactions.

  Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

  With respect to any Asset Disposition occurring on or after the Issue Date from which the Company or any Restricted Subsidiary receives Net Available Cash, the Company or such Restricted Subsidiary shall apply an amount equal to 100% of the Net Available Cash from such Asset Disposition at its election, to either (i) prepay, repay or purchase Indebtedness (other than any Subordinated Obligations or Preferred Stock) of the Company or a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (ii) invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; or (iii) make an offer to purchase the Notes at 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (i) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced to the extent required by the Senior Credit Agreement. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceed $1.0 million. Any Net Available Cash from an Asset Disposition that is not invested or applied as provided and within the time period set forth in the first sentence of this paragraph (a) will be deemed to constitute "Excess Proceeds."

  For the purposes of this covenant and for no other purpose, the following will be deemed to be cash: (x) the assumption by the transferee of Indebtedness (other than Subordinated Obligations) of the Company or Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash amount in accordance with clause (i) of the preceding paragraph) and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

  (b) When the aggregate amount of Excess Proceeds exceeds $5.0 million (with lesser amounts to be carried forward for purposes of determining whether an Offer (as defined) is required with respect to the Excess Proceeds from any subsequent Asset Disposition), the Company will be required to make an offer to purchase (an "Asset Sale Offer") within ten days of such time from all holders of the Notes in accordance with the procedures set forth in the Indenture the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with such Excess Proceeds. If the aggregate purchase price of the Notes tendered pursuant to the Asset Sale Offer is less than the Excess Proceeds, the remaining Excess Proceeds will be available to the Company to fund other corporate purposes not otherwise prohibited by the Indenture.

  (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Asset Sale Offer made pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

  Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless: (i) the Company or such Restricted Subsidiary would be entitled to Incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "Limitation on Indebtedness;" (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property; and (iii) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock."

  Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines, or determine, that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate.

  (b) The foregoing paragraph (a) will not apply to (i) any Restricted Payment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments," (ii) any issuance of (A) securities to any of the Permitted Holders or (B) securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company, (iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries, (iv) any transaction between the Company and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries, (v) any fees, indemnities, loans or advances to employees in the ordinary course of business and consistent with past practices and (vi) payments under the Management Agreement as in effect on the Issue Date.

  Limitation on Dispositions of Capital Stock of Restricted Subsidiaries. The Company (i) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any

Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), unless (A) such transfer, conveyance, sale, lease or other disposition is a sale of the common stock of such Restricted Subsidiary and, after giving effect to the consummation thereof, the Company owns none or more than 50% of the outstanding common stock of such Restricted Subsidiary and (B) the Net Cash Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under "--Limitation on Sales of Assets and Subsidiary Stock;" and (ii) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares or any shares required to be held by Persons other than the Company or a Restricted Subsidiary in connection with the maintenance of liquor licenses) to any Person other than to the Company or a Wholly-Owned Subsidiary, unless such issuance is an issuance of the common stock of such Restricted Subsidiary and, after giving effect to the consummation thereof, the Company and/or one or more Wholly-Owned Subsidiaries owns more than 50% of the outstanding common stock of such Restricted Subsidiary; provided, however, that this provision shall not prohibit any pledge or collateral assignment of the Capital Stock of any Restricted Subsidiary that is permitted under "Limitation on Liens" or the exercise of any right or remedy by the holder of any such pledge or assignment.

  Commission Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and provide, within 15 days after the Company is required to file the same with the Commission, the Trustee and the holders of the Notes with the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless deliver such Exchange Act information to the Trustee and the holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

  Merger and Consolidation. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) (A) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust, limited liability company or other similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (B) the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and (C) the Subsidiary Guarantees will remain in effect after any such merger or consolidation; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to paragraph
(a) of "--Limitation on Indebtedness;" and (iv) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

  The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

  Notwithstanding the foregoing clauses (ii) and (iii), (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

  Future Subsidiary Guarantors. The Company will cause each Restricted Subsidiary (other than (i) a Foreign Subsidiary or (ii) a special purpose entity and/or limited partnership created solely to Incur Indebtedness of the type specified in clause (b)(vii) under "--Limitation on Indebtedness" in connection with a Special Purpose Transaction or any special purpose corporate general partner thereof) created or acquired by the Company to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes on a senior basis.

EVENTS OF DEFAULT

  Each of the following constitutes an Event of Default under the Indenture:
(i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon special mandatory redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under "--Certain Covenants--Merger and Consolidation" above, (iv) failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" above or under covenants described under "--Certain Covenants" above (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (ii) above), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $5.0 million is rendered against the Company or a Significant Subsidiary and such judgment or decree remains undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision") or (ix) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee (except as contemplated by the terms of the Indenture). However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee notifies the Company or the holders of 25% in principal amount of the then outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

  If an Event of Default (other than an Event of Default specified in clause
(vii) above with respect to the Company) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee may declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

  Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing,
(ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

  The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust officers in good faith determines that withholding notice is in the interests of the holders of Notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

  Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any holder to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes or (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

  Without the consent of any holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f) (2) (B) of the Code), to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

  The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

  The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate. The Company at any time may terminate its obligations under covenants described under "--Certain Covenants" (other than "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Subsidiary Guarantee provision described under "-- Events of Default" above and the limitations contained in clauses (iii) and
(iv) under "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance") and thereafter any omission to comply with such obligations shall no longer constitute a Default or Event of Default with respect to the Notes.

  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, the events specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries), (viii) or (ix) under "Events of Default" above will no longer constitute an Event of Default, and payment of the Notes may not be accelerated because of the occurrence of any such event or because of the failure of the Company to comply with clause (iii) or
(iv) under "--Certain Covenants--Merger and Consolidation" above.

  In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

  United States Trust Company of New York shall be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

GOVERNING LAW

  The Indenture provides that it, the Notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition,

"control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required to be held by Persons other than the Company or a Restricted Subsidiary in connection with the maintenance of liquor licenses), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) the sale of Cash Equivalents in the ordinary course of business, (iii) a disposition of inventory in the ordinary course of business, (iv) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business (including, without limitation, any real property interests, equipment or other tangible property disposed of in connection with the relocation or closing of a restaurant), (v) transactions permitted under "Certain Covenants--Merger and Consolidation" above and (vi) for purposes of "Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to "Limitation on Restricted Payments" and (vii) any pledge or collateral assignment of Capital Stock of any Restricted Subsidiary that is permitted under "Certain Covenants--Limitation on Liens" or the exercise of any right or remedies by the holder of any such pledge or assignment.

  "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.

  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

  "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition; (ii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (iii) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Rating Group, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500 million; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i), (ii) and
(iii) entered into with any bank meeting the qualifications specified in clause (iii) above; (v) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Rating Group or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; and (vi) interests in any investment company which invests solely in instruments of the type specified in clauses
(i) through (v) above.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Consolidated EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization of intangibles, (v) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation) and (vi) Deferred Rent. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the interest, depreciation and amortization of, a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest and accrued interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Interest Rate Agreements (including amortization of fees),
(viii) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of Subsidiaries, in each case, held by Persons other than the Company or a Wholly Owned Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary. For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company that was not a Wholly-Owned Subsidiary will be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries; provided, however, that there will be excluded in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;
(ii) any net income (loss) of any

Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income; (iv) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles.

  "Default" means any event which, after notice or passage of time or both, would be an Event of Default.

  "Deferred Rent" means the excess (deficit) of accrued rent calculated in accordance with Statement of Financial Accounting Standards No. 13 and GAAP as compared to amounts paid under operating lease arrangements, as set forth in the Company's cash flow statements.

  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes, provided,that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Stated Maturity will be deemed to be Disqualified Stock.

  "Equity Offering" means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock.

  "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit and indemnities given by the Company or any of its Subsidiaries in connection with exhibitions, in each case, in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (if and to the extent any such obligation would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP); (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person; (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;
(viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, net obligations of such Person under Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time). The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any one time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. Notwithstanding the foregoing, Indebtedness shall exclude (i) obligations created, issued or incurred by any Person with respect to customer subscription payments or customer deposits for trade shows and exhibitions and (ii) any indemnification obligation of the Company to third parties in respect of customary representations and warranties contained in stock purchase, asset purchase or similar acquisition agreements to which the Company is a party, if such indemnification obligation would not appear as a liability upon a balance sheet of the Company prepared in accordance with GAAP.

  "Interest Coverage Ratio" as of any date of determination means, with respect to any Person, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination to (ii) Consolidated Interest Expense of such Person for such period; provided, however, that (1) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Interest Coverage Ratio is an Asset Disposition, the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period, (2) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business,

Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated in accordance with Regulation S-X promulgated by the Commission) as if such Investment or acquisition occurred on the first day of such period and (3) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated in accordance with Regulation S-X promulgated by the Commission) as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company. Notwithstanding anything herein to the contrary, if at the time the calculation of the Interest Coverage Ratio is to be made, the Company does not have available consolidated financial statements reflecting the consummation of the Transactions for a period of at least four full fiscal quarters, all calculations required by the Interest Coverage Ratio shall be prepared on a pro forma basis, as though each of the Transactions (to the extent not otherwise reflected in the consolidated financial statements of the Company) had occurred on the first day of the most recently completed four fiscal quarters for which such calculation is being made.

  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock for consideration, Indebtedness or other similar instruments issued by, such Person. For purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

  "Management Agreement" means the management agreement, dated as of July 21, 1998, between Jacobson Partners and the Company relating to management services to be provided to the Company by Jacobson Partners.

  "Management Equity Interests" means shares of Capital Stock of the Company or of a Subsidiary Guarantor, options, warrants or stock appreciation or similar rights in respect of such Capital Stock, in each case held by any current or former officer, employee or other member of management (or their estates or beneficiaries under their estates) of the Company or of such Subsidiary Guarantor which were acquired or granted or are subject to any management equity subscription agreement, employment agreement, employee benefit plan or arrangement, stockholder agreement, stock option agreement or similar management investor plan or agreement and which may be required to be repurchased, redeemed or otherwise acquired by the Company or such Subsidiary Guarantor in each case pursuant to the terms of such agreement, plan or arrangement.

  "Merger Agreement" means the Agreement and Plan of Merger, dated as of May 13, 1998, among the Company, NERC Acquisition Corp. and Bertucci's.

  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

  "Officers' Certificate" means a certificate signed by two Officers.

  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

  "Permitted Holders" means (i) Jacobson Partners or any Affiliate of Jacobson Partners; (ii) any stockholder of the Company; (iii) family members or relatives of the Persons described in clause (ii); (iv) any trusts created for the benefit of the Persons described in clause (ii) or (iii) and (v) in the event of the incompetence or death of any or the Persons described in clause
(ii) or (iii), such Person's estate, executor, administrator, committee or other personal representatives or beneficiaries.

  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company or in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) cash and Cash Equivalents; (iv) payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (v) loans or advances to employees made in the ordinary course of business not exceeding in the aggregate, at any time, $1.0 million; (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (vii) Investments in a Related Business in the form of joint ventures, operating agreements, partnership agreements or other similar or customary agreements, interests or arrangements with unaffiliated third parties, the aggregate outstanding amount of which does not exceed $10.0 million at any time; (viii) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (ix) Guarantees permitted to be made pursuant to the covenant "Limitation on Indebtedness"; (x) Investments acquired by the Company or any Restricted Subsidiary in connection with or as a result of a bankruptcy, insolvency, workout, reorganization, recapitalization or similar arrangement with respect to the obligor under or issuer of any accounts receivable or Investment held by the Company or any Restricted Subsidiary; (xi) Interest Rate Agreements entered into in the ordinary course of business that are permitted under clause (vi) of paragraph (b) of the covenant "Limitation of Indebtedness"; (xii) Investments made by the Company or a Restricted Subsidiary in connection with an Assets Disposition made in compliance with the covenant "Limitation on Sales of Assets and Subsidiary Stock;" (xiii) Investments made solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company; and (xiv) any Investment existing on the date of the Indenture.

  "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds, performance bonds or other obligations of a like nature to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings, or other Liens arising out of judgments or awards against such Person with respect to which such Person is then proceeding with an appeal or other proceedings for review; (c) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves have been taken on the books of the Company; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
(e) encumbrances, easements, minor title defects, irregularities in title or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing an Interest Rate Agreement so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing the Interest Rate Agreement; (g) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (h) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired; (i) Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of the purchase price of, Capitalized Lease Obligations with respect to, or costs of construction or improvement of, assets or property acquired or constructed in the ordinary course of business provided that (x) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed such costs and (y) such Liens are created within one year of construction or acquisition of such assets or property (or such longer period as may be permitted by the Senior Credit Agreement) and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto; (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (x) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (y) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution; (k) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
(l) Liens existing on the Issue Date; (m) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary of the Company; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; (n) Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; (o) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or a Wholly Owned Subsidiary; (p) Liens securing indebtedness under, or Subsidiary Guarantors relating to, the Senior Credit Agreement; and (q) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

  A "Public Market" exists at any time with respect to the common stock of the Company if (i) the common stock of the Company is then registered with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (ii) at least 15% of the total issued and outstanding common stock of the Company has been distributed prior to such time by means of an effective registration statement under the Securities Act.

  "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance", "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the

Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) (x) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (y) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity later than the Notes, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) of the Indebtedness being refinanced (except to the extent such increase is a result of a concurrent Incurrence of Indebtedness permitted to be Incurred under the Indenture).

  "Related Business" means the business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary thereto, in each case as determined by the Company in good faith.

  "Restaurant Property" means, with respect to any restaurant location, the real property, land, buildings, improvements, machinery and equipment, and structures comprising such restaurant or in which such restaurant is located.

  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or a Restricted Subsidiary) and the Company or a Subsidiary leases it from such Person.

  "Senior Credit Agreement" means (i) the credit agreement entered into concurrently with the consummation of the Acquisition among the Company, the lenders parties thereto from time to time and BankBoston, N.A., as administrative agent, and Chase Bank of Texas, N.A., as documentation agent, and any guarantees issued thereunder, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any renewal, extension, refunding, restructuring, replacement, restatement or refinancing thereof.

  "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

  "Special Purpose Transaction" means a transaction between the Company or any Restricted Subsidiary, on the one hand ("Transferor"), and a Restricted Subsidiary, on the other ("Transferee"), in which (i) Transferor shall sell, assign and transfer to Transferee Transferor's interests in one or more Restaurant Properties, which interest may be in the form of fee interests, leasehold interests or a combination thereof, (ii) the purchase price for such interest shall consist solely of cash which shall be (x) paid by Transferee concurrently with such transfer and (y) applied by Transferor promptly after such transfer in repayment of outstanding Indebtedness of the Transferor and
(iii) concurrently with such transfer, Transferee, as lessor, and Transferor, as lessee, shall enter into a lease (or sublease, if appropriate) with respect to each transferred Restaurant Property which shall provide for rental payments at least equal to the sum of all interest and principal due in respect of Transferee's Indebtedness incurred by the Transferee in connection with such Special Purpose Transaction, all lease payments, utility payments, property taxes and other similar costs, and all other payments due in respect of the Restaurant Property.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

  "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of the Indenture, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed in the Indenture.

  "Subsidiary Guarantor" means each Subsidiary of the Company (other than (i) a Foreign Subsidiary or (ii) NERC Limited Partnership, NERC SPE Inc., NERC Limited Partnership II or NERC SPE II Inc.) in existence on the Issue Date and any Restricted Subsidiary (other than (i) a Foreign Subsidiary or (ii) a special purpose entity and/or limited partnership created solely to Incur Indebtedness of the type specified in clause (b)(vii) under "Limitation on Indebtedness" in connection with a Special Purpose Transaction or any special purpose corporate general partner thereof) created or acquired by the Company after the Issue Date.

  "Subsidiary Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness pursuant to paragraph (a) under "Limitation on Indebtedness" and
(y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

  "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares or any shares required to be held by Persons other than the Company or a Restricted Subsidiary in connection with the maintenance of liquor licenses) is owned by the Company or another Wholly-Owned Subsidiary.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The Private Notes were sold by the Company on July 20, 1998 (the "Issue Date") to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently sold the Private Notes (i) within the United States to QIB's in reliance on Rule 144A and (ii) outside the United States only in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the sale of the Private Notes, the Company and the Initial Purchasers entered into the Exchange and Registration Rights Agreement on July 20, 1998. Pursuant to the Exchange and Registration Rights Agreement, the Company and the Subsidiary Guarantors agreed, unless the Exchange Offer is not permitted by applicable law or applicable interpretation of the staff of the Commission, to use their best efforts to (i) file with the Commission a Registration Statement on Form S-1 or Form S-4 under the Securities Act with respect to the Exchange Notes (the "Exchange Offer Registration Statement") on or prior to 60 days after the Issue Date relating to a registered exchange offer (the "Exchange Offer"), (ii) cause the Exchange Offer Registration Statement to become effective under the Securities Act within 135 days after the Issue Date and (iii) consummate the Exchange Offer within 165 days after the Issue Date. A copy of the Exchange and Registration Rights Agreement has been filed as an exhibit to the Registration Statement. The Exchange Offer Registration Statement is intended to satisfy certain of the Company's obligations under the Exchange and Registration Rights Agreement and the Purchase Agreement.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Private Notes validly tendered and not withdrawn prior to the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Private Notes surrendered pursuant to the Exchange Offer. Private Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that (i) the exchange will be registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to any of the rights of holders of Private Notes under the Exchange and Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer except under certain limited circumstances. See "--Termination of Certain Rights." The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Private Notes, such that both series of Notes will be treated as a single class of debt securities under the Indenture.

  The Exchange Offer is not conditioned upon any minimum principal amount of Private Notes being tendered. As of the date of this Prospectus, $100,000,000 in aggregate principal amount of the Private Notes are outstanding.

  Holders of the Private Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Exchange and Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Private Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Private Notes for the purposes of receiving the Exchange Notes from the Company.

  If any tendered Private Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Private Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable.

  Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
      1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Company will (i) notify the Exchange Agent of any extension by oral or written notice and (ii) issue a press release or other public announcement, which shall include disclosure of the approximate number of Private Notes deposited to date, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

  The Company reserves the right, in its reasonable discretion, (i) to delay accepting any Private Notes, (ii) to extend the Exchange Offer, (iii) if any conditions set forth below under "--Conditions" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (iv) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

INTEREST ON THE EXCHANGE NOTES

  The Exchange Notes will bear interest at a rate equal to 10 3/4% per annum. Interest on the Exchange Notes will be payable semi-annually in arrears on each January 15 and July 15, commencing January 15, 1999. Holders of Exchange Notes will receive interest on January 15, 1999 from the Issue Date. Interest on the Private Notes accepted for exchange will cease to accrue upon the issuance of the Exchange Notes.

PROCEDURES FOR TENDERING

  Only a registered holder of Private Notes may tender such Private Notes in the Exchange Offer. To tender in the Exchange Offer, a holder of Private Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "-- Exchange Agent" for receipt prior to the Expiration Date. In addition, either
(i) certificates for such Private Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Private Notes, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Private Notes, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

  THE TENDER BY A HOLDER THAT IS NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE WILL CONSTITUTE AN AGREEMENT BETWEEN SUCH HOLDER AND THE COMPANY IN ACCORDANCE WITH THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH HEREIN AND IN THE LETTER OF TRANSMITTAL.

  THE METHOD OF DELIVERY OF PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR PRIVATE NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner(s) of the Private Notes whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless the Private Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box titled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Private Notes listed therein, such Private Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Private Notes.

  If the Letter of Transmittal or any Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program to tender Private Notes.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Private Notes will be determined by the Company in its reasonable discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Private Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Private Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

  While the Company has no present plan to acquire any Private Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Private Notes that are not tendered pursuant to the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Private Notes that remain outstanding subsequent to the Expiration Date or, as set forth below under "--Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

  Each holder of Private Notes who wishes to exchange such Private Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business; (ii) it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes within the meaning of the Securities Act; and (iii) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

  If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities, it may be deemed and "underwriter" under the Securities Act and, therefore, will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

RETURN OF PRIVATE NOTES

  If any tendered Private Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Private Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or non-exchanged Private Notes will be returned without expense to the tendering holder thereof (or, in the case of Private Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, such Private Notes will be credited to an account maintained with DTC) as promptly as practicable.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Private Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of Private Notes by causing DTC to transfer such Private Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Private Notes may be effected through book-entry transfer at DTC, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Private Notes and (i) whose Private Notes are not immediately available or (ii) who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

    (a) The tender is made through an Eligible Institution;

    (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Private Notes and the principal amount of Private Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof), together with the certificate(s) representing the Private Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) Such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Private Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Private Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to the Expiration Date.

  To withdraw a tender of Private Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes to be withdrawn (the "Depositor"), (ii) identify the Private Notes to be withdrawn (including the certificate number or numbers and principal amount of such Private Notes) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "The Exchange Offer-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange the Exchange Notes for, any Private Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Private Notes, if: (i) the Exchange Offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the Commission; (ii) any action or proceeding is instituted or threatened in any court or by any governmental agency that might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company; or (iii) any governmental approval has not been obtained, which approval the Company shall deem necessary for the consummation of the Exchange Offer.

  If the Company determines in its reasonable discretion that any of these conditions are not satisfied, the Company may (i) refuse to accept any Private Notes and return all tendered Private Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Private Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Private Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Private Notes that have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Private Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

TERMINATION OF CERTAIN RIGHTS

  All rights under the Exchange and Registration Rights Agreement (including registration rights) of holders of the Private Notes eligible to participate in the Exchange Offer will terminate upon consummation of the Exchange Offer except with respect to the Company's continuing obligations (i) to indemnify such holders (including any broker dealers) and certain parties related to such holders against certain liabilities (including liabilities under the Securities Act), (ii) to provide, upon the request of any holder of a Transfer Restricted Security (as defined herein), the information required by Rules 144 and 144A under the Securities Act (including, without limitation, the requirements of Rule 144A(d)(4)) in order to permit resales of such Private Notes pursuant to Rules 144 and 144A, (iii) to use its best efforts to keep the Registration Statement effective to the extent necessary to ensure that it is available for resales of Exchange Notes by broker-dealers for a period of up to 180 days from the date the Registration Statement is declared effective or until such earlier date on which the Exchange Notes are freely tradable and to provide copies of the latest version of the Prospectus to such broker-dealers upon their request during such period and (iv) to file a shelf registration statement as required by the Exchange and Registration Rights Agreement, as described below under "The Exchange Offer--Shelf Registration."

SHELF REGISTRATION

  The Exchange and Registration Rights Agreement provides that the Company and the Subsidiary Guarantors will be required, to the extent not prohibited by applicable law or applicable interpretation of the staff of the Commission, to use their reasonable best efforts to (i) file the Exchange Offer Registration Statement with the Commission on or prior to 60 days after the Issue Date and
(ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 135 days after the Issue Date. As soon as practicable after the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Transfer Restricted Securities who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Private Notes.

  If (i) because of any change in law or applicable interpretations thereof by the staff of the Commission, the Company or the Guarantors are not permitted to effect the Exchange Offer as contemplated hereby, (ii) any Private Notes validly tendered pursuant to the Exchange Offer are not exchanged for Exchange Notes within 165 days after the Issue Date, (iii) any Initial Purchaser so requests with respect to Private Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer, (iv) any applicable law or interpretations do not permit any holder of Private Notes to participate in the Exchange Offer, (v) any holder of Private Notes that participates in the Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Private Notes or (vi) the Company so elects, then the Company and the Guarantors will use their reasonable best efforts to file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Private Note until (i) the date on which such Private Note has been exchanged for a freely transferable Exchange Note in the Exchange Offer, (ii) the date on which such Private Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration

Statement or (iii) the date on which such Private Note is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act.

  The Company will use its reasonable best efforts to have the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement declared effective by the Commission as promptly as practicable after the filing thereof. Unless the Exchange Offer would not be permitted by applicable law or a policy of the Commission, the Company will commence the Exchange Offer and will use its reasonable best efforts to consummate the Exchange Offer as promptly as practicable, but in any event prior to 165 days after the Issue Date. If applicable, the Company will use its reasonable best efforts to keep the Shelf Registration Statement effective until the earlier of two years after the Issue Date or such time as all of the applicable Private Notes have been sold thereunder.

LIQUIDATED DAMAGES

  If (i) the applicable Registration Statement is not filed with the Commission on or prior to 60 days after the Issue Date; (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 135 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed (A) in response to a change in law or the applicable interpretations of the Commission's staff, within 45 days after publication of the change in law or interpretation or, (B) in the case of clauses (iii), (iv) and (v) of the second paragraph under "--Shelf Registration" above, within 45 days of the receipt of a request for such Shelf Registration Statement; provided, however, in each such case under clauses (A) and (B), only to the extent such 45 day period extends such 135 day period); (iii) if required to be consummated, the Exchange Offer is not consummated on or prior to 165 days after the Issue Date; or (iv) the Shelf Registration Statement is filed and declared effective within 135 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed (A) in response to a change in law or the applicable interpretations of the Commission's staff, within 45 days after publication of the change in law or interpretation or, (B) in the case of clauses (iii), (iv) and (v) of the second paragraph under "--Shelf Registration" above, within 45 days of the receipt of a request for such Shelf Registration Statement; provided, however, in each such case under clauses (A) and (B), only to the extent such 45 day period extends such 135 day period) but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 45 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company will be obligated to pay liquidated damages to each holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the Notes constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed, the Exchange Offer Registration Statement is declared effective and the Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. Notwithstanding the foregoing, the Company may issue a notice, based upon an opinion of counsel, that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction and may issue any notice suspending the use of the Shelf Registration Statement required under applicable securities laws to be issued and, to the extent that the aggregate number of days in any consecutive 12-month period for which all such notices are issued and effective does not exceed 45 days, then liquidated damages will not be payable as described above as a result of such suspension.

  Holders of the Private Notes will be required to make certain representations to the Company (as described above) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Private Notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells Private Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Exchange and Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

FEES AND EXPENSES

  The Exchange and Registration Rights Agreement provides that the Company shall pay all expenses incident to the Exchange Offer (including the expense of one counsel to the holders of the Notes) and will indemnify certain holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include registration fees, fees and expenses of the Exchange Agent and the Trustee, accounting and legal fees and printing costs, among others.

  The Company will pay all transfer taxes, if any, applicable to the exchange of Private Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Private Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Participation in the Exchange Offer is voluntary. Holders of the Private Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

  The Private Notes that are not exchanged for the Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Private Notes may be resold only (i) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (v) to the Company or (vi) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

ACCOUNTING TREATMENT

  For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

EXCHANGE AGENT

  United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal, and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

    By Registered or         By Overnight Courier:            By Hand:
     Certified Mail:      United States Trust Company    United States Trust
   United States Trust            of New York                  Company
         Company           770 Broadway, 13th Floor          of New York
       of New York         New York, New York 10003      111 Broadway, Lower
      P.O. Box 844      Attn: Corporate Trust Services          Level
  Attn: Corporate Trust                                 Attn: Corporate Trust
        Services                                              Services
     Cooper Station                                   New York, New York 10006
New York, New York 10276

                    By Facsimile for Eligible Institutions:
                                (212) 420-6152

          DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT
                         CONSTITUTE A VALID DELIVERY.

RESALE OF THE EXCHANGE NOTES

  With respect to resales of Exchange Securities, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the holder is acquiring Exchange Notes in the ordinary course of its business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Exchange and Registration Rights Agreement, that such conditions have been met. The Company believes that none of the registered holders of the Private Notes is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in the distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

  Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed to make this Prospectus (as it may be amended or supplemented) available to any broker-dealer, upon request, for use in connection with any such resale, for a period of up to 180 days after the Registration Statement is declared effective by the Commission or until such earlier date on which all the Exchange Notes are freely tradable. However, any broker-dealer who acquired the Private Notes directly from the Company other than as a result of market-making activities or ordinary trading activities may not fulfill its prospectus delivery requirements with this Prospectus, but must comply with the registration and prospectus delivery requirements of the Securities Act. See "--Resale of the Exchange Notes."

                             PLAN OF DISTRIBUTION

  Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the holder is acquiring Exchange Notes in the ordinary course of its business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Exchange and Registration Rights Agreement, that such conditions have been met. The Company believes that none of the registered holders of the Private Notes is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company.

  Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed to make this Prospectus (as it may be amended or supplemented) available to any broker-dealer, upon request, for use in connection with any such resale, for a period of up to 180 days after the Registration Statement is declared effective by the Commission or until such earlier date on which all the Exchange Notes are freely tradable. However, any broker-dealer who acquired the Notes directly from the Company may not fulfill its prospectus delivery requirements with this Prospectus, but must comply with the registration and prospectus delivery requirements of the Securities Act.

  The Company will not receive any proceeds from any sale of the Exchange Notes by broker-dealers or any other persons. Exchange Notes received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold for time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of such resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in the distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer. If the Company shall give any such notice to suspend the use of the Prospectus, it shall extend the 180-day period referred to above by the number of days during the period from and including the date of the giving of such notice to and including the date when the broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the Exchange Notes.

  The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Exchange and Registration Rights Agreement and will indemnify the holders (including any broker-dealers) and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act.

                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion is a summary of certain U.S. federal income tax considerations relevant to the exchange of Private Notes for Exchange Notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the Exchange Notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

  THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH HOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF EXCHANGING PRIVATE NOTES FOR EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

  The exchange of Private Notes for Exchange Notes in the Exchange Offer should not constitute a taxable event to holders of Private Notes for United States federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Private Notes and because the exchange will occur by operation of the terms of the Private Notes. If, however, the exchange of the Private Notes for the Exchange Notes were treated as an exchange for United States federal income tax purposes, such exchange should constitute a non-taxable recapitalization for United States federal income tax purposes. Accordingly, the Exchange Notes should have the same issue price as the Private Notes, and a holder should have the same adjusted tax basis and holding period in the Exchange Notes as the holder had in the Private Notes immediately before the exchange.

                             ERISA CONSIDERATIONS

  Each of the Company and its affiliates and the Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire Exchange Notes with assets of any Plan should consult with its counsel. The purchase and/or holding of Exchange Notes by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company, the Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Exchange Notes are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts), or PTCE 95-23 (an exemption for certain transactions determined by an in-house asset manager).

                             INDEPENDENT AUDITORS

  The audited financial statements of NE Restaurant Company, Inc. included in this Prospectus for the years ended December 31, 1995, 1996 and 1997 have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports thereto, and are included herein in reliance upon the authority said firm as experts in giving said reports.

  The audited financial statements of Bertucci's, Inc. included in this Prospectus for the years ended, December 30, 1995, December 28, 1996 and December 27, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports thereto, and are included herein in reliance upon the authority said firm as experts in giving said reports.

                                 LEGAL MATTERS

  The validity of the Exchange Notes will be passed upon for the Company by Stroock & Stroock & Lavan LLP, New York, New York.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
NE RESTAURANT COMPANY, INC.
  Report of Independent Public Accountants................................  F-2
  Consolidated Balance Sheets as of December 31, 1996 and 1997 and June
   30, 1998 (unaudited)...................................................  F-3
  Consolidated Statements of Income for each of the three years in the period ended December 31, 1997 and for the six months ended June 30,
   1997 (unaudited) and June 30, 1998 (unaudited).........................  F-4
  Statements of Changes in Stockholders (Deficit) Equity for each of the three years in the period ended December 31, 1997 and for the six months ended June 30, 1998 (unaudited).................................  F-5
  Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 1997 and for the six months ended June 30,
   1997 (unaudited) and
   June 30, 1998 (unaudited)..............................................  F-6
  Notes to Financial Statements...........................................  F-7
BERTUCCI'S, INC.
  Report of Independent Public Accountants................................ F-17
  Consolidated Balance Sheets as of December 28, 1996, and December 27,
   1997................................................................... F-18
  Consolidated Statements of Operations for the years ended December 30,
   1995, December 28, 1996, and December 27, 1997......................... F-19
  Consolidated Statements of Shareholders' Equity for the years ended
   December 30, 1995, December 28, 1996, and December 27, 1997............ F-20
  Consolidated Statements of Cash Flows for the years ended December 30,
   1995, December 28, 1996, and December 27, 1997......................... F-21
  Notes to Consolidated Financial Statements.............................. F-22
  Consolidated Condensed Balance Sheets as of July 11, 1998 (unaudited)... F-31
  Consolidated Condensed Statements of Operations for the twenty-eight weeks ended July 12, 1997 (unaudited) and July 11, 1998 (unaudited).... F-32
  Consolidated Condensed Statements of Shareholders' Equity for the
   twenty-eight weeks ended July 11, 1998 (unaudited)..................... F-33
  Consolidated Condensed Statements of Cash Flows for the twenty-eight weeks ended July 12, 1997 (unaudited) and July 11, 1998 (unaudited).... F-34
  Notes to Consolidated Condensed Financial Statements for the twenty-
   eight weeks ended July 11, 1998........................................ F-35

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To NE Restaurant Company, Inc.:

  We have audited the accompanying consolidated balance sheets of NE Restaurant Company, Inc. (the "Company") and its subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' (deficit) equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NE Restaurant Company, Inc. and its subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Boston, Massachusetts
February 20, 1998

                          NE RESTAURANT COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS

                                              DECEMBER 31,
                                        -------------------------    JUNE 30,
                                           1996          1997          1998
                                        -----------  ------------  ------------
                                                                   (UNAUDITED)
                ASSETS
CURRENT ASSETS:
  Cash................................  $   410,929  $    247,675  $         --
  Marketable securities...............           --            --     3,434,610
  Credit card receivables.............      408,921       297,221       394,287
  Inventories.........................      707,169       592,143       569,760
  Prepaid expenses and other current
   assets.............................      302,289       184,494           --
  Pre-opening costs, net of
   accumulated amortization...........      338,525       159,728       342,184
  Deferred taxes, current.............       68,452       111,504       111,504
                                        -----------  ------------  ------------
    Total current assets..............    2,236,285     1,592,765     4,852,345
                                        -----------  ------------  ------------
PROPERTY AND EQUIPMENT, AT COST:
  Land and land right.................    3,792,524     3,792,524     3,792,524
  Buildings...........................    4,213,426     4,216,126     4,264,168
  Leasehold improvements..............   13,923,838    16,623,160    16,729,123
  Furniture and equipment.............   13,712,979    15,155,666    15,696,392
                                        -----------  ------------  ------------
                                         35,642,767    39,787,476    40,482,207
  Less--Accumulated depreciation......   (7,070,313)   (9,992,744)  (11,623,376)
                                        -----------  ------------  ------------
                                         28,572,454    29,794,732    28,858,831
  Construction work in process........      823,767     1,157,813     3,939,178
                                        -----------  ------------  ------------
    Net property and equipment........   29,396,221    30,952,545    32,798,009
DEFERRED TAXES, NONCURRENT............       71,197        62,388        62,388
OTHER ASSETS:
  Liquor licenses.....................    1,175,423     1,195,887     1,211,698
  Restricted investments..............      489,053       931,676     1,275,340
  Other assets........................      971,845     2,601,565     2,925,885
                                        -----------  ------------  ------------
                                        $34,340,024  $ 37,336,826  $ 43,125,665
                                        ===========  ============  ============
    LIABILITIES AND STOCKHOLDERS'
           (DEFICIT) EQUITY
CURRENT LIABILITIES:
  Current portion of mortgage loan
   payable............................  $        --  $    632,538  $    668,679
  Accounts payable....................    2,611,430     3,987,794     3,658,185
  Accrued expenses....................    4,544,733     5,298,000     5,531,241
  Capital lease obligation--current
   portion............................       76,059        79,997        72,647
                                        -----------  ------------  ------------
    Total current liabilities.........    7,232,222     9,998,329     9,930,752
LINE-OF-CREDIT LOANS..................   14,875,000    13,500,000    18,058,000
CAPITAL LEASE OBLIGATION, NET OF
 CURRENT PORTION......................      321,891       232,490       195,722
MORTGAGE LOAN PAYABLE, NET OF CURRENT
 PORTION..............................           --    23,463,313    23,108,561
DEFERRED RENT AND OTHER LONG-TERM
 LIABILITIES..........................    2,453,665     3,249,548     3,996,578
                                        -----------  ------------  ------------
    Total liabilities.................   24,882,778    50,443,680    55,289,613
                                        -----------  ------------  ------------
COMMITMENTS AND CONTINGENCIES (NOTE 7)
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value
   Authorized--4,000,000 shares
   Issued--2,006,000 shares...........       20,000        20,060        20,060
  Less--Treasury stock--689,344
   shares, at cost....................           --    (8,017,070)   (8,017,070)
  Additional paid-in capital..........    4,447,933        22,440        22,440
  (Accumulated deficit) retained
   earnings...........................    4,989,313    (5,132,284)   (4,189,378)
                                        -----------  ------------  ------------
    Total stockholders' (deficit)
     equity...........................    9,457,246   (13,106,854)  (12,163,948)
                                        -----------  ------------  ------------
                                        $34,340,024  $ 37,336,826  $ 43,125,665
                                        ===========  ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                          NE RESTAURANT COMPANY, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                SIX MONTHS ENDED
                              YEARS ENDED DECEMBER 31,              JUNE 30,
                         ----------------------------------- -----------------------
                            1995        1996        1997        1997        1998
                         ----------- ----------- ----------- ----------- -----------
                                                                   (UNAUDITED)
NET SALES............... $60,300,069 $70,094,027 $81,363,751 $38,872,372 $45,049,038
                         ----------- ----------- ----------- ----------- -----------
COST OF SALES AND
 EXPENSES:
  Cost of sales.........  18,095,226  21,203,336  23,383,851  11,334,082  12,721,827
  Operating expenses....  30,101,147  34,267,183  40,931,889  19,444,087  22,677,939
  General and
   administrative
   expenses.............   3,448,949   3,678,875   4,206,862   2,012,996   2,298,308
  Deferred rent,
   depreciation and
   amortization.........   3,200,140   3,679,095   3,910,946   2,055,475   1,989,313
  Taxes other than
   income...............   2,871,328   3,207,253   3,828,798   1,889,788   2,081,765
                         ----------- ----------- ----------- ----------- -----------
    Total cost of sales
     and expenses.......  57,716,790  66,035,742  76,262,346  36,736,428  41,769,152
                         ----------- ----------- ----------- ----------- -----------
  Income from
   operations...........   2,583,279   4,058,285   5,101,405   2,135,944   3,279,886
INTEREST EXPENSE, NET...     462,756   1,053,432   1,917,605     606,792   1,863,939
                         ----------- ----------- ----------- ----------- -----------
  Income before income
   tax expense..........   2,120,523   3,004,853   3,183,800   1,529,152   1,415,947
INCOME TAX EXPENSE......     699,338   1,046,407   1,083,470     543,007     473,041
                         ----------- ----------- ----------- ----------- -----------
  Net income............ $ 1,421,185 $ 1,958,446 $ 2,100,330 $   986,145 $   942,906
                         =========== =========== =========== =========== ===========
BASIC AND DILUTED
 EARNINGS PER SHARE..... $      0.71 $      0.98 $      1.22 $      0.49 $      0.72
                         =========== =========== =========== =========== ===========
WEIGHTED AVERAGE SHARES
 OUTSTANDING............   2,000,000   2,000,000   1,722,918   2,000,000   1,316,656
                         =========== =========== =========== =========== ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                          NE RESTAURANT COMPANY, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT) EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
              AND THE SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)

                             COMMON STOCK       TREASURY STOCK                    (ACCUMULATED      TOTAL
                          ------------------ ----------------------  ADDITIONAL     DEFICIT)    STOCKHOLDERS'
                          NUMBER OF $.01 PER NUMBER OF                 PAID-IN      RETAINED      (DEFICIT)
                           SHARES    SHARE    SHARES      AMOUNT       CAPITAL      EARNINGS       EQUITY
                          --------- -------- ---------  -----------  -----------  ------------  -------------  ---
BALANCE, DECEMBER 31,
 1994...................  2,000,000 $20,000        --   $        --  $ 4,447,933  $  1,609,682  $  6,077,615
  Net income............         --      --        --            --           --     1,421,185     1,421,185
                          --------- -------  --------   -----------  -----------  ------------  ------------
BALANCE, DECEMBER 31,
 1995...................  2,000,000  20,000        --            --    4,447,933     3,030,867     7,498,800
  Net income............         --      --        --            --           --     1,958,446     1,958,446
                          --------- -------  --------   -----------  -----------  ------------  ------------
BALANCE, DECEMBER 31,
 1996...................  2,000,000  20,000        --            --    4,447,933     4,989,313     9,457,246
  Net income............         --      --        --            --           --     2,100,330     2,100,330
  Issuance of common
   stock................      6,000      60        --            --       22,440            --        22,500
  Cash dividend and
   return of capital....         --      --        --            --   (4,447,933)  (12,221,927)  (16,669,860)
  Purchase of treasury
   stock................         --      --  (716,429)   (8,332,069)          --            --    (8,332,069)
  Sale of treasury
   stock................         --      --    27,085       314,999           --            --       314,999
                          --------- -------  --------   -----------  -----------  ------------  ------------
BALANCE, DECEMBER 31,
 1997...................  2,006,000  20,060  (689,344)   (8,017,070)      22,440    (5,132,284)  (13,106,854)
  Net income............         --      --        --            --           --       942,906       942,906
                          --------- -------  --------   -----------  -----------  ------------  ------------
BALANCE, JUNE 30, 1998..  2,006,000 $20,060  (689,344)  $(8,017,070) $    22,440  $ (4,189,378) $(12,163,948)
                          ========= =======  ========   ===========  ===========  ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                          NE RESTAURANT COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  SIX MONTHS ENDED JUNE
                                YEARS ENDED DECEMBER 31,                   30,
                          --------------------------------------  -----------------------
                              1995         1996         1997         1997         1998
                          ------------  -----------  -----------  -----------  ----------
                                                                       (UNAUDITED)
CASH FLOWS FROM
OPERATING ACTIVITIES:
 Net income.............  $  1,421,185  $ 1,958,446  $ 2,100,330  $   983,970  $  942,906
                          ------------  -----------  -----------  -----------  ----------
 Adjustments to
 reconcile net income to
 net cash provided by
 (used in) operating
 activities--
   Depreciation and
   amortization.........     2,871,187    3,298,345    3,557,686    2,055,475   1,989,313
   Deferred taxes.......        40,053     (271,789)     (34,243)   1,891,159          --
   Deferred rent........       328,953      380,750      353,260      173,061     403,366
   Changes in operating
   assets and
   liabilities--
     Refundable income
     taxes..............      (111,960)     133,091           --   (1,489,276)         --
     Inventories........      (229,607)     (53,740)     115,026       78,432      22,383
     Prepaid expenses,
     credit card
     receivables and
     other current
     assets.............      (111,347)    (219,213)     229,495     (502,402)     87,428
     Accrued expenses...       718,503      931,398      753,267   (2,534,557)    233,241
     Accounts payable...       677,148     (412,554)   1,376,364    1,690,138    (329,609)
                          ------------  -----------  -----------  -----------  ----------
      Total
      adjustments.......     4,182,930    3,786,288    6,350,855    1,362,030   2,406,122
                          ------------  -----------  -----------  -----------  ----------
      Net cash provided
      by (used in)
      operating
      activities........     5,604,115    5,744,734    8,451,185    2,346,000   3,349,028
                          ------------  -----------  -----------  -----------  ----------
CASH FLOWS FROM
INVESTING ACTIVITIES:
 Additions to property
 and equipment..........   (10,359,463)  (7,946,034)  (4,478,755)  (1,308,471) (3,476,095)
 Development and
 franchise fees paid....      (400,000)    (160,000)    (320,000)    (280,000)    (60,000)
 Acquisition of liquor
 licenses...............      (133,296)     (61,937)     (20,464)      (5,186)    (15,811)
 Decrease (increase) in
 other assets and
 liabilities............            --     (115,125)      65,595      324,180    (443,662)
 Additions to pre-
 opening costs..........      (864,990)    (730,021)    (392,371)    (190,079)   (361,796)
 Acquisition of
 marketable securities..            --           --           --           --  (3,434,610)
                          ------------  -----------  -----------  -----------  ----------
      Net cash used in
      investing
      activities........   (11,757,749)  (9,013,117)  (5,145,995)  (1,459,556) (7,791,974)
                          ------------  -----------  -----------  -----------  ----------
CASH FLOWS FROM
FINANCING ACTIVITIES:
 Borrowings of mortgage
 loans..................            --           --   24,250,000           --          --
 Repayment of mortgage
 loans..................            --           --     (154,149)          --    (318,611)
 Financing costs........            --           --   (1,439,402)          --          --
 Cash dividend paid.....            --           --  (12,221,927)          --          --
 Return of capital......            --           --   (4,447,933)          --          --
 Issuance of common
 shares.................            --           --       22,500           --          --
 Repurchase of treasury
 stock..................            --           --   (8,260,827)          --          --
 Sale of treasury
 shares.................            --           --      243,757           --          --
 Principal payments
 under capital lease
 obligations............            --      (23,223)     (85,463)     (42,373)    (44,118)
 Net (payments)
 borrowings under line
 of credit..............     6,290,000    3,305,000   (1,375,000)  (1,255,000)  4,558,000
                          ------------  -----------  -----------  -----------  ----------
      Net cash (used in)
      provided by
      financing
      activities........     6,290,000    3,281,777   (3,468,444)  (1,297,373)  4,195,271
                          ------------  -----------  -----------  -----------  ----------
NET (DECREASE) INCREASE
IN CASH.................       136,366       13,394     (163,254)    (410,929)   (247,675)
CASH, BEGINNING OF
PERIOD..................       261,169      397,535      410,929      410,929     247,675
                          ------------  -----------  -----------  -----------  ----------
CASH, END OF PERIOD.....  $    397,535  $   410,929  $   247,675  $        --  $       --
                          ============  ===========  ===========  ===========  ==========
SUPPLEMENTAL DISCLOSURE
OF CASH FLOW
INFORMATION:
 Cash paid during the
 period for interest,
 net of amounts
 capitalized............  $    393,682  $ 1,067,325  $ 1,946,811  $   700,156  $  621,787
                          ============  ===========  ===========  ===========  ==========
 Cash paid during the
 period for income
 taxes..................  $    756,314  $ 1,151,186  $ 1,217,812  $   205,000  $  457,000
                          ============  ===========  ===========  ===========  ==========

During 1996, a capital lease obligation of approximately $400,000 was incurred when the Company entered into a lease for new equipment.

  The accompanying notes are an integral part of these consolidated financial statements.

                          NE RESTAURANT COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION AND OPERATIONS

  NE Restaurant Company, Inc. (a Delaware corporation) (the "Company") was incorporated on January 1, 1994. On January 1, 1994, the partners of NE Restaurant Holdings Group (the "Group") transferred 100% of their respective partnership interests in exchange for an aggregate of 2,000,000 shares of the common stock of the Company. All significant leases, franchise agreements and other contracts were assigned from the Group to the Company.

  The Company was formed to acquire and operate restaurants situated in Massachusetts, New Hampshire, Maine, Vermont, Rhode Island, Connecticut and portions of New York. The restaurants, which operate under the name of Chili's and On The Border, are operated under franchise agreements with Brinker International (a Texas corporation) ("Brinker"). The restaurants offer a full bar and dining service featuring a limited menu of broadly appealing food items prepared daily according to special Chili's and On The Border recipes.

  On August 6, 1997, the Company formed a wholly-owned limited partnership, NERC Limited Partnership ("NERCLP"), to obtain the mortgage loans discussed below. All significant intercompany accounts and transactions have been eliminated in consolidation.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Reclassification

  Certain reclassifications have been made to prior year financial statements to make them consistent with the current year's presentation.

 Use of Management Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Interim Financial Statements

  The accompanying consolidated financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 are unaudited, but in the opinion of management, include all adjustments consisting of normal recurring adjustments necessary for a fair presentation of results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted although the Company believes that the disclosures included are adequate to make the information presented not misleading. Results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

 Inventories

  Inventories are carried at the lower of first-in, first-out cost or market value, and consist of the following:

                                                                 1997     1996
                                                               -------- --------
     Food..................................................... $287,226 $358,508
     Liquor...................................................  304,917  348,661
                                                               -------- --------
       Total inventory........................................ $592,143 $707,169
                                                               ======== ========

                          NE RESTAURANT COMPANY, INC.

 Property and Equipment

  Property and equipment are carried at cost. The Company provides for depreciation and amortization using the straight-line method to charge the cost of properties to expense over the estimated useful lives of the assets. The lives used are as follows:

        ASSET CLASSIFICATION        ESTIMATED USEFUL LIFE
        --------------------      --------------------------
         Buildings                       31-40 years
         Leasehold improvements   Term of the lease (ranging
                                     between 10-20 years)
         Furniture and equipment          5-7 years

  Included in furniture and equipment in the accompanying consolidated balance sheets is smallwares. The Company capitalizes a normal complement of smallwares for each location prior to the store's opening date and expenses all smallwares purchased after each store's opening date.

 Long-Lived Assets

  In 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. The Company's long-lived assets consist primarily of real estate and leasehold improvements related to its restaurant operations. SFAS No. 121 requires management to consider whether long-lived assets have been impaired by comparing gross future cash flows expected to be generated from utilizing these assets to their carrying amounts. If cash flows are not sufficient to recover the carrying amount of the assets, an impairment has occurred and the assets should be written down to their fair market value. Significant estimates and assumptions regarding future sales, cost trends, productivity and market maturity are required to be made by management in order to test for impairment under this standard. Based on current facts, estimates and assumptions, management believes that no assets are impaired under this standard. There is no assurance that management's estimates and assumptions will prove correct.

 Land Right

  In 1994, the Company executed an agreement to prepay the rent associated with a 99-year lease for land in Southington, Connecticut. Prepaid rental payments totaled $735,000 and are reflected as a land right in the accompanying consolidated balance sheets. The lease is renewable for an additional 99 years for a payment of $1.

 Capitalized Interest

  The Company capitalizes interest costs during the construction period on capital expenditures funded by debt. Total interest costs incurred and amounts capitalized are as follows:

                                                   1997       1996      1995
                                                ---------- ---------- --------
     Total interest expense.................... $1,961,428 $1,151,490 $793,953
     Less--Amount capitalized..................     43,823     98,058  331,197
                                                ---------- ---------- --------
        Interest expense, net of amounts
         capitalized........................... $1,917,605 $1,053,432 $462,756
                                                ========== ========== ========

 Liquor Licenses

  Liquor licenses purchased are accounted for at the lower of cost or market. Annual renewal fees are expensed as incurred.

                          NE RESTAURANT COMPANY, INC.

 Other Assets

  Other assets are comprised partially of development and franchise fees (see
Note 9). Development fees are amortized over seven years, and franchise fees are amortized over the life of the franchise agreements (20 years). Accumulated amortization of these assets amounts to approximately $303,000 and $204,000 at December 31, 1997 and 1996, respectively.

  Underwriting, legal and other direct costs incurred in connection with the issuance of the mortgages discussed below have been capitalized and are being amortized over the life of the related mortgages.

  Other assets also include investments restricted for the payment of certain officers' deferred compensation. These investments are stated at market value at December 31, 1997 and 1996. Since these securities are from time to time bought and sold at the discretion of the officers they are classified as trading securities.

Pre-opening Costs

  Capitalized pre-opening costs include the direct and incremental costs typically associated with the opening of a new restaurant. These costs primarily consist of costs incurred to develop new restaurant management teams; travel and lodging for both the training and opening unit management teams; and the food, beverage and supplies costs incurred to perform role-play testing of all equipment, concept systems and recipes. Subsequent to the restaurant opening, costs are amortized over a 12-month period. Accumulated amortization of these costs at December 31, 1997 and 1996 amounted to approximately $188,000 and $336,000, respectively.

 Accrued Liabilities

  Accrued liabilities consist of the following as of December 31, 1997 and 1996:

                                                             1997       1996
                                                          ---------- ----------
     Accrued occupancy costs............................. $  687,622 $  578,299
     Accrued payroll and related benefits................  2,305,483  1,839,860
     Accrued interest....................................     71,199    100,325
     Accrued advertising.................................    421,855    455,110
     Accrued royalty.....................................    362,947    294,783
     Unredeemed gift certificates........................    772,164    511,418
     Accrued sales tax...................................    378,568    309,049
     Accrued construction costs..........................         --    225,083
     Other accrued liabilities...........................    298,162    230,806
                                                          ---------- ----------
                                                          $5,298,000 $4,544,733
                                                          ========== ==========

 Marketable Securities

  Marketable Securities consists of 430,000 shares of common stock of Bertucci's, Inc. No provision has been made to adjust the carrying amount of these Securities to market value as the Company intends to hold them to maturity. The market value of these Securities at June 30, 1998 was $4,407,500.

 Fair Value of Financial Instruments

  The Company's financial instruments consist mainly of cash and cash equivalents, marketable securities, accounts receivable, accounts payable, line of credit loans and long-term debt. The carrying amounts of the Company's cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to

                          NE RESTAURANT COMPANY, INC.

the short-term nature of these instruments. The fair value of marketable securities as of June 30, 1998 was $4,407,500. The line of credit loans bear interest at a variable market rate and therefore, the carrying amount approximates fair value. The fair value of the Company's mortgage loans based on quoted market prices for similar issues approximates the current carrying value.

 New Accounting Pronouncements

  In April 1998, the AICPA issued its Statement of Position 98-5 ("SOP 98-5"), Reporting on the Costs of Start-Up Activities. SOP 98-5 requires that costs incurred during start-up activities, including organization costs, be expensed as incurred. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998, although early application is encouraged. Initial application of SOP 98-5 should be as of the beginning of the fiscal year in which it is first adopted and should be reported as a cumulative effect of a change in accounting principle.

  The Company currently intends to adopt SOP 98-5 on January 1, 1999. Upon adoption, the Company estimates it will incur a cumulative effect of a change in accounting principle that will range from $300,000 to $1 million. This estimate primarily includes unamortized preopening costs which were previously amortized over the 12-month period subsequent to a restaurant opening.

(3) INCOME TAXES

   The Company accounts for income taxes under the liability method. The components of the provision for income taxes for the years ended December 31, 1997, 1996 and 1995 are as follows:

                                                    1997       1996       1995
                                                 ---------- ----------  --------
     Current--
       Federal.................................  $  704,254 $1,016,485  $398,491
       State...................................     304,834    301,711   260,794
                                                 ---------- ----------  --------
                                                  1,009,088  1,318,196   659,285
                                                 ---------- ----------  --------
     Deferred--
       Federal.................................      56,835   (278,597)   30,576
       State...................................      17,547      6,808     9,477
                                                 ---------- ----------  --------
                                                     74,382   (271,789)   40,053
                                                 ---------- ----------  --------
         Total provision for income taxes......  $1,083,470 $1,046,407  $699,338
                                                 ========== ==========  ========

  A reconciliation of the amount computed by applying the statutory federal income tax rate of 34% to income before taxes for the years ended December 31, 1997, 1996 and 1995 is as follows:

                                                  1997        1996       1995
                                               ----------  ----------  --------
     Income tax expense computed at federal
      statutory rate.......................... $1,082,492  $1,020,821  $720,978
     State taxes, net of federal benefit......    212,771     204,326   186,289
     FICA tax credit..........................   (216,253)   (180,756) (211,902)
     Targeted jobs tax credit.................     (1,897)         --        --
     Other....................................      6,357       2,016     3,973
                                               ----------  ----------  --------
       Income tax provision................... $1,083,470  $1,046,407  $699,338
                                               ==========  ==========  ========

                          NE RESTAURANT COMPANY, INC.

  Significant items giving rise to deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996 are as follows:

                                                          1997         1996
                                                       -----------  -----------
     Deferred tax assets:
       Deferred rent.................................  $   933,407  $   791,150
       Deferred and accrued compensation.............      425,952      385,594
       Other.........................................       13,882       43,954
                                                       -----------  -----------
                                                         1,373,241    1,220,698
                                                       -----------  -----------
       Deferred tax liabilities--
       Accelerated tax depreciation..................     (984,220)    (825,941)
       Pre-opening costs.............................      (64,322)    (136,324)
       Liquor licenses...............................     (150,807)    (118,784)
                                                       -----------  -----------
                                                        (1,199,349)  (1,081,049)
                                                       -----------  -----------
         Total net deferred tax assets...............  $   173,892  $   139,649
                                                       ===========  ===========
     Current portion.................................  $   111,504  $    68,452
                                                       ===========  ===========
     Noncurrent portion..............................  $    62,388  $    71,197
                                                       ===========  ===========

  No valuation allowance has been provided as the Company estimates that all of the tax assets will be realized.

(4) LINE-OF-CREDIT LOANS

  During 1997, the Company amended and restated its existing bank line of credit with BankBoston, N.A. (the "Bank"). The new bank line-of-credit agreement (the "Agreement"), secured by cash flows of the Company, is in effect until November 30, 2001, under which the Company may borrow up to $20,000,000 in base rate loans or Eurodollar loans, as defined, less outstanding letters of credit and lease obligations payable to the Bank. On November 30, 2001, the Company must pay the Bank the entire unpaid principal of and interest on the line of credit. The Company pays a commitment fee of
 .250% on the unused portion of the line of credit. Borrowings bear interest at the bank's base rate, as defined in the Agreement, plus an applicable margin based on current funded debt leverage ratio, for base rate loans, and the Eurodollar rate, as defined in the Agreement, plus an applicable margin based on current funded debt leverage ratio, for a Eurodollar loan. The weighted-average interest rate of the line of credit outstanding during 1997 was 7.7%. Loans can be converted into a loan of another type in the amount of $500,000 and $100,000 increments thereafter, as the Company deems beneficial.

  The loan agreement contains various restrictive covenants that, among other things, require minimum earnings before interest, taxes, depreciation and amortization, restrict total borrowings and the amount of borrowings used for capital expenditures, and require certain levels of net worth, as defined. The Company was in compliance with these covenants at December 31, 1997.

                          NE RESTAURANT COMPANY, INC.

(5) CAPITAL LEASE OBLIGATION

  During 1996, the Company entered into a capital lease with the Bank for restaurant equipment. At the expiration of the lease in 2001, the Company may purchase the equipment at the then fair market value.

  The minimum lease payments due under the lease as of December 31, 1997 are as follows:

                                                     LEASE
                                                  PAYMENTS TO
                                                    BE MADE
                                                  -----------
           Year Ending December 31,
             1998................................  $ 92,398
             1999................................    92,398
             2000................................    92,398
             2001................................    69,301
                                                   --------
                                                    346,495
             Less--Interest......................    34,008
                                                   --------
                                                   $312,487
                                                   ========

(6) MORTGAGE LOANS

  On August 6, 1997, NERCLP entered into a loan agreement (the "Loan Agreement") with FFCA Acquisition Corporation ("FFCA") in the aggregate amount of $22,400,000 (the "Initial FFCA Loans"), evidenced by promissory notes maturing on various dates from September 2002 through September 2017, with interest at 9.67% per annum. Proceeds from the FFCA Loans were used to pay the Company for real estate assets sold and transferred to NERCLP. The Company then used the sale proceeds to make certain payments to its shareholders (see
Note 12 for further discussion). NERCLP mortgaged 17 restaurant properties to FFCA as collateral for the Initial FFCA Loans. On or about August 28, 1997, NERCLP obtained additional financing from FFCA in the aggregate amount of $1,850,000 (the "Additional FFCA Loans", which together with the Initial FFCA Loans are hereinafter referred to as the "FFCA Loans"), evidenced by promissory notes maturing on various dates from September 2007 through September 2017, with interest at 9.701% per annum. The Additional FFCA Loans were collateralized by mortgages on three restaurant properties. The net book value of all properties covered by mortgages granted to FFCA on the dates of borrowing was $25,897,000. For the year ended December 31, 1997, interest related to the FFCA Loans was $708,000.

  The Loan Agreement with FFCA contains a restrictive covenant that requires the maintenance of a Fixed Charge Coverage Ratio of 1.25:1, as determined on each December 31, with respect to each of the FFCA mortgaged restaurant properties. "Fixed Charge Coverage Ratio" is defined in the Loan Agreement to mean the ratio of (a) the sum of net income, depreciation and amortization, interest expense and operating lease expense, less a corporate overhead allocation equal to 5% of gross sales, for an FFCA mortgaged restaurant property to (b) the sum of FFCA debt service payments, equipment lease and equipment loan payments and ground lease rental payments for such restaurant property. If the Fixed Charge Coverage Ratio is not achieved, NERCLP is required to pay FFCA an amount sufficient to comply with the Fixed Charge Coverage Ratio. NERCLP was in compliance with this covenant as of December 31, 1997.

  Existing loan documents between FFCA and NERCLP are cross-defaulted and cross-collateralized with all other loan agreements, existing or forthcoming, between FFCA and NERCLP or the Company, subject to certain limited exceptions.

                          NE RESTAURANT COMPANY, INC.

  The loan payments due under the mortgage loan as of December 31, 1997 are as follows:

                                                      LOAN
                                                    PRINCIPAL
                                                   PAYMENTS TO
                                                     BE MADE
                                                   -----------
           Year Ending December 31,
             1998................................  $   632,538
             1999................................      701,666
             2000................................      772,627
             2001................................      850,754
             2002................................      904,904
             Thereafter..........................   20,233,362
                                                   -----------
                                                   $24,095,851
                                                   ===========

(7) COMMITMENTS AND CONTINGENCIES

 Operating Leases

  The Company has entered into numerous lease arrangements, primarily for restaurant land, equipment and buildings, which are noncancelable and expire on various dates through 2017.

  Some operating leases contain rent escalation clauses whereby the rent payments increase over the term of the lease. Rent expense includes base rent amounts, percentage rent payable periodically, as defined in each lease, and rent expense accrued to recognize lease escalation provisions on a straight-line basis over the lease term. Rent expense recognized in restaurant expenses in the accompanying consolidated statements of income was approximately $3,955,000, $3,324,000 and $3,286,000 for the years ended December 31, 1997,
1996 and 1995, respectively. The excess of accrued rent over amounts paid is classified as deferred rent in the accompanying consolidated balance sheets.

  The approximate minimum rental payments due under all noncancelable operating leases as of December 31, 1997 are as follows:

                                                     RENTAL
                                                   PAYMENTS TO
                                                     BE MADE
                                                   -----------
           Year Ending December 31,
             1998................................  $ 3,842,238
             1999................................    3,890,099
             2000................................    3,774,633
             2001................................    3,821,976
             2002................................    3,915,520
             Thereafter..........................   32,096,919
                                                   -----------
                                                   $51,341,385
                                                   ===========

  Certain leases require the payment of an additional amount, calculated as a percentage of annual sales, as defined in the lease agreement, which exceeds annual minimum rentals. The percentage rent factors generally range from 3% to 6% of sales.

                          NE RESTAURANT COMPANY, INC.

 Contingencies

  The Company is subject to various legal proceedings that arise in the ordinary course of business. Based on discussion with the Company's legal counsel, management believes that the amount of ultimate liability with respect to these actions will not be material to the financial position or results of operations of the Company.

(8) RELATED PARTIES

  Under the terms of the corporation agreements, the stockholders have consented to the payment of an ongoing financial consulting fee to Jacobson Partners, Limited Partnership ("Jacobson"), a stockholder of the corporation. The amounts paid to Jacobson for financial consulting fees were $160,000 for each of the three years ended December 31, 1997, and are included in general and administrative expenses in the accompanying consolidated statements of income. In addition, Jacobson was paid $400,000 for consulting fees associated with obtaining the above mentioned mortgages.

  The Company has a nonqualified deferred compensation plan (the "Plan") for certain officers and management personnel, which allows them to defer receiving a portion of their compensation. This compensation is not taxable to the employee or deductible to the Company for tax purposes until the compensation is paid. An officer of the Company, who is also a participant in the Plan, is the trustee of the Plan.

(9) FRANCHISE AND DEVELOPMENT AGREEMENTS

  All of the Company's restaurants operate under franchise agreements with Brinker. The agreements provide, among other things, that the Company pay an initial franchise fee of $40,000 per restaurant and a royalty fee ranging from 2% to 4% of sales. The initial franchise fee is payable in two installments of $20,000. The first installment is due on or before the construction commencement date. The second installment is due at least 10 days prior to the date on which the restaurant opens for business. The initial franchise fees are capitalized and amortized over the term of the franchise agreement. Royalty fees averaged 3.8% of sales in 1997, 3.9% in 1996 and 3.8% in 1995. In addition, the Company is required to pay an advertising fee to Brinker of .5% of sales and spend an additional 2% of sales on local advertising. In return, Brinker is obligated to provide certain support for restaurant operations, siting and promotion. Royalty and advertising fees are expensed as incurred.

  In 1991, the Company entered into a development agreement with Brinker whereby the Company was granted the exclusive right to develop additional Chili's franchises within a certain geographic territory. In 1995, the Company paid $150,000 to renew the agreement, which now expires in 2000. The Company is required to develop a certain number of Chili's restaurants during the term of the agreement in order to maintain its exclusive development rights. The agreement is renewable at the Company's option for payment of additional sums at the expiration date.

  Also during 1995, the Company paid $50,000 to Brinker in exchange for both the right to open its first On The Border franchise and the option to enter into an On The Border development agreement in the future. In 1997, the Company elected the option to enter into the On The Border development agreement, and the above $50,000 fee was applied against the cost of the development agreement.

(10) 401(K) PROFIT SHARING PLAN

  The Company maintains a defined contribution plan (the "401(k) Plan") whereby substantially all employees of the Company may defer a portion of their current salary, on a pretax basis, to the 401(k) Plan. The Company may also make a discretionary profit sharing contribution to the 401(k) Plan that is allocated, based on a formula as defined by the 401(k) Plan, to the 401(k) Plan participants. Discretionary contributions made by the Company for the years ended December 31, 1997, 1996 and 1995 were approximately $67,000, $43,000 and $59,000, respectively. Two officers of the Company are also the 401(k) Plan's trustees.

                          NE RESTAURANT COMPANY, INC.

(11) STOCK OPTION PLAN

  On September 15, 1997, the Board of Directors of the Company established the 1997 Equity Incentive Plan, which included a nonqualified stock option plan (the "Option Plan"), for certain key employees and directors. The Option Plan will be administered by the Board of Directors of the Company and may be modified or amended by the Board of Directors in any respect.

  Between September 15, 1997 and December 4, 1997, 331,123 options were granted. The options are exercisable as follows:

         Two years beyond options grant date...............  25%
         Three years beyond option grant date..............  50%
         Four years beyond option grant date...............  75%
         Five years beyond option grant date............... 100%

  The Company accounts for the Option Plan under Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized since the options are granted at fair market value.

  Had compensation cost for the Option Plan been determined consistent with Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation, the Company's net income and earnings per share would have been reduced to the following pro forma amounts:

                                                      1997
                                                   ----------
           Net income
             As reported.......................... $2,100,330
             Pro Forma............................  2,041,288
           EPS--
             As reported.......................... $     1.22
             Pro Forma............................       1.18

  A summary of the Option Plan at December 31, 1997, and changes during the year then ended, is presented in the table and narrative below.

                                                    1997
                                              -----------------
                                              WEIGHTED
                                              AVERAGE  EXERCISE
                                               SHARES   PRICE
                                              -------- --------
         Outstanding at beginning of year....      --   $   --
         Granted............................. 331,123    11.63
         Exercised...........................      --       --
         Forfeited...........................      --       --
         Expired.............................      --       --
                                              -------   ------
         Outstanding at end of year.......... 331,123   $11.63
                                              =======   ======
         Exercisable at end of year..........      --       --
         Weighted average fair value of each
          option granted.....................      --   $ 3.06

  The 331,123 options outstanding at December 31, 1997 have a remaining weighted average contractual life of approximately five years.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 1997: weighted average risk-free interest rates of 6.1 percent; weighted average expected lives of five years; and expected volatility of 0%.

                          NE RESTAURANT COMPANY, INC.

(12) STOCKHOLDERS' EQUITY

  In August 1997, the Company made a dividend and return of capital payout to shareholders of $8.31 per share from additional paid-in capital, with the excess payout being charged to retained earnings. In addition, the Company repurchased 716,429 shares of common stock at $11.63 per share. The Company's repurchase of shares of common stock was recorded as treasury stock, at cost, and resulted in a reduction of Stockholders' (Deficit) Equity.

(13) SUBSEQUENT EVENTS (UNAUDITED)

  On July 21, 1998, the Company completed its acquisition of Bertucci's, Inc. pursuant to the terms of an Agreement and Plan of Merger dated as of May 13, 1998. The Company purchased all the outstanding shares of Bertucci's, Inc. common stock at a price of $10.50 per share. The total purchase price is approximately $98 million.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Bertucci's, Inc.:

  We have audited the accompanying consolidated balance sheets of Bertucci's, Inc. (a Massachusetts corporation) and subsidiaries as of December 28, 1996 and December 27, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 27, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bertucci's, Inc. and subsidiaries as of December 28, 1996 and December 27, 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 27, 1997, in accordance with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP
Boston, Massachusetts
February 12, 1998

                 BERTUCCI'S, INC. AND ACQUISITION SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                         FISCAL YEARS ENDED
                                                      -------------------------
                                                      DECEMBER 28, DECEMBER 27,
                                                          1996         1997
                                                      ------------ ------------
                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................... $  4,265,596 $  5,755,306
  Inventories........................................    1,048,361    1,221,698
  Accounts receivable................................      179,280      241,547
  Note receivable....................................       76,455        4,057
  Other receivables..................................          --       831,756
  Prepaid expenses and other current assets..........      474,641      678,799
  Deferred pre-opening costs.........................      510,082      433,706
  Prepaid taxes......................................    1,026,685    1,103,661
                                                      ------------ ------------
    Total current assets.............................    7,581,100   10,270,530
                                                      ------------ ------------
PROPERTY AND EQUIPMENT, AT COST:
  Land...............................................    2,902,012    2,902,012
  Buildings and improvements.........................   10,359,565   10,474,081
  Leasehold improvements.............................   72,416,258   76,044,989
  Machinery and equipment............................   35,673,484   39,971,654
  Construction in progress...........................      250,238      222,555
                                                      ------------ ------------
                                                       121,601,557  129,615,291
  Less--Accumulated depreciation.....................   29,704,655   38,089,819
                                                      ------------ ------------
    Net property and equipment.......................   91,896,902   91,525,472
PREPAID TAXES........................................    1,274,686    1,865,003
OTHER ASSETS.........................................    1,775,741    1,855,188
                                                      ------------ ------------
                                                      $102,528,429 $105,516,193
                                                      ============ ============
        LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable--current............................. $     25,000 $     25,000
  Accounts payable...................................    4,179,347    5,982,594
  Accrued expenses...................................    1,077,565    2,384,181
  Accrued payroll and employee benefits..............    3,297,703    3,738,477
  Accrued taxes......................................    1,858,788    1,880,364
                                                      ------------ ------------
    Total current liabilities........................   10,438,403   14,010,616
DEFERRED RENT........................................    6,064,085    6,609,921
NOTES PAYABLE........................................       50,000       25,000
LONG-TERM DEBT.......................................   18,437,500   13,500,000
COMMITMENTS AND CONTINGENCIES (NOTE 6)
SHAREHOLDERS' EQUITY:
  Preferred stock, $.01 par value--Authorized--
   200,000 shares, none issued.......................          --           --
  Common stock, $.005 par value--Authorized--
   15,000,000 shares Issued and outstanding--
   8,790,428 shares at December 28, 1996 and
   8,896,016 shares at December 27, 1997.............       43,952       44,480
  Additional paid-in capital.........................   44,841,296   45,165,440
  Retained earnings..................................   22,653,193   26,160,736
                                                      ------------ ------------
    Total shareholders' equity.......................   67,538,441   71,370,656
                                                      ------------ ------------
                                                      $102,528,429 $105,516,193
                                                      ============ ============

  The accompanying notes are an integral part of these consolidated financial statements.

                 BERTUCCI'S, INC. AND ACQUISITION SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  FISCAL YEARS ENDED
                                        ---------------------------------------
                                        DECEMBER 30,  DECEMBER 28, DECEMBER 27,
                                            1995          1996         1997
                                        ------------  ------------ ------------
Net Sales.............................. $120,259,850  $128,044,405 $136,719,498
                                        ------------  ------------ ------------
Cost and Expenses:
  Cost of sales........................   31,059,985    32,484,063   34,100,501
  Operating expenses...................   60,672,341    65,986,007   71,652,188
  General and administrative expenses..    8,239,250     7,719,582    8,828,601
  Depreciation and amortization........    9,083,381     8,781,155    8,625,607
  Taxes other than income..............    6,267,958     6,632,779    6,990,344
  Restaurant closing expense...........    5,336,000           --           --
                                        ------------  ------------ ------------
    Total costs and expenses...........  120,658,915   121,603,586  130,197,241
                                        ------------  ------------ ------------
  Operating income (loss)..............     (399,065)    6,440,819    6,522,257
Interest Expense, net..................    1,253,241     1,297,700    1,037,273
Interest Income........................       21,464        14,809       32,059
                                        ------------  ------------ ------------
  Income (loss) before income tax
   expense (benefit)...................   (1,630,842)    5,157,928    5,517,043
Income Tax Expense (Benefit)...........     (744,893)    1,933,101    2,009,500
                                        ------------  ------------ ------------
  Net income (loss).................... $   (885,949) $  3,224,827 $  3,507,543
                                        ============  ============ ============
Weighted Average Shares Outstanding
  Basic................................    8,728,442     8,790,428    8,807,940
                                        ============  ============ ============
  Diluted..............................    8,728,442     8,853,745    8,899,944
                                        ============  ============ ============
Earnings (Loss) per Common Share
  Basic................................ $      (0.10) $       0.37 $       0.40
                                        ============  ============ ============
  Diluted.............................. $      (0.10) $       0.36 $       0.39
                                        ============  ============ ============


  The accompanying notes are an integral part of these consolidated financial statements.

                  BERTUCCI'S INC. AND ACQUISITION SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                            COMMON STOCK
                         ------------------- ADDITIONAL                   TOTAL
                         NUMBER OF  $0.005     PAID-IN    RETAINED    SHAREHOLDERS'
                          SHARES   PAR VALUE   CAPITAL    EARNINGS       EQUITY
                         --------- --------- ----------- -----------  -------------
Balance, December 31,
 1994................... 8,710,943  $43,555  $44,488,415 $20,314,315   $64,846,285
Exercise of options.....     3,000       15       10,538         --         10,553
Issuance of stock.......    14,499       72      120,979         --        121,051
Net loss................       --       --           --     (885,949)     (885,949)
                         ---------  -------  ----------- -----------   -----------
Balance, December 30,
 1995................... 8,728,442   43,642   44,619,932  19,428,366    64,091,940
Exercise of options.....    37,500      187       98,892         --         99,079
Issuance of stock.......    24,486      123      122,472         --        122,595
Net income..............       --       --           --    3,224,827     3,224,827
                         ---------  -------  ----------- -----------   -----------
Balance, December 28,
 1996................... 8,790,428   43,952   44,841,296  22,653,193    67,538,441
Exercise of options.....    76,750      384      193,993         --        194,377
Issuance of stock.......    28,838      144      130,151         --        130,295
Net income..............       --       --           --    3,507,543     3,507,543
                         ---------  -------  ----------- -----------   -----------
Balance, December 27,
 1997................... 8,896,016  $44,480  $45,165,440 $26,160,736   $71,370,656
                         =========  =======  =========== ===========   ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                 BERTUCCI'S, INC. AND ACQUISITION SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 FISCAL YEARS ENDED
                                       ----------------------------------------
                                       DECEMBER 30,  DECEMBER 28,  DECEMBER 27,
                                           1995          1996          1997
                                       ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)................... $   (885,949) $  3,224,827  $ 3,507,543
  Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities--
    Depreciation and amortization.....    9,277,795     9,073,727    8,950,291
    Loss on restaurant closing........    5,336,000            --           --
    Increase in inventories...........     (172,197)      (97,796)    (173,337)
    Decrease (increase) in prepaid
     expenses and other current
     assets, accounts receivable,
     notes receivable, and other
     assets...........................      125,622        (2,798)    (989,252)
    Increase (decrease) in accounts
     payable..........................   (1,427,603)      (63,976)   1,803,247
    Increase in accrued expenses and
     deferred rent....................    2,134,647       229,624    2,293,226
    Increase (decrease) in accrued,
     deferred and prepaid taxes.......   (3,649,742)    1,701,681     (645,717)
                                       ------------  ------------  -----------
      Net cash provided by operating
     activities.......................   10,738,573    14,065,289   14,746,001
                                       ------------  ------------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to pre-opening costs......   (1,332,814)     (918,553)    (488,751)
  Additions to property and
   equipment..........................  (14,308,842)   (9,461,931)  (8,013,734)
  Purchases of liquor licenses........       (7,000)           --     (115,978)
                                       ------------  ------------  -----------
    Net cash used in investing
     activities.......................  (15,648,656)  (10,380,484)  (8,618,463)
                                       ------------  ------------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock............      121,051       122,595      130,295
  Exercise of stock options...........       10,553        99,079      194,377
  Proceeds from debt..................    5,437,500            --           --
  Paydown of debt.....................           --    (1,000,000)  (4,937,500)
  Decrease in notes payable...........      (25,000)      (25,000)     (25,000)
                                       ------------  ------------  -----------
    Net cash provided by (used in)
     financing activities.............    5,544,104      (803,326)  (4,637,828)
                                       ------------  ------------  -----------
Net increase in cash and cash
 equivalents..........................      634,021     2,881,479    1,489,710
Cash and cash equivalents, beginning
 of year..............................      750,096     1,384,117    4,265,596
                                       ------------  ------------  -----------
Cash and cash equivalents, end of
 year................................. $  1,384,117  $  4,265,596  $ 5,755,306
Supplemental disclosures of cash flow
 information:
  Cash paid during the year for--
    Interest, net of amount
     capitalized...................... $  1,154,376  $  1,357,786  $ 1,140,994
    Income taxes...................... $  2,329,311  $    340,104  $ 2,943,547
                                       ============  ============  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                 BERTUCCI'S, INC. AND ACQUISITION SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 27, 1997

(1) ORGANIZATION AND OPERATION

  Bertucci's, Inc. is a holding company for four wholly owned subsidiaries, Bertucci's Restaurant Corp. (Bertucci's), Bertucci's Securities Corp., Berestco, Inc. and Sal and Vinnie's Sicilian Steakhouse, Inc. (collectively, the Company). Bertucci's, Inc. provides managerial, financial and other services to Bertucci's and assists in its daily operations. Bertucci's Securities Corp. holds all of the Company's short-term investments. Berestco, Inc. is a real estate holding company for the corporate headquarters in Wakefield, Massachusetts.

  Bertucci's operates 84 restaurants that feature original recipe gourmet pizza prepared in brick ovens and other Italian-style foods. The restaurants are located in Connecticut, Georgia, Illinois, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, Virginia and Washington, DC. In addition, the Company also operates Sal & Vinnie's Sicilian Steakhouse, which was opened in the first quarter of 1997, in Norwood, MA.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of Bertucci's, Inc. and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  Cash equivalents are highly liquid securities with an original maturity of not more than 90 days.

 Inventories

  Inventories consist of supplies and food and are carried at the lower of first-in, first-out cost or market value.

 Fair Value of Financial Instruments

  Bertucci's financial instruments consist mainly of cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The carrying amounts of Bertucci's cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short-term nature of these instruments. Long-term debt bears interest at a variable market rate; therefore, the carrying amount approximates fair value.

 Property and equipment

  Property and equipment are recorded at cost. Bertucci's provides for depreciation using the straight-line method for financial reporting purposes over the expected useful lives of the assets. The useful lives are five to ten years for machinery and equipment and three years for equipment under capital lease. Buildings and leasehold improvements are amortized over the remaining period of the lease or 20 years, whichever is shorter.

                 BERTUCCI'S, INC. AND ACQUISITION SUBSIDIARIES

                               DECEMBER 27, 1997

 Capitalized Interest

  Interest was capitalized on major capital expenditures on funds borrowed during the period of construction. Total interest costs incurred and amounts capitalized were as follows:

                                                    FISCAL YEARS ENDED
                                             ----------------------------------
                                              DECEMBER    DECEMBER    DECEMBER
                                              30, 1995    28, 1996    27, 1997
                                             ----------  ----------  ----------
   Total interest costs..................... $1,389,142  $1,365,545  $1,098,301
   Interest capitalized.....................   (135,901)    (67,845)    (61,028)
                                             ----------  ----------  ----------
   Interest expense, net.................... $1,253,241  $1,297,700  $1,037,273
                                             ==========  ==========  ==========

 Stock-Based Compensation

  Effective December 31, 1995, Bertucci's adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Bertucci's has elected to continue to account for stock options at intrinsic value with disclosure of the effects of fair value accounting on net income and earnings per share on a pro forma basis.

 Long-Lived Assets

  In 1996, Bertucci's adopted SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. Bertucci's long-lived assets consist primarily of real estate and leasehold improvements related to its restaurant operations. SFAS No. 121 requires management to consider whether long-lived assets have been impaired by comparing gross future cash flows expected to be generated from utilizing these assets to their carrying amounts. If cash flows are not sufficient to recover the carrying amount of the assets, an impairment has occurred and the assets should be written down to their fair market value. Significant estimates and assumptions regarding future sales, cost trends, productivity and market maturity are required to be made by management in order to test for impairment under this standard. Based on current facts, estimates and assumptions, management believes that no assets are impaired under this standard. There is no assurance that management's estimates and assumptions will prove correct.

 Fiscal Year

  Bertucci's fiscal year is the 52- or 53-week period ended on the Saturday closest to December 31. References to 1995, 1996 and 1997, are for the 52-week periods ended December 30, 1995, December 28, 1996 and December 27, 1997, respectively.

 Deferred Pre-opening Costs

  Costs related to the opening of new restaurants, such as pre-opening payroll and various training expenses, are deferred until the restaurants open and are amortized over the subsequent 12 months.

 Income Taxes

  Bertucci's follows the LIABILITY method of accounting for income taxes as set forth in SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No.109, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. The amount of deferred tax asset or liability is based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                 BERTUCCI'S, INC. AND ACQUISITION SUBSIDIARIES

                               DECEMBER 27, 1997


 Earnings Per Common Share

  During 1997, Bertucci's adopted the provisions of SFAS No. 128, EARNINGS PER SHARE, which is effective for financial statements for periods ending after December 15, 1997. SFAS No. 128 requires replacement of primary earnings per share (EPS) with basic EPS, which is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. Diluted EPS, which gives effect to all dilutive potential common shares outstanding, is also required.

 Reclassifications

  Certain prior-year amounts have been reclassified to confirm with the current year's presentation.

 New Accounting Pronouncements

  The Financial Accounting Standards Board has issued two new statements in June 1997. SFAS No. 130, REPORTING COMPREHENSIVE INCOME, establishes standards for reporting and display of comprehensive income and its components. SFAS No. 131, DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, establishes standards for the way that public business enterprises report information and operating segments in annual financial statements and requires reporting of selected information in interim financial reports. Both statements are effective for fiscal years beginning after December 15, 1997.

(3) STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

  Under the 1987 Incentive Stock Option Plan, Bertucci's may grant stock options for the purchase of up to 775,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of the grant. The plan provides for options to be exercisable in four annual installments. All options must be exercised within 10 years of the date of grant. At December 27, 1997, 478,050 of these options were outstanding.

  In 1989, the Board of Directors of Bertucci's approved the issuance of 150,000 shares of time-accelerated restricted stock options to members of senior management. These options are fully vested and exercisable through November, 1999. Options are exercisable at a price equal to the fair market value of the common stock on the date of the grant. At December 27, 1997, 43,000 of these options were outstanding.

  On March 25, 1992, the Board of Directors approved an Employee Stock Purchase Plan permitting eligible employees to purchase common stock semi annually on June 30 and December 31, through payroll deductions of up to 8% of each participating employee's compensation, at 85% of the average trading price during the six-month period, but not less than specified minimums. At December 26, 1992, 100,000 shares were reserved for the plan. At December 27, 1997, 14,000 of these options were outstanding.

  In July 1993, the Board of Directors of Bertucci's established the 1993 Stock Option Plan for Non-Employee Directors. Under this plan, Bertucci's may grant stock options for the purchase of up to 75,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of the grant. Each director is entitled to receive options to purchase 3,000 shares of Common Stock of Bertucci's per year. At December 27, 1997, 32,000 of these options were outstanding.

  In 1997, Bertucci's amended the 1993 Stock Option Plan for Non-Employee Directors pursuant to which the number of shares reserved for issuance will be increased from 75,000 shares of Common Stock to 155,000 shares of Common Stock. Also, in 1997, Bertucci's amended and restated the 1992 Stock Purchase Plan pursuant to which the number of shares reserved for issuance will be increased from 100,000 shares of Common Stock to 200,000 shares of Common Stock and the term of the plan will be extended indefinitely.

                 BERTUCCI'S, INC. AND ACQUISITION SUBSIDIARIES

                               DECEMBER 27, 1997


  In 1997, Bertucci's adopted the 1997 Stock Option Plan that provides for the grant of incentive options and non-qualified options for the purchase of an aggregate of 250,000 shares of Bertucci's Common Stock by the employees of Bertucci's. The exercise price for options granted under the 1997 Plan shall be the mean between the high and low sales prices of Bertucci's common stock on the NASDAQ exchange on the date of the grant for the immediately preceding business day. Options granted under the 1997 Plan shall not be exercisable before the first anniversary of the date of grant. At December 27, 1997, 14,000 of these options were outstanding. No option shall be exercisable after ten years from the date on which it was granted.

  The following table summarizes Bertucci's option transactions for the three years ended December 27, 1997:

                                                                EXERCISABLE
                                                             -----------------
                                          SHARES   WEIGHTED-         WEIGHTED-
                                        SUBJECT TO  AVERAGE           AVERAGE
                                         OPTIONS     PRICE   SHARES    PRICE
                                        ---------- --------- ------- ---------
   Outstanding at December 31, 1994....   517,400   $  7.79  294,150   $5.76
     Granted...........................   237,000      4.88
     Exercised.........................    (3,000)    (1.17)
     Forfeited.........................  (197,000)   (12.70)
                                         --------   -------
   Outstanding at December 30, 1995....   554,400      4.97  356,475   $5.48
     Granted...........................    24,000      5.66
     Exercised.........................   (37,500)    (1.33)
     Forfeited.........................   (23,500)    (4.88)
                                         --------   -------
   Outstanding at December 28, 1996....   517,400      5.27  378,200   $5.43
     Granted...........................   195,500      5.49
     Exercised.........................   (76,750)    (2.07)
     Forfeited.........................   (69,100)    (9.26)
                                         --------   -------
   Outstanding at December 27, 1997....   567,050   $  5.30  294,350   $5.30
                                         ========   =======

  The following table summarizes information as of December 27, 1997, concerning outstanding and exercisable options:

                                   OPTIONS OUTSTANDING         OPTIONS EXERCISABLE
                            --------------------------------- ---------------------
                                         WEIGHTED-
                                          AVERAGE   WEIGHTED-             WEIGHTED-
   RANGE OF                              REMAINING   AVERAGE               AVERAGE
   EXERCISE                   NUMBER    CONTRACTUAL EXERCISE    NUMBER    EXERCISE
     PRICE                  OUTSTANDING    LIFE       PRICE   EXERCISABLE   PRICE
   --------                 ----------- ----------- --------- ----------- ---------
   $1.00-2.00..............    43,000      1.30      $ 1.33      43,000    $ 1.33
   $4.00-6.00..............   394,550      8.60      $ 5.16     121,850    $ 4.87
   $6.00-8.00..............   127,000      3.90      $ 6.79     127,000    $ 6.79
   $15.00-19.00............     2,500      4.90      $18.50       2,500    $18.50
                              -------                           -------
                              567,050                           294,350    $ 5.30
                              =======                           =======

  Bertucci's accounts for stock option and stock purchase plans under Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized since options are granted with exercise prices equal to the fair market value of the common stock at the date of grant. Had compensation cost for these plans

                 BERTUCCI'S, INC. AND ACQUISITION SUBSIDIARIES

                               DECEMBER 27, 1997

been determined consistent with SFAS No. 123, Bertucci's pro forma net income
(loss) and earnings (loss) per common share for the years ended December 30, 1995, December 28, 1996 and December 27, 1997 would have been as follows:

                                                 1995         1996       1997
                                              -----------  ---------- ----------
   Net income (loss)
     As reported............................. $  (885,949) $3,224,827 $3,507,543
     Pro forma............................... $(1,096,693) $2,953,734 $3,442,776
   Earnings (loss) per share
     As Reported
       Basic................................. $      (.10) $     0.37 $     0.40
       Diluted............................... $      (.10) $     0.36 $     0.39
     Pro forma
       Basic................................. $      (.13) $     0.34 $     0.39
       Diluted............................... $      (.13) $     0.33 $     0.39

  Because the method prescribed by SFAS No. 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation expense may be greater as additional options are granted. The weighted-average fair value of the options granted in 1996 and 1997 were $4.53 and $5.49 respectively. The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for grants in 1995, 1996 and 1997:

                                                        1995     1996     1997
                                                       ------- -------- --------
   Expected volatility................................     68%      68%      53%
   Risk-free interest rate............................   6.35%    6.36%    6.36%
   Expected life...................................... 9 years 10 years 10 years
   Expected dividend yield............................      0%       0%       0%

(4) LINE OF CREDIT

  Bertucci's has a bank line of credit, refinanced in November 1997, in effect until November 30, 2002, under which it may borrow up to $22.5 million. Bertucci's pays a commitment fee to the bank and interest is calculated using LIBOR plus an applicable LIBOR margin. The applicable LIBOR margin and the applicable commitment fee rate for any fiscal quarter shall be determined as of the last day of the previous fiscal quarter based on the ratio of consolidated total funded debt to consolidated EBITDA. Based on the determination of the aforementioned ratio, Bertucci's will pay between .50% and 1.25% as a LIBOR Margin and between .125% and .250% as an applicable commitment fee rate. There are no compensating balance arrangements or legal restrictions as to the withdrawal of these funds. At December 28, 1996 and December 27, 1997 the amounts outstanding under this line of credit were $18.4 million and $13.5 million, respectively, and the interest rates were 6.75% and 6.79%.

                 BERTUCCI'S, INC. AND ACQUISITION SUBSIDIARIES

                               DECEMBER 27, 1997


(5) INCOME TAXES

  The components of the provision (benefit) for income taxes were as follows:

                                                    FISCAL YEARS ENDED
                                             ----------------------------------
                                              DECEMBER     DECEMBER   DECEMBER
                                              30, 1995     28, 1996   27, 1997
                                             -----------  ---------- ----------
   Current:
     Federal...............................  $ 1,635,906  $  507,107 $1,888,928
     State.................................      731,922     325,210    793,380
                                             -----------  ---------- ----------
                                               2,367,828     832,317  2,682,308
                                             -----------  ---------- ----------
   Deferred:
     Federal...............................   (2,346,138)    829,655   (507,092)
     State.................................     (766,583)    271,129   (165,716)
                                             -----------  ---------- ----------
                                              (3,112,721)  1,100,784   (672,808)
                                             -----------  ---------- ----------
       Total provision (benefit) for income
        taxes..............................  $  (744,893) $1,933,101 $2,009,500
                                             ===========  ========== ==========

  A reconciliation of the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes is as follows:

                                                 FISCAL YEARS ENDED
                                           ---------------------------------
                                           DECEMBER    DECEMBER    DECEMBER
                                           30, 1995    28, 1996    27, 1997
                                           ---------  ----------  ----------
   Income tax expense (benefit) computed
    at federal statutory rate............. $(554,486) $1,753,695  $1,875,795
   State taxes, net of federal benefit....   (22,876)    393,584     364,125
   FICA tax credit........................  (333,792)   (353,760)   (297,000)
   Other..................................   166,261     139,582      66,580
                                           ---------  ----------  ----------
     Income tax provision (benefit)....... $(744,893) $1,933,101  $2,009,500
                                           =========  ==========  ==========

  Significant items giving rise to deferred tax assets and deferred tax liabilities at December 28, 1996 and December 27, 1997 are as follows:

                                                           FISCAL YEARS ENDED
                                                          ---------------------
                                                           DECEMBER   DECEMBER
                                                           28, 1996   27, 1997
                                                          ---------- ----------
   Deferred Tax Assets:
     Deferred rent....................................... $2,462,019 $2,683,628
     Accrued workers' compensation.......................    705,331    705,331
     Accrued vacation....................................    202,793    230,481
     Accrued restaurant closing costs....................     18,270         --
     Other...............................................    311,307    346,686
                                                          ---------- ----------
                                                          $3,699,720 $3,966,126
                                                          ========== ==========
   Deferred Tax Liabilities:
     Deferred state taxes................................ $       -- $   56,349
     Pre-opening costs...................................    206,280    178,837
     Property and equipment..............................  1,082,806    632,871
     Other...............................................    109,263    138,565
                                                          ---------- ----------
                                                          $1,398,349 $  950,273
                                                          ========== ==========

                 BERTUCCI'S, INC. AND ACQUISITION SUBSIDIARIES

                               DECEMBER 27, 1997


(6) COMMITMENTS AND CONTINGENCIES

 Operating Leases

  Bertucci's has entered into numerous operating lease arrangements, primarily for its restaurants, with initial terms ranging from 2 to 40 years. Many of these leases contain renewal options ranging from 5 to 20 years.

  The minimum rental commitments under all noncancelable operating leases as of December 27, 1997 are as follows:

                                                                       AMOUNT
     YEAR                                                           ------------
     1998.......................................................... $ 10,889,170
     1999..........................................................   10,602,282
     2000..........................................................   10,179,670
     2001..........................................................   10,278,866
     2002..........................................................    9,679,007
     Thereafter....................................................   56,372,316
                                                                    ------------
       Total....................................................... $108,001,311
                                                                    ============

  Deferred rent liability, including current portion, was approximately $6,161,000 and $6,732,000 at December 28, 1996 and December 27, 1997,
respectively. Restaurant rental expense included in the accompanying consolidated statements of operations consists of the following:

                                                     FISCAL YEAR ENDED
                                            ------------------------------------
                                                          DECEMBER    DECEMBER
                                            DECEMBER 30,     28,         27,
                                                1995         1996        1997
                                            ------------ ----------- -----------
   Base rent expense.......................  $8,704,028  $ 9,685,370 $10,337,978
   Percentage rent expense.................     200,930      209,026     226,120
   Straight-line expense...................   1,032,645      489,512     545,835
                                             ----------  ----------- -----------
     Total rent expense....................  $9,937,603  $10,383,908 $11,109,933
                                             ==========  =========== ===========

 Government Regulation

  Bertucci's is subject in certain states to "dram-shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to such person. While Bertucci's carries liquor liability coverage as part of its existing comprehensive general liability insurance, a judgment against Bertucci's under a dram-shop statute in excess of Bertucci's liability coverage could have a material adverse effect on Bertucci's.

 Litigation

  From time to time, lawsuits are filed against Bertucci's in the ordinary course of business. After consulting with legal counsel, management does not believe that the result of any pending litigation would have a material adverse effect on Bertucci's financial statements or its business.

(7) TRANSACTIONS WITH RELATED PARTIES

  During 1992, Bertucci's purchased property for a restaurant site in Westport, Connecticut, for approximately $1.2 million from an affiliate of a partnership whose general partner is a director of Bertucci's. The director was not involved in the purchase negotiation of that particular property and management believes that the price paid represented fair market value.

                 BERTUCCI'S, INC. AND ACQUISITION SUBSIDIARIES

                               DECEMBER 27, 1997


  Bertucci's has entered into an agreement with its president pursuant to which, upon the death of the president, his estate will have the right, but not the obligation, to cause Bertucci's to purchase shares of Bertucci's common stock held by the estate at their fair market value. The purchase price will be payable out of and to the extent of, the proceeds of a $3.0 million life insurance policy on the president's life held by Bertucci's. If the estate chooses to sell such shares to a third party within a specified time after the president's death, Bertucci's shall have the right of first refusal with respect to the purchase of such shares.

  During 1992, the president of Bertucci's made a personal loan amounting to $837,175, to the Orange, Connecticut landlord, with whom Bertucci's has an operating lease. The repayment terms require Bertucci's to make the rental payments directly to the president through the year 2002. Bertucci's paid approximately $150,000 per year in 1995, 1996 and 1997, related to this agreement.

  In March 1997, Bertucci's leased a building and real property for the first Sal and Vinnie's Sicilian Steakhouse location from Bertucci's president and purchased all furniture, fixtures and equipment currently at the facility for their appraised value of $650,000. In conjunction with this transaction, Bertucci's loaned to its president approximately $637,500, which was repaid during 1997.

(8) BENEFIT PLANS

  In 1990, an incentive plan was established in which general, district and restaurant managers participate. Awards under the plan are tied to achievement of specific operating targets. Expenses under the plan were approximately $597,000, $647,000 and $909,000 in 1995, 1996 and 1997, respectively.

  In March of 1997, Bertucci's implemented a 401(k) plan for management and office employees. Currently there are 183 participants in the plan and Bertucci's made matching contributions of approximately $62,000 to the plan in 1997.

(9) OTHER RECEIVABLES

  The Company has recorded as "Other receivables" amounts due from landlords relating to construction allowances for locations opened during 1997. The Company is awaiting reimbursement of these amounts.

(10) EPS CALCULATIONS

  Basic and diluted earnings per share were calculated as follows:

   BASIC                                         1995        1996       1997
   -----                                      ----------  ---------- ----------
   Net income................................ $ (885,949) $3,224,827 $3,507,543
   Weighted average shares...................  8,728,442   8,790,428  8,807,940
                                              ----------  ---------- ----------
   Basic earnings per share.................. $    (0.10) $     0.37 $     0.40
                                              ==========  ========== ==========
   DILUTED                                       1995        1996       1997
   -------                                    ----------  ---------- ----------
   Net income................................ $ (885,949) $3,224,827 $3,507,543
   Weighted average shares...................  8,728,442   8,790,428  8,807,940
   Effect of stock options...................        --       63,317     92,004
                                              ----------  ---------- ----------
   Weighted average shares as adjusted.......  8,728,442   8,853,745  8,899,944
                                              ==========  ========== ==========
   Basic earnings per share.................. $    (0.10) $     0.36 $     0.39
                                              ==========  ========== ==========

                 BERTUCCI'S, INC. AND ACQUISITION SUBSIDIARIES

                               DECEMBER 27, 1997


  Options to purchase 129,500 shares of common stock at prices ranging from $6.69 to $18.50 per share were outstanding during 1997, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares. These options, which expire June 2001 through May 2006 were still outstanding at the end of 1997.

(11) MERGER AGREEMENT

  Subsequent to year-end, the Company had entered into a definitive merger agreement with a group led by Bertucci's president. Pursuant to the transaction, the group was to acquire all of the outstanding shares of Bertucci's common stock (other than stock currently owned by the president) for a purchase price of approximately $54 million, or $8.00 per share in cash. The closing of the merger was subject to approval by the stockholders of Bertucci's and other necessary regulatory authorities and customary closing conditions.

  This transaction has been superseded by the acquisition of Bertucci's by NERC Acquisition Corp. ("Acquisition Sub"), a subsidiary of NE Restaurant Company, Inc. ("NERCO"), pursuant to the Agreement and Plan of Merger dated as of May 13, 1998, among NERCO, Acquisition Sub and Bertucci's.

(12) QUARTERLY FINANCIAL DATA (UNAUDITED)

                                              QUARTER ENDED
                            ---------------------------------------------------------
                             16 WEEKS               TWELVE WEEKS ENDED
                               ENDED      -------------------------------------------
                             APRIL 22,     JULY 15,      OCTOBER 7,     DECEMBER 30,
                            ------------  ------------  ------------   --------------
                             (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
   1995
   ----
   Net sales...............  $     35,446 $     28,521   $     28,211    $     28,082
   Operating income
    (loss).................         1,734        1,105          1,300          (4,538)
   Net income (loss).......           902          525            610          (2,923)
   Earnings (loss) per
    share..................  $       0.10 $       0.06   $       0.07    $      (0.33)
                             16 WEEKS               TWELVE WEEKS ENDED
                               ENDED      -------------------------------------------
                             APRIL 20,     JULY 13,      OCTOBER 5,     DECEMBER 28,
                            ------------  ------------  ------------   --------------
   1996
   ----
   Net sales...............  $     38,259 $     30,235   $     29,549    $     30,001
   Operating income........         1,290        1,414          1,543           2,193
   Net income..............           549          685            792           1,199
   Earnings per share......  $       0.06 $       0.08   $       0.09    $       0.14
                             16 WEEKS               TWELVE WEEKS ENDED
                               ENDED      -------------------------------------------
                             APRIL 19,     JULY 12,      OCTOBER 4,     DECEMBER 27,
                            ------------  ------------  ------------   --------------
   1997
   ----
   Net sales...............  $     40,337 $     31,643   $     32,663    $     32,076
   Operating income........         1,942        1,453          1,723           1,403
   Net income..............         1,003          764            973             768
   Earnings per share......  $       0.11 $       0.09   $       0.11    $       0.09

                                BERTUCCI'S INC.

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (UNAUDITED)

                                                           JULY 11, DECEMBER 27,
                                                             1998       1997
                                                           -------- ------------
                                                              (IN THOUSANDS)
                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................... $  3,670   $  5,755
  Inventories.............................................    1,205      1,222
  Accounts receivable.....................................      208        242
  Note receivables........................................        6          4
  Other receivables.......................................      600        832
  Prepaid expenses........................................      784        678
  Deferred preopening costs...............................      420        434
  Prepaid taxes...........................................    1,104      1,104
                                                           --------   --------
    Total current assets..................................    7,997     10,271
                                                           --------   --------
PROPERTY AND EQUIPMENT, at cost
  Land....................................................    2,902      2,902
  Buildings...............................................   10,481     10,474
  Leasehold improvements..................................   78,178     76,045
  Machinery and equipment.................................   41,998     39,972
  Construction in progress................................      821        222
                                                           --------   --------
                                                            134,380    129,615
  Less--Accumulated depreciation..........................   42,812     38,090
                                                           --------   --------
    Net property and equipment............................   91,568     91,525
PREPAID TAXES.............................................    1,865      1,865
OTHER ASSETS..............................................    4,629      1,855
                                                           --------   --------
                                                           $106,059   $105,516
                                                           ========   ========
           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes payable-current...................................... $     25 $     25
  Accounts payable...........................................    4,550    5,983
  Accrued expenses...........................................    1,441    2,384
  Accrued payroll and employee benefits......................    3,608    3,738
  Accrued taxes..............................................    2,778    1,880
                                                              -------- --------
    Total current liabilities................................   12,402   14,010
DEFERRED RENT................................................    6,870    6,610
NOTES PAYABLE................................................       --       25
LONG-TERM DEBT...............................................   13,500   13,500
SHAREHOLDERS' EQUITY:
  Preferred stock, $.01 par value -
  Authorized - 200,000 shares, none issued...................      --       --
  Common stock, $.005 par value -
  Authorized - 15,000,000 shares
  Issued and outstanding -
  8,896,016 shares at December 27, 1997 and
  8,912,821 shares at July 11, 1998..........................       45       45
  Additional paid-in capital.................................   45,259   45,165
  Retained earnings..........................................   27,983   26,161
                                                              -------- --------
    Total shareholders' equity...............................   73,287   71,371
                                                              -------- --------
                                                              $106,059 $105,516
                                                              ======== ========

  The accompanying notes are an integral part of these consolidated condensed financial statements.

                                BERTUCCI'S, INC.

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                  TWENTY-EIGHT WEEKS ENDED
                                              ---------------------------------
                                                  JULY 11,         JULY 12,
                                                    1998             1997
                                              ---------------- ----------------
                                              (IN THOUSANDS, EXCEPT SHARE DATA)
NET SALES.................................... $         78,481 $         71,980
                                              ---------------- ----------------
COST AND EXPENSES:
  Cost of Sales..............................           19,488           17,946
  Operating expenses.........................           41,327           37,776
  General and administrative expenses........            5,315            4,332
  Depreciation and amortization..............            4,958            4,707
  Taxes other than income....................            4,103            3,824
                                              ---------------- ----------------
    Total costs and expenses.................           75,191           68,585
                                              ---------------- ----------------
    Operating income.........................            3,290            3,395
INTEREST EXPENSE, net........................              482              621
INTEREST INCOME..............................                8                8
                                              ---------------- ----------------
  Income before income tax expense...........            2,816            2,782
INCOME TAX EXPENSE...........................              994            1,015
                                              ---------------- ----------------
  Net income................................. $          1,822 $          1,767
                                              ================ ================
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING AND DILUTIVE POTENTIAL
  COMMON SHARES..............................        9,004,585        8,899,082
                                              ================ ================
EARNINGS PER SHARE
 BASIC AND DILUTED INCOME
  PER COMMON SHARES.......................... $           0.20 $           0.20
                                              ================ ================


  The accompanying notes are an integral part of these consolidated condensed financial statements.

                                BERTUCCI'S, INC.

           CONSOLIDATED CONDENSED STATEMENTS OF SHAREHOLDERS' EQUITY
                                  (UNAUDITED)

                                 COMMON STOCK ADDITIONAL
                                 ------------  PAID-IN   RETAINED SHAREHOLDERS'
                                 SHARES  PAR   CAPITAL   EARNINGS    EQUITY
                                 ------- ---- ---------- -------- -------------
                                                 (IN THOUSANDS)
BALANCE, December 27, 1997...... $ 8,896 $ 45  $45,165   $26,161     $71,371
  Issuance of stock.............       9  --        49       --           49
  Exercise of options...........       8  --        45       --           45
  Net Income....................     --   --       --      1,822       1,822
                                 ------- ----  -------   -------     -------
BALANCE, July 11, 1998.......... $ 8,913 $ 45  $45,259   $27,983     $73,287
                                 ======= ====  =======   =======     =======



  The accompanying notes are an integral part of these consolidated condensed financial statements.

                                BERTUCCI'S, INC.

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                              TWENTY-EIGHT
                                                               WEEKS ENDED
                                                            ------------------
                                                            JULY 11,  JULY 12,
                                                              1998      1997
                                                            --------  --------
                                                             (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income............................................... $  1,822  $  1,767
  Adjustments to reconcile net income to net cash provided
   by operating activities.................................
    Depreciation and amortization..........................    4,722     4,890
    (Increase) decrease in inventories.....................       16       (36)
    Increase (decrease) in prepaid expenses, accounts
     receivable, notes receivable and other assets.........      177      (337)
  Decrease in accounts payable.............................   (1,433)        6
  Increase (decrease) in accrued expenses and deferred
   rent....................................................     (813)    1,614
  Increase (decrease) in accrued, deferred and prepaid
   taxes...................................................      898      (142)
                                                            --------  --------
    Net cash provided by operations........................    5,389     7,762
                                                            --------  --------
CASH FLOWS USED FROM INVESTING ACTIVITIES:
  Merger costs.............................................  (2,336)       --
  Additions (reductions) to preopening costs...............       13      (104)
  Additions to property and equipment......................   (4,764)   (2,954)
  Purchases of liquor licenses.............................     (456)     (110)
                                                            --------  --------
    Net cash used by investing activities..................   (7,543)   (3,168)
                                                            --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock.................................       94       106
  Paydown of debt..........................................      --     (3,938)
  Decrease in notes payable................................      (25)      (25)
                                                            --------  --------
    Net cash provided by (used by) financing activities....       69    (3,857)
                                                            --------  --------
NET DECREASE IN CASH AND CASH EQUIVALENTS..................   (2,085)      737
CASH AND CASH EQUIVALENTS, beginning of period.............    5,755     4,266
                                                            --------  --------
CASH AND CASH EQUIVALENTS, end of period................... $  3,670  $  5,003
                                                            ========  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for--
    Interest, net of amount capitalized.................... $    550  $    656
                                                            ========  ========
    Income taxes........................................... $    318  $  1,360
                                                            ========  ========

  The accompanying notes are an integral part of these consolidated condensed financial statements.

                               BERTUCCI'S, INC.

             NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                APRIL 18, 1998

1. BASIS OF PRESENTATION

  In the opinion of management, the accompanying consolidated condensed financial statements contain all normal recurring adjustments necessary for a fair presentation. The results of operations for the twenty-eight-week period ended July 11, 1998 are not necessarily indicative of the results to be expected for the full year.

  The significant accounting policies followed by the Company are set forth in the notes to Consolidated Financial Statements in the Company's 1997 Form 10-K filed with the Securities and Exchange Commission. These financial statements should be read in conjunction with the financial statements included in the 1997 Form 10-K.

2. EARNINGS PER SHARE

  During 1997, the Company adapted the provisions of SFAS No. 128, Earnings Per Share, which was effective for financial statements for periods ending after December 15, 1997. SFAS No. 128 requires replacement of primary earnings per share (EPS) with basic EPS, which is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. Diluted EPS, which gives effect to all dilutive potential common shares outstanding, is also required. For the twenty-eight-week periods ended July 11, 1998, and July 12, 1997, basis and diluted earnings are the same amount at $0.21 and $0.20, respectively.

3. SUBSEQUENT EVENTS (UNAUDITED)

  On July 21, 1998, the Company completed its acquisition of Bertucci's, Inc. pursuant to the terms of an Agreement and Plan of Merger dated as of May 13, 1998. The Company purchased all the outstanding shares of Bertucci's, Inc. common stock at a price of $10.50 per share. The total purchase price is approximately $98 million.

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 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CON-TAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESEN-TATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OF-FER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DE-LIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                               TABLE OF CONTENTS

Available Information.....................................................   iv
Certain Definitions.......................................................    v
Prospectus Summary........................................................    1
Risk Factors..............................................................   21
Use of Proceeds...........................................................   29
Capitalization............................................................   30
Unaudited Pro Forma Financial Data........................................   31
Selected Financial Data of the Company....................................   39
Selected Financial Data of Bertucci's.....................................   41
Management's Discussion and Analysis of Financial Condition and Results of
 Operations of the Company................................................   43
Management's Discussion and Analysis of Financial Condition and Results of
 Operations of Bertucci's.................................................   49
Business..................................................................   54
Management................................................................   67
Security Ownership of Certain Beneficial Owners and Management............   72
Certain Transactions of the Company.......................................   74
Description of Other Indebtedness.........................................   75
Description of Exchange Notes.............................................   78
The Exchange Offer........................................................  101
Plan of Distribution......................................................  110
Certain U.S. Federal Income Tax Considerations............................  112
Erisa Considerations......................................................  113
Independent Auditors......................................................  113
Legal Matters.............................................................  113
Index to Financial Statements.............................................  F-1

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                                 $100,000,000

                          NE RESTAURANT COMPANY, INC.

                         10 3/4% SENIOR NOTES DUE 2008


                                ---------------

                                  PROSPECTUS

                                ---------------


                                       , 1998


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

  Section 67 of the Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.


  Section 2-418 of the Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that: (i) the act or omission of the director was material to the matter giving rise to the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) the director actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Such indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. A director may not be indemnified as described above in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. Unless limited by the charter: (x) a director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in the first sentence of this paragraph shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding; and (y) a court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances: (1) if it determines a director is entitled to reimbursement under clause (x), the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or (2) if it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in the first sentence of this paragraph or has been adjudged liable on the basis that the director improperly received personal benefit, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged on the basis that the director improperly received personal benefit, shall be limited to expenses.

  The Company's Certificate of Incorporation and By-Laws provide that the Company may, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Company's Certificate of Incorporation and By-Laws further provide that the Company may maintain insurance to protect itself or any person who is or was a director, officer, employee or agent of the Corporation or another enterprise against liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify any such person against liability under the DGCL.

  Moreover, the Company's Certificate of Incorporation further provides that no director shall be personally liable to the Company or its stockholders for any breach of fiduciary duty by such director as director, except a director shall be liable to the extent provided by applicable law (i) for breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases) or (iv) for any transaction from which such director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  2.1*   Agreement and Plan of Merger, dated as of May 13, 1998 among
         Bertucci's, Inc., NE Restaurant Company, Inc. ("NERCO") and NERC
         Acquisition Corp.
  3.1*   Certificate of Incorporation of NERCO.
  3.2*   Certificate of Amendment of Certificate of Incorporation of NERCO,
         dated August 1, 1998.
  3.3*   Certificate of Amendment of Certificate of Incorporation of NERCO,
         dated August 20, 1998.
  3.4*   By-laws of NERCO.
  4.1*   Indenture, dated July 20, 1998 between NERCO and United States Trust
         Company of New York ("U.S. Trust") as Trustee (including the form of
         10 3/4% Senior Note due July 15, 2008).
  4.2*   Supplemental Indenture, dated as of July 21, 1998 by and among
         Bertucci's, Inc., Bertucci's Restaurant Corp., Bertucci's Securities
         Corporation, Berestco, Inc., Sal & Vinnie's Sicilian Steakhouse, Inc.,
         Bertucci's of Anne Arundel County, Inc., Bertucci's of Columbia, Inc.,
         Bertucci's of Baltimore County, Inc., Bertucci's of Bel Air, Inc. and
         Bertucci's of White Marsh, Inc. (collectively, the "Guarantors"),
         NERCO and U.S. Trust.
  4.3*   Purchase Agreement, dated July 13, 1998 by and among NERCO, Chase
         Securities Inc. and BancBoston Securities Inc.
  4.4*   Amendment No. 1 to the Purchase Agreement, dated July 21, 1998 by and among NERCO, Chase Securities Inc., BancBoston Securities Inc. and the
         Guarantors.
  4.5*   Exchange and Registration Rights Agreement, dated July 20, 1998 by and among NERCO, Chase Securities Inc. and BancBoston Securities Inc.
  4.6*   Amendment No. 1 to Exchange and Registration Rights Agreement, dated
         July 21, 1998 by and among NERCO, Chase Securities Inc., BancBoston
         Securities Inc. and the Guarantors.
  4.7*   Form of Stockholders Agreement, dated as of December 31, 1993 between the stockholders of NERCO and NERCO.
  4.8*   Form of Stockholders Agreement, dated September 15, 1997 by and among certain stockholders of NERCO and NERCO.
  5.1**  Opinion of Stroock & Stroock & Lavan LLP as to the legality of the
         Exchange Notes.
 10.1*   1997 Equity Incentive Plan of NERCO, dated September 15, 1997 for certain key employees and directors of NERCO.
 10.2**  N.E. Restaurant Company, Inc. Amended and Restated 401(k) Profit
         Sharing Plan, dated January 1, 1996.
 10.3**  NE Restaurant Company Deferred Compensation Plan for certain eligible executives of NERCO, dated December 21, 1993.
 10.4*   Employment Agreement by and between NE Restaurant Company Limited
         Partnership, NE Restaurant (Glastonbury) Limited Partnership and NE
         Restaurant (Cambridge) Limited Partnership (collectively, the
         "Partnerships"), the respective general partners of the Partnerships,
         NERCO, NE Restaurant (Connecticut), Inc. and NE Restaurant
         (Cambridge), Inc. and Dennis D. Pedra, dated September 30, 1991 (the
         "Pedra Employment Agreement").
 10.5*   Employment Agreement by and between NE Restaurant Company Limited
         Partnership, NE Restaurant (Glastonbury) Limited Partnership and NE
         Restaurant (Cambridge)
         Limited Partnership (collectively, the "Partnerships"), the respective general partners of the Partnerships, NERCO, NE Restaurant
         (Connecticut), Inc. and NE Restaurant (Cambridge), Inc. and Paul V.
         Hoagland, dated September 30, 1991 (the "Hoagland Employment
         Agreement").
 10.6*   Amendment to the Pedra Employment Agreement, dated December 31, 1993.
 10.7*   Amendment to the Hoagland Employment Agreement, dated December 31,
         1993.
 10.8**  Chili's Grill & Bar Restaurant Development Agreement, dated May 17,
         1994 between Brinker International, Inc. and NERCO (including form of
         Franchise Agreement).
 10.9**  On The Border Restaurant Development Agreement, dated June 23, 1997 between Brinker International, Inc. and NERCO (including form of
         Franchise Agreement).

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 10.10** Lease of Headquarters of the Company at 80A Turnpike Road,
         Westborough, Massachusetts.
 10.11*  Form of Credit Agreement among BankBoston, N.A., Chase Bank of Texas,
         N.A., NERCO, the Guarantors and Bertucci's of Montgomery County, Inc.,
         dated as of July 21, 1998.
 10.12*  Form of Management Incentive Agreement.
 12.1*   Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
 21.1*   Subsidiaries of Registrant.
 23.1*   Consent of Arthur Andersen LLP.
 23.2**  Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1).
 24.1*   Power of Attorney of certain officers and directors of NERCO (included in signature page).
 25.1**  Form T-1 Statement of Eligibility of U.S. Trust to act as Trustee
         under the Indenture.
 27.1**  Financial Data Schedule.
 99.1**  Form of Letter of Transmittal.
 99.2**  Form of Notice of Guaranteed Delivery.
 99.3**  Form of Letter to Nominees.
 99.4**  Form of Letter to Clients.
 99.5**  Form of Guidelines for Certification of Taxpayer Identification Number
         on Substitute Form W-9.

--------
 * Filed herewith
** To be filed by amendment

ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be in the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (4) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (5) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

    (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (8) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (9) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WESTBOROUGH, STATE OF MASSACHUSETTS, ON SEPTEMBER 2, 1998.

                                          NE RESTAURANT COMPANY, INC.
                                           ("NERCO") AND THE GUARANTORS LISTED
                                           ON ANNEX A-1

                                              /s/ Paul Hoagland
                                          By: _________________________________
                                          NAME:
                                              PAUL HOAGLAND
                                          TITLE:
                                              VICE PRESIDENT, FINANCE OF
                                               NERCO, BERTUCCI'S, INC.,
                                               BERTUCCI'S RESTAURANT CORP.,
                                               BERTUCCI'S SECURITIES
                                               CORPORATION, BERESTCO, INC. AND
                                               SAL & VINNIE'S SICILIAN
                                               STEAKHOUSE, INC. AND TREASURER
                                               OF BERTUCCI'S OF ANNE ARUNDEL
                                               COUNTY, INC. AND BERTUCCI'S OF
                                               COLUMBIA, INC.

                                          THE GUARANTORS LISTED ON ANNEX A-2
                                           (AND, TOGETHER WITH THE GUARANTORS
                                           LISTED ON ANNEX A-1, THE
                                           "GUARANTORS")

                                              /s/ Gary Schwab
                                          By: _________________________________
                                          NAME:
                                              GARY SCHWAB
                                          TITLE:
                                              PRESIDENT OF BERTUCCI'S OF BEL
                                               AIR, INC. AND VICE PRESIDENT OF
                                               BERTUCCI'S OF BALTIMORE COUNTY,
                                               INC. AND BERTUCCI'S OF WHITE
                                               MARSH, INC.

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benjamin R. Jacobson, Dennis D. Pedra, Paul V. Hoagland and David Roosevelt and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                          CAPACITY                  DATE
              ---------                          --------                  ----

       /s/ Benjamin R. Jacobson        Treasurer and Director of       September 2,
______________________________________  NERCO and Bertucci's, Inc.,        1998
         BENJAMIN R. JACOBSON           Chairman of the Board of
                                        Directors and Treasurer of
                                        each Guarantor listed on
                                        Annex B and Director of
                                        Bertucci's of Anne Arundel
                                        County, Inc.

         /s/ Dennis D. Pedra           President and Director of       September 2,
______________________________________  NERCO and each Guarantor           1998
           DENNIS D. PEDRA              listed on Annex C.

         /s/ Paul V. Hoagland          Vice President-Finance,         September 2,
______________________________________  Assistant Treasurer and            1998
           PAUL V. HOAGLAND             Director of NERCO and
                                        Bertucci's, Inc., Vice
                                        President, Finance and
                                        Director of each Guarantor
                                        listed on Annex B, Director
                                        of Bertucci's of Baltimore
                                        County, Inc., Bertucci's of
                                        White Marsh, Inc. and
                                        Bertucci's of Bel Air,
                                        Inc., and Treasurer,
                                        Secretary and Director of
                                        Bertucci's of Anne Arundel
                                        County, Inc. and Bertucci's
                                        of Columbia, Inc.

        /s/ David A. Roosevelt         Director of each Guarantor      September 2,
______________________________________  listed on Annex D.                 1998
          DAVID A. ROOSEVELT

              SIGNATURE                          CAPACITY                  DATE
              ---------                          --------                  ----

          /s/ Gary S. Schwab           Vice President, Secretary       September 2,
______________________________________  and Director of Bertucci's         1998
            GARY S. SCHWAB              of Baltimore County, Inc.
                                        and Bertucci's of White
                                        Marsh, Inc. and President
                                        and Director of Bertucci's
                                        of Bel Air, Inc.

         /s/ Paul J. Seidman           President, Treasurer and        September 2,
______________________________________  Director of Bertucci's of          1998
           PAUL J. SEIDMAN              Baltimore County, Inc. and
                                        Bertucci's of White Marsh,
                                        Inc. and Vice President,
                                        Treasurer and Director of
                                        Bertucci's of Bel Air, Inc.

ANNEX A-1

Bertucci's, Inc.
Bertucci's Restaurant Corp.
Bertucci's Securities Corporation
Berestco, Inc.
Sal & Vinnie's Sicilian Steakhouse, Inc.
Bertucci's of Anne Arundel County, Inc.
Bertucci's of Columbia, Inc.

ANNEX A-2

Bertucci's of Baltimore County, Inc.
Bertucci's of Bel Air, Inc.
Bertucci's of White Marsh, Inc.

ANNEX B

Bertucci's Restaurant Corp.
Bertucci's Securities Corporation
Berestco, Inc.
Sal & Vinnie's Sicilian Steakhouse, Inc.

ANNEX C

Bertucci's, Inc.
Bertucci's Restaurant Corp.
Bertucci's Securities Corporation
Berestco, Inc.
Sal & Vinnie's Sicilian Steakhouse, Inc.
Bertucci's of Anne Arundel County, Inc.
Bertucci's of Columbia, Inc.

ANNEX D

Bertucci's, Inc.
Bertucci's Restaurant Corp.
Bertucci's Securities Corporation
Berestco, Inc.
Sal & Vinnie's Sicilian Steakhouse, Inc.
Bertucci's of Anne Arundel County, Inc.

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  2.1*   Agreement and Plan of Merger, dated as of May 13, 1998 among
         Bertucci's, Inc., NE Restaurant Company, Inc. ("NERCO") and NERC
         Acquisition Corp.
  3.1*   Certificate of Incorporation of NERCO.
  3.2*   Certificate of Amendment of Certificate of Incorporation of NERCO,
         dated August 1, 1998.
  3.3*   Certificate of Amendment of Certificate of Incorporation of NERCO,
         dated August 20, 1998.
  3.4*   By-laws of NERCO.
  4.1*   Indenture, dated July 20, 1998 between NERCO and United States Trust
         Company of New York ("U.S. Trust") as Trustee (including the form of
         10 3/4% Senior Note due July 15, 2008).
  4.2*   Supplemental Indenture, dated as of July 21, 1998 by and among
         Bertucci's, Inc., Bertucci's Restaurant Corp., Bertucci's Securities
         Corporation, Berestco, Inc., Sal & Vinnie's Sicilian Steakhouse, Inc.,
         Bertucci's of Anne Arundel County, Inc., Bertucci's of Columbia, Inc.,
         Bertucci's of Baltimore County, Inc., Bertucci's of Bel Air, Inc. and
         Bertucci's of White Marsh, Inc. (collectively, the "Guarantors"),
         NERCO and U.S. Trust.
  4.3*   Purchase Agreement, dated July 13, 1998 by and among NERCO, Chase
         Securities Inc. and BancBoston Securities Inc.
  4.4*   Amendment No. 1 to the Purchase Agreement, dated July 21, 1998 by and among NERCO, Chase Securities Inc., BancBoston Securities Inc. and the
         Guarantors.
  4.5*   Exchange and Registration Rights Agreement, dated July 20, 1998 by and among NERCO, Chase Securities Inc. and BancBoston Securities Inc.
  4.6*   Amendment No. 1 to Exchange and Registration Rights Agreement, dated
         July 21, 1998 by and among NERCO, Chase Securities Inc., BancBoston
         Securities Inc. and the Guarantors.
  4.7*   Form of Stockholders Agreement, dated as of December 31, 1993 between the stockholders of NERCO and NERCO.
  4.8*   Form of Stockholders Agreement, dated September 15, 1997 by and among certain stockholders of NERCO and NERCO.
  5.1**  Opinion of Stroock & Stroock & Lavan LLP as to the legality of the
         Exchange Notes.
 10.1*   1997 Equity Incentive Plan of NERCO, dated September 15, 1997 for certain key employees and directors of NERCO.
 10.2**  N.E. Restaurant Company, Inc. Amended and Restated 401(k) Profit
         Sharing Plan, dated January 1, 1996.
 10.3**  NE Restaurant Company Deferred Compensation Plan for certain eligible executives of NERCO, dated December 21, 1993.
 10.4*   Employment Agreement by and between NE Restaurant Company Limited
         Partnership, NE Restaurant (Glastonbury) Limited Partnership and NE
         Restaurant (Cambridge) Limited Partnership (collectively, the
         "Partnerships"), the respective general partners of the Partnerships,
         NERCO, NE Restaurant (Connecticut), Inc. and NE Restaurant
         (Cambridge), Inc. and Dennis D. Pedra, dated September 30, 1991 (the
         "Pedra Employment Agreement").
 10.5*   Employment Agreement by and between NE Restaurant Company Limited
         Partnership, NE Restaurant (Glastonbury) Limited Partnership and NE
         Restaurant (Cambridge)
         Limited Partnership (collectively, the "Partnerships"), the respective general partners of the Partnerships, NERCO, NE Restaurant
         (Connecticut), Inc. and NE Restaurant (Cambridge), Inc. and Paul V.
         Hoagland, dated September 30, 1991 (the "Hoagland Employment
         Agreement").
 10.6*   Amendment to the Pedra Employment Agreement, dated December 31, 1993.
 10.7*   Amendment to the Hoagland Employment Agreement, dated December 31,
         1993.
 10.8**  Chili's Grill & Bar Restaurant Development Agreement, dated May 17,
         1994 between Brinker International, Inc. and NERCO (including form of
         Franchise Agreement).
 10.9**  On The Border Restaurant Development Agreement, dated June 23, 1997 between Brinker International, Inc. and NERCO (including form of
         Franchise Agreement).

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 10.10** Lease of Headquarters of the Company at 80A Turnpike Road,
         Westborough, Massachusetts.
 10.11*  Form of Credit Agreement among BankBoston, N.A., Chase Bank of Texas,
         N.A., NERCO, the Guarantors and Bertucci's of Montgomery County, Inc.,
         dated as of July 21, 1998.
 10.12*  Form of Management Incentive Agreement.
 12.1*   Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
 21.1*   Subsidiaries of Registrant.
 23.1*   Consent of Arthur Andersen LLP.
 23.2**  Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1).
 24.1*   Power of Attorney of certain officers and directors of NERCO (included in signature page).
 25.1**  Form T-1 Statement of Eligibility of U.S. Trust to act as Trustee
         under the Indenture.
 27.1**  Financial Data Schedule.
 99.1**  Form of Letter of Transmittal.
 99.2**  Form of Notice of Guaranteed Delivery.
 99.3**  Form of Letter to Nominees.
 99.4**  Form of Letter to Clients.
 99.5**  Form of Guidelines for Certification of Taxpayer Identification Number
         on Substitute Form W-9.

--------
 * Filed herewith
** To be filed by amendment

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